.UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

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MGIC Investment Corporation
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MGIC Investment Corporation

        March 20, 2020

Dear Shareholder:

It is my pleasure to invite you to attend our Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, April 23, 2020, at our headquarters in Milwaukee, Wisconsin.

At our meeting, we will ask shareholders to vote on the following matters:

Notice of 2020 Annual Meeting and Proxy Statement
•    election of thirteen directors,
•    an advisory vote to approve our executive compensation,
• approval of the MGIC Investment Corporation 2020 Omnibus Incentive Plan,
•    ratification of PricewaterhouseCoopers LLP's appointment as our independent registered public accounting firm for 2020, and
•    any other matters that properly come before the meeting.

We may also report on our business, which in 2019, produced exceptional financial results. Our results are described in this Proxy Statement and in our Annual Report to Shareholders.

2019 Annual Report to Shareholders
Your vote is important. Even if you plan to attend the meeting, we encourage you to vote as soon as possible. You may vote by telephone, online or by mail. Please read our Proxy Statement for more information about our meeting and the voting process.

Timothy J. Mattke Chief Executive Officer

IMPORTANT VOTING INFORMATION

If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, you will have received a voting instruction form from that nominee containing instructions that you must follow in order for your shares to be voted. If you do not transmit your voting instructions before the Annual Meeting, your nominee can vote on your behalf only on the matter considered to be routine, which is the ratification of the appointment of our independent registered public accounting firm.

The election of directors, advisory vote to approve our executive compensation, and vote to approve our 2020 Omnibus Incentive Plan are NOT considered routine. Your nominee is not permitted to vote on your behalf on such matters unless you provide specific instructions by following the instructions from your nominee about voting your shares. For your vote to be counted on such matters, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of MGIC Investment Corporation. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in MGIC Investment Corporation.

More Information is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other nominee through which you hold your shares. The Securities and Exchange Commission (“SEC”) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact our Investor Relations personnel at (414) 347-6480.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2020

Our Proxy Statement and 2019 Annual Report to Shareholders are available at https://materials.proxyvote.com/552848. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via telephone, online, or by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. No postage is required if your proxy card or voting instruction form is mailed in the United States. If you attend the meeting and are a holder of record entitled to vote, you may vote in person, even if you have previously voted by telephone, online or by mailing your proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

MGIC INVESTMENT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of MGIC Investment Corporation will be held at 270 East Kilbourn Avenue in Milwaukee, Wisconsin, on April 23, 2020, at 9:00 a.m., to vote on the following matters:

(1)	Election of the thirteen directors named in the Proxy Statement, each for a term ending at the Annual Meeting in 2021;

(2)    An advisory vote to approve our executive compensation;

(3)    Approval of our 2020 Omnibus Incentive Plan;

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and

(5)    Any other matters that properly come before the meeting.

Only shareholders of record at the close of business on March 6, 2020, will be entitled to vote at the Annual Meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors

Paula C. Maggio, Secretary
March 20, 2020

YOUR VOTE IS IMPORTANT PLEASE PROMPTLY VOTE VIA TELEPHONE, ONLINE OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM

PROXY SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information you should consider. Please review the Company’s complete Proxy Statement before voting. Please refer to our Glossary of Terms and Acronyms in Appendix A to this Proxy Statement for definitions of certain capitalized terms.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Voting Matter	More Information	Board Vote Recommendation
1	Election of Thirteen Director Nominees	Page 26	FOR each Director Nominee
2	Advisory Vote on Executive Compensation	Page 29	FOR
3	Approval of 2020 Omnibus Incentive Plan	Page 68	FOR
4	Ratification of Independent Registered Public Accounting Firm	Page 78	FOR

OUR 2019 BUSINESS STRATEGIES AND HIGHLIGHTS

Through our subsidiary, Mortgage Guaranty Insurance Corporation ("MGIC"), we are a leading provider of mortgage insurance to lenders throughout the United States and to Fannie Mae and Freddie Mac (the “GSEs”). Our 2019 business strategies were to 1) prudently grow insurance in force, 2) pursue new business opportunities that meet our return objectives, 3) preserve and expand our role and that of the private mortgage insurance industry in housing finance policy, 4) manage and deploy capital to optimize the creation of shareholder value and 5) expand and develop the talents of our co-workers. As we discuss in the Compensation Discussion & Analysis section of this Proxy Statement, the compensation of our NEOs is directly tied to our financial performance and performance against these business strategies.

In 2019, we continued to deliver outstanding results for our shareholders, with revenues of $1.2 billion, net income of $673.8 million and strong performance against the following metrics. These metrics, among others, were considered when determining the 2019 bonuses of our NEOs.

(1)
This is a non-GAAP measure of performance. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.

(2)	Direct new insurance written (before the effects of reinsurance).

(3)	Direct primary insurance in force (before the effects of reinsurance), which is an important driver of our future premiums.

MGIC Investment Corporation – 2020 Proxy Statement │ 1

PROXY SUMMARY

In addition to strong performance against financial metrics, we also performed well relative to our business strategies, including those listed below.

Business Strategy		Results
Capital Position - Manage and deploy capital to optimize creation of shareholder value.	»
Executed a $316 million insurance linked note transaction, our second such post-financial crisis transaction, which provides an alternative source of capital, and enables the Company to enhance its returns and better manage its risk profile.
Increased dividends from MGIC to our holding company from $220 million in 2018 to $280 million in 2019.
Re-started the payment of quarterly dividends by our holding company, after having suspended such payments during the financial crisis.
Repurchased 8.7 million shares of our common stock, returning $114 million to shareholders.
MGIC received an upgrade in its financial strength rating from Moody's Investors Service (from Baa2 to Baa1).

Developing Co-Workers - Develop and diversify the talents of co-workers.	»
Executed on the Company's succession plan for key roles in the organization, including Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Chief Risk Officer, promoting all such officers from within the organization.
Delivered training workshops designed to build strategic capabilities which enhance performance.
Continued to enhance career developments, talent analytics and financial health capabilities for employees.

Role in Housing Finance Industry - Preserve and expand the role of the Company and private mortgage insurance in housing finance policy.	»
Held leadership roles in key trade association working groups.
Continued to enhance the reputation of the Company and the industry relative to changing housing finance policy and a broader role for private mortgage insurance.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

We have always been committed to helping people live better lives through attainable homeownership and we have been a generous, committed and responsible citizen of our own home, Milwaukee.  We are proud that our commitment to these values has been recognized through the following awards:

•	2019 Top 100 Workplaces in Southeastern Wisconsin winner (Journal Sentinel, Inc.). MGIC has been the recipient of this award for ten consecutive years, one of only 13 companies to have achieved this.

•
2018 Well Workplace Platinum Award (Wellness Council of America).  The Platinum Award is the highest honor presented and is awarded to an organization recognized for its leadership and innovative commitment to the health and well-being of its employees.  MGIC was one of 10 companies nationwide to receive the Platinum Award.

•	Eddy Award (Pension & Investments). MGIC was recognized with a 2019 first place award for “Pre-Retirement Preparation for Employees.”

You can read more about our focus on and commitment to ESG initiatives in our 2020 Environmental, Social and Governance Report published on our website. We are not including the information contained in that report as a part of, or incorporating it by reference into, this Proxy Statement.

2 │ MGIC Investment Corporation – 2020 Proxy Statement

PROXY SUMMARY

OUR BOARD NOMINEES

Name	Age(1)	Director Since	Primary Occupation	Independent	Committee Memberships
Daniel A. Arrigoni	69	2013	Former President and CEO of U.S. Bank Home Mortgage Corp.	✓	• Audit • Risk Management
C. Edward Chaplin	63	2014	Corporate Director; Former President and CFO of MBIA Inc.	✓	• Risk Management • Securities Investment
Curt S. Culver	67	1999	Chairman of the Board Former CEO of MGIC Investment Corp.		• Executive
Jay C. Hartzell ª	50	2019	Dean of the McCombs School of Business at the University of Texas at Austin	✓	• Audit • Risk Management
Timothy A. Holt ª	66	2012	Corporate Director; Former SVP and Chief Investment Officer of Aetna, Inc.	✓	• Audit • Securities Investment (C)
Kenneth M. Jastrow, II	72	1994	Lead Independent Director Corporate Director and Private Investor; Former Chairman & CEO of Temple-Inland Inc.	✓	• Executive • MDNG * (C)
Jodeen A. Kozlak	56	2018	Founder and CEO of Kozlak Capital Partners, LLC. Former Global SVP of Human Resources of Alibaba Group	✓	• MDNG * • Securities Investment
Michael E. Lehman ª	69	2001	Special Advisor to the Chancellor of the University of Wisconsin and Interim Chief Operating Officer of the Wisconsin School of Business; Former EVP and CFO of Sun Microsystems, Inc.	✓	• Audit (C) • MDNG *
Melissa B. Lora ª	57	2018	Corporate Director; Former President of Taco Bell International	✓	• Audit • MDNG*
Timothy J. Mattke	44	2019	CEO of MGIC Investment Corp.		• Executive (C)
Gary A. Poliner	66	2013	Corporate Director; Former President of The Northwestern Mutual Life Insurance Company	✓	• Audit • Risk Management (C) • Securities Investment
Sheryl L. Sculley ª	67	2019	Corporate Director, Former City Manager of the City of San Antonio, Texas	✓	• Audit • Securities Investment
Mark M. Zandi	60	2010	Chief Economist of Moody's Analytics, Inc.	✓	• Risk Management
ª =	Audit Committee Financial Expert
* =	Management Development, Nominating and Governance Committee
C =	Committee Chair
(1)	As of March 6, 2020

MGIC Investment Corporation – 2020 Proxy Statement │ 3

PROXY SUMMARY

COMPENSATION HIGHLIGHTS

Pay Mix. At-risk performance-based compensation represented a large percentage of our CEOs' 2019 total direct compensation (TDC): it represented 86.4% of our former CEO's actual TDC and 61.7% of our current CEO's actual TDC. Excluding the time-vested long-term equity awards granted to our current CEO upon his election to that position (discussed below under "Leadership Transition" in our CD&A), which are not part of our standard long-term equity program, 80% of our current CEO's actual 2019 TDC was at-risk performance-based compensation.

Former CEO 2019 Pay Mix (% of TDC)
At-Risk Performance-Based Pay: 86.4%

Current CEO 2019 Pay Mix (% of TDC)
At-Risk Performance-Based Pay: 61.7%

Recent Changes. At our 2017, 2018 and 2019 Annual Meetings, more than 95% of the Say on Pay votes cast were in support of the compensation of our NEOs. We view these voting results as confirmation of shareholder support of our executive compensation program and made few changes for 2018 and 2019. However, in response to feedback from an advisor to certain of our shareholders, we reduced the number of metrics used to determine the 2018 and 2019 bonuses of our NEOs to five from ten that we had used in 2017. For more information about the metrics used to determine bonuses, see "Components of our Executive Compensation Program – Annual Bonus" in our CD&A.

4 │ MGIC Investment Corporation – 2020 Proxy Statement

MGIC Investment Corporation P.O. Box 488 MGIC Plaza, 270 East Kilbourn Avenue Milwaukee, WI 53201

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, April 23, 2020, at 270 East Kilbourn Avenue, Milwaukee, Wisconsin, and at any postponement or adjournment of the meeting. In this Proxy Statement we sometimes refer to MGIC Investment Corporation as “the Company,” “we” or “us.” This Proxy Statement and the enclosed form of proxy are being mailed to shareholders beginning on March 20, 2020. If you have any questions about attending our Annual Meeting, you can call our Investor Relations personnel at (414) 347-6480.

ABOUT THE MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act on the matters outlined in our notice of meeting preceding the Table of Contents, including election of the thirteen directors named in the Proxy Statement, an advisory vote to approve our executive compensation, approval of our 2020 Omnibus Incentive Plan, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020, and any other matters that properly come before the meeting. In addition, management will report on our performance during the last year and, after the meeting, respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 6, 2020, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. For each share of Common Stock for which you were shareholder of record on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 340,860,286 shares of Common Stock were entitled to vote.

What is a proxy?

A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

How do I vote my shares?

“Street Name” Holders: If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, your broker, bank or nominee has enclosed or provided a voting instruction form for you to use to direct the broker, bank or nominee how to vote your shares. Certain of these institutions offer telephone and online voting.

MGIC Investment Corporation – 2020 Proxy Statement │ 5

ABOUT THE MEETING AND PROXY MATERIALS

Shareholders of Record: If you are a shareholder of record, meaning your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you may vote your shares in one of three ways:

•	By Telephone — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from other countries, and follow the instructions. Have your proxy card available when you call.

•	Online — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

•	By Mail — You may submit a proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope.
If you attend the meeting, you may withdraw your proxy and vote your shares in person.

Participants in our Profit Sharing and Savings Plan: If you hold shares as a participant in our Profit Sharing and Savings Plan, you may instruct the plan trustee how to vote those shares in any one of three ways:

•	By Telephone — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from other countries, and follow the instructions. Have your proxy card available when you call.

•	Online — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

•	By Mail — You may submit a proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope.
The plan trustee will vote shares held in your account in accordance with your instructions and the plan terms. The plan trustee will only vote the shares for you if your instructions are received at least three business days before the Annual Meeting date.

Please contact our Investor Relations personnel at (414) 347-6480 if you would like information about attending the Annual Meeting and voting in person. At our meeting, you may be asked to show some form of identification (such as your driver's license).

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, you can revoke your proxy by advising our corporate Secretary in a writing that is received by her at any time before your shares are voted, by granting a new proxy with a later date, or by voting in person at the meeting. If your shares are held in street name by a broker, bank or nominee, or in our Profit Sharing and Savings Plan, you must follow the instructions of the broker, bank, nominee or plan trustee on how to change your vote.

How are the votes counted?

A quorum is necessary to hold the meeting and will exist if a majority of the 340,860,286 shares of Common Stock entitled to vote as of the record date are represented, in person or by proxy, at the meeting. Votes cast by proxy or in person at the meeting will be counted by American Stock Transfer & Trust Company, LLC, which has been appointed by our Board to act as inspector of election for the meeting. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain “broker non-votes” as to one or more items.

“Broker non-votes” occur when a broker or other nominee does not vote on a particular matter because the broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and has not

6 │ MGIC Investment Corporation – 2020 Proxy Statement

ABOUT THE MEETING AND PROXY MATERIALS

received such instructions. Broker non-votes will not be counted as votes for or against any matter. Brokers and other nominees have discretionary authority to vote shares without instructions from the beneficial owner of the shares only for matters considered routine. For the 2020 Annual Meeting, nominees will only have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm without instructions from the beneficial owner.

What are the Board’s recommendations?

Our Board of Directors recommends a vote FOR all of the nominees for director (Item 1), FOR approval of our executive compensation (Item 2), FOR approval of our 2020 Omnibus Incentive Plan (Item 3) and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 (Item 4).

If you sign and return a proxy card or voting instruction form without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendations of the Board for all Items and in their best judgment on any other matters that properly come before the meeting.

Will any other items be acted upon at the Annual Meeting?

The Board does not know of any other business to be presented at the Annual Meeting. No shareholder proposals will be presented at this year’s Annual Meeting.

What are the deadlines for submission of shareholder proposals for the next Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future Annual Meetings by following the SEC’s rules. Proposals intended for inclusion in next year’s proxy materials must be received by our Secretary no later than November 20, 2020.

Under our Amended and Restated Bylaws (“Bylaws”), a shareholder who wants to bring business before the Annual Meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to our corporate Secretary in accordance with the procedures contained in our Bylaws. For the 2021 Annual Meeting, the notice must be received by the Secretary no later than February 3, 2021, and no earlier than January 9, 2021. For director nominations, the notice must comply with our Bylaws and provide the information required to be included in the Proxy Statement for individuals nominated by our Board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the shareholder in the matter, and include other information required by our Bylaws.

Who pays to prepare, mail and solicit the proxies?

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our employees may solicit proxies by telephone, email, facsimile or personal interview. We have also engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $14,000, plus expenses such as charges by brokers, banks and other nominees to forward proxy materials to the beneficial owners of our Common Stock.

MGIC Investment Corporation – 2020 Proxy Statement │ 7

STOCK OWNERSHIP

The following table shows the amount of our Common Stock held by persons who were beneficial owners of more than 5% of our shares as of December 31, 2019, based on information filed with the SEC. The "Percent of Class" reflects the percentage of our Common Stock outstanding as of March 6, 2020 represented by such shares.

Name	Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard, Malvern, PA 19355	35,323,266	10.4%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10055	17,966,749	5.3%

(1)
The Vanguard Group, Inc. reported ownership as of December 31, 2019, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 35,134,288 shares and shared dispositive power for 188,978 shares. It further reported that it had sole voting power for 184,013 shares and shared voting power for 54,502 shares.

(2)
BlackRock, Inc. reported ownership as of December 31, 2019, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 17,966,749 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 16,459,007 shares and shared voting power for no shares.

8 │ MGIC Investment Corporation – 2020 Proxy Statement

STOCK OWNERSHIP

The following table shows the amount of our Common Stock beneficially owned by each of our directors, director nominees and NEOs, and by all directors and executive officers as a group, as of March 6, 2020. Unless otherwise noted, the persons listed in the table have sole voting and investment power over their shares.

Name of Beneficial Owner	Common Stock Owned Directly(1)	Common Stock Owned Indirectly(2)	Restricted Stock and Common Stock Underlying RSUs(3)	Total Number of Shares Beneficially Owned	Director Deferred Stock Units / Additional Underlying Units	Total Shares Beneficially Owned Plus Underlying Units
Daniel A. Arrigoni	—	25,000	—	25,000	7,394(4)	32,394
Cassandra C. Carr	5,000	—	—	5,000	30,711(4)	35,711
C. Edward Chaplin	10,000	—	—	10,000	50,727(4)	60,727
Curt S. Culver	11,504	1,238,818	—	1,250,322	7,394(4)	1,257,716
Jay C. Hartzell	—	—	—	—	9,240(4)	9,240
Timothy A. Holt	20,000	—	—	20,000	75,217(4)	95,217
Kenneth M. Jastrow, II	1,146	—	31,552	32,698	37,947(4)	70,645
Jodeen A. Kozlak	—	—	—	—	13,322(4)	13,322
Michael E. Lehman	26,939	—	3,050	29,989	8,794(4)	38,783
Melissa B. Lora	—	—	—	—	22,474(4)	22,474
Gary A. Poliner	—	—	—	—	126,372(4)	126,372
Sheryl L. Sculley	—	—	—	—	9,240(4)	9,240
Mark M. Zandi	—	—	—	—	49,477(4)	49,477
Timothy M. Mattke	327,321	873	—	328,194	615,600(5)	943,794
Salvatore A. Miosi	169,602	2,416	—	172,018	483,600(5)	655,618
Nathaniel H. Colson	4,875	—	—	4,875	135,782(5)	140,657
James J. Hughes	—	178,759	—	178,759	371,100(5)	549,859
Paula C. Maggio	3,712	—	—	3,712	241,334(5)	245,046
Patrick Sinks(7)	632,946	10,706	—	643,652	658,000(5)	1,301,652
Stephen Mackey	56,007	—	—	56,007	—	56,007
All Directors and Executive Officers as a Group (20 Persons)	617,358	1,445,866	34,602	2,097,826(6)	2,506,925	4,604,751

(1)	Includes shares for which investment power is shared as follows: all directors and executive officers as a group — 29,389.

(2)	Includes:

•
Shares held in our Profit Sharing and Savings Plan as follows: Mr. Sinks — 10,706; Mr. Mattke — 873; Mr. Miosi — 2,416; and all executive officers as a group — 3,289 (Mr. Sinks was not an executive officer as of March 6, 2020).

•	Shares held by a family trust affiliated with: Mr. Arrigoni — 25,000; Mr. Culver — 981,755; Mr. Hughes — 178,759; and all directors and executive officers as a group — 1,185,514.

•	Shares held by a Foundation for which Mr. Culver has no pecuniary interest but shares voting and dispositive power — 257,063.

(3)	Includes:

•
Shares underlying RSUs that were issued to our non-management directors pursuant to our former RSU award program (See “Compensation of Directors — Former RSU Award Program” in our 2015 Proxy Statement filed with the SEC on March 24, 2015 (“our 2015 Proxy Statement”)) and could be settled in shares of Common Stock within 60 days of the record date as follows: Mr. Jastrow — 3,050 and Mr. Lehman — 3,050. Directors have neither voting nor investment power over the shares underlying any of these units.

•
19,769 shares underlying RSUs that are held by Mr. Jastrow under the Deposit Share Program for Non-Employee Directors under our 2002 Stock Incentive Plan (See “Compensation of Directors — Former Deposit Share Program” in our 2015 Proxy Statement) and could be settled in shares of Common Stock within 60 days of the record date. Mr. Jastrow has neither voting nor investment power over the shares underlying any of these units.

•
6,733 shares of restricted stock that Mr. Jastrow held under the Deposit Share Program for Non-Employee Directors under our 1991 and 2002 Stock Incentive Plans. Mr. Jastrow has sole voting power and no investment power over these shares.

•
2,000 shares held by Mr. Jastrow under our 1993 Restricted Stock Plan for Non-Employee Directors. (See “Compensation of Directors — Former Restricted Stock Plan” in our 2015 Proxy Statement). Mr. Jastrow has sole voting power and no investment power over these shares.

MGIC Investment Corporation – 2020 Proxy Statement │ 9

STOCK OWNERSHIP

(4)
Represents share equivalents held under our Deferred Compensation Plan for Non-Employee Directors (See “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units” below) over which the directors have neither voting nor investment power. For all directors as a group — 448,309.

(5)	Represents shares underlying stock-settled RSUs that cannot be settled in Common Stock within 60 days of the record date. For all executive officers as a group — 2,058,616.

(6)
As of March 6, 2020, no individual director or executive officer beneficially owned more than 1% of the Common Stock outstanding, and all directors and executive officers as a group beneficially owned less than 1% of the shares of Common Stock outstanding.

(7)	Reflects ownership as of retirement date of January 31, 2020, adjusted to reflect known March 4, 2020 vesting of RSUs.

10 │ MGIC Investment Corporation – 2020 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors oversees the management of the Company and our business. The Board selects our CEO and in conjunction with our CEO selects the rest of our senior management team, which is responsible for operating our business.

Corporate Governance Guidelines and Code of Business Conduct

The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Guidelines cover the Board’s composition, leadership, meeting process, director independence, Board membership criteria, committee structure, succession planning and director compensation. Among other things, the Board meets in executive session outside the presence of any member of our management after at least two Board meetings annually at which directors are present in person and at any additional times determined by the Board or the Lead Director. Mr. Jastrow presides at these sessions and has served as the Board’s Lead Director since the position was created in October 2009. See “ — Board Leadership” for information about the Lead Director’s responsibilities and authority. The Corporate Governance Guidelines provide that a director shall not be nominated by the Board for re‑election if at the date of the Annual Meeting of Shareholders, the director is age 74 or more. The Corporate Governance Guidelines also provide that a director who retires from his principal employment or joins a new employer shall offer to resign from the Board. Unless the Board determines that a Chief Executive Officer who is Chairman of the Board should continue as Chairman of the Board after his or her tenure as Chief Executive Officer, a director who is an officer of the Company or a subsidiary and leaves the Company shall resign from the Board. In 2014, the Board determined that Mr. Culver should become non-executive Chairman of the Board upon retirement from his position as Chief Executive Officer in 2015. In connection with Mr. Sinks stepping down from his role as our President and Chief Executive Officer in 2019 and his 2020 retirement from the Company, in 2019, Mr. Sinks resigned from the Board.

We have a Code of Business Conduct emphasizing our commitment to conducting our business in accordance with legal requirements and high ethical standards. The Code applies to all employees, including our executive officers, and specified portions are applicable to our directors. Certain portions of the Code that apply to transactions with our executive officers, directors, and their immediate family members are described under “Other Matters – Related Person Transactions” below. These descriptions are subject to the actual terms of the Code.

Our Corporate Governance Guidelines and our Code of Business Conduct are available on our website (http://mtg.mgic.com) under the “Leadership & Governance; Documents” links. Written copies of these documents are available to any shareholder who submits a written request to our Secretary. We intend to disclose on our website any waivers from, or amendments to, our Code of Business Conduct that are subject to disclosure under applicable rules and regulations.

Director Independence

Our Corporate Governance Guidelines regarding director independence provide that a director is not independent if the director has any specified disqualifying relationship with us. The disqualifying relationships are equivalent to those of the independence rules of the New York Stock Exchange (“NYSE”), except that our disqualification for board interlocks is more stringent than under the NYSE rules. Also, for a director to be independent under the Guidelines, the director may not have any material relationship with us. For purposes of determining whether a disqualifying or material relationship exists, we consider relationships with MGIC Investment Corporation and its consolidated subsidiaries.

The Board has determined that all of our directors except for Mr. Culver, our former CEO, and Mr. Mattke, our current CEO, are independent under the Guidelines and the NYSE rules. The Board made its independence determinations by considering whether any disqualifying relationships existed during the periods specified under the Guidelines and the NYSE rules. To determine that there were no material relationships, the Board applied categorical standards that it had adopted and incorporated into our Corporate Governance Guidelines. All independent directors met these standards.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Under these standards, a director is not independent if payments under transactions between us and a company of which the director is an executive officer or 10% or greater owner exceeded the greater of $1 million or 1% of the other company’s gross revenues. Payments made to and payments made by us are considered separately, and this quantitative threshold is applied to transactions that occurred in the three most recent fiscal years of the other company. Also under these standards, a director is not independent if during our last three fiscal years the director:

•	was an executive officer of a charity to which we made contributions,

•	was an executive officer or member of a law firm or investment banking firm providing services to us, or

•	received any direct compensation from us other than as a director, or if during such period a member of the director’s immediate family received compensation from us.

In making its independence determinations, the Board considered payments we made to Moody’s Analytics (of which Dr. Zandi is an executive officer) for research and subscription services for Moody’s Economy.com and related publications, and payments to Moody’s Investors Service for credit rating services. These transactions were below the quantitative threshold contained in our Corporate Governance Guidelines and were entered into in the ordinary course of business by us, Moody’s Analytics and Moody’s Investors Service.

Board Leadership

Mr. Culver serves as non-executive Chairman of the Board and Mr. Jastrow serves as Lead Director. Under this structure, the Chairman chairs Board meetings, where the Board discussion includes strategic and business issues. The Board believes that this approach makes sense at this time because Mr. Culver, as our former CEO, is very familiar with our business and strategic plans as reviewed by the Board. Mr. Culver has been with us since 1985, and served as Chief Executive Officer from 2000 until his retirement in 2015, when he became our non-executive Chairman of the Board.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board maintains the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Jastrow has served as the Lead Director since the position was established in 2009. The Lead Director’s responsibilities and authority include:

•	presiding at all meetings of the Board at which the Chairman is not present;

•
having the authority to call and lead executive sessions of directors without the presence of any director who is an officer (or if determined by the Board, a former officer) (the Board meets in executive session after at least two Board meetings each year);

•	serving as a conduit between the CEO and the independent directors to the extent requested by the independent directors;

•	serving as a conduit for the Board’s informational needs, including proposing topics for Board meeting agendas; and

•	being available, if requested by major shareholders, for consultation and communication.

The Board believes that a leader intimately familiar with our business and strategic plans serving as Chairman, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. The Board reviews periodically the structure of the Board and the Board’s leadership.

Communicating with the Board

Shareholders and other interested persons can communicate with members of the Board, non-management members of the Board as a group or the Lead Director, by sending a written communication to our Secretary, addressed to: MGIC Investment Corporation, Secretary, P.O. Box 488, Milwaukee, WI 53201. The Secretary will pass along any such communication, other than a solicitation for a product or service, to the Lead Director.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Selection

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Management Development, Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.

The Management Development, Nominating and Governance Committee is responsible for developing Board membership criteria and recommending these criteria to the Board. The criteria, which are set forth in our Corporate Governance Guidelines, include an inquiring and independent mind, sound and considered judgment, high standards of ethical conduct and integrity, well-respected experience at senior levels of business, academia, government or other fields, ability to commit sufficient time and attention to Board activities, anticipated tenure on the Board, and whether an individual will enable the Board to continue to have a substantial majority of independent directors. In addition, the Management Development, Nominating and Governance Committee in conjunction with the Board periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. The Management Development, Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and enable the Board to have access to a diverse body of talent and expertise relevant to our activities. The Committee’s and the Board’s evaluation of the Board’s composition enables the Board to consider the skills and experience it seeks in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of the Board’s efforts at pursuing diversity. In identifying director candidates from time to time, the Management Development, Nominating and Governance Committee may establish specific skills and experience that it believes we should seek in order to constitute a balanced and effective board.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The table below summarizes certain skills and experiences considered important by the Board and how those skills and experiences are represented in the board members standing for election at the Annual Meeting of Shareholders.

Skills and Experience	Relevance to MGIC	Board Composition
Accounting	We operate in a complex financial and regulatory environment.
Chief Executive Officer	Experience at the highest level of an organization provides expertise that will foster participation in the development and implementation of the Company's business strategies.
Financial	Knowledge of finance or financial reporting and experience with debt and capital markets transactions is important to executing our business strategies.
Human Resources	As a financial services firm, human capital represents an important asset. Knowledge of human resources matters is important to executing our business strategies.
Insurance	Insurance industry experience provides understanding of our business and strategies.
Investments	We manage a large and long-term investment portfolio to support our obligations to pay future claims of our policyholders.
Public Company Executive Experience	As a complex, publicly-held company, practical insight into shareholder concerns and governance matters is important.
Regulatory / Public Affairs	Our business requires compliance with a variety of federal, state and GSE requirements, and involves relationships with various government and non-government organizations.
Housing Markets / Risk Management	A main component of our business involves taking and managing risk associated with the housing markets.
Technology / Cyber	We continue to undergo a business process transformation involving upgrades to our technology and to manage our cybersecurity risks.

We have continued to refresh and diversify our Board over the last five years as four new independent directors joined our Board, two directors did not stand for re-election, our new CEO joined the Board and our former CEO retired from the Board. Ms. Carr is not standing for re-election at our 2020 Annual Meeting due to the age-related retirement policy in our Corporate Governance Guidelines. The following charts reflect the tenure, ages and diversity of the board members standing for election at the Annual Meeting of Shareholders.

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COMMITTEE MEMBERSHIP AND MEETINGS

The Board of Directors held six meetings during 2019. Each director serving in 2019 attended at least 75% of the meetings of the Board and committees of the Board on which he or she served. The Annual Meeting of Shareholders is scheduled in conjunction with a Board meeting and, as a result, directors are expected to attend the Annual Meeting. All of our directors serving on the Board at that time attended the 2019 Annual Meeting of Shareholders.

The Board has five standing committees: Audit; Management Development, Nominating and Governance; Risk Management; Securities Investment; and Executive. Information regarding these committees is provided below. Each of the Audit; Management Development, Nominating and Governance; Risk Management and Securities Investment Committees consists entirely of independent directors and the charters for those committees are available on our website (http://mtg.mgic.com) under the “Leadership & Governance; Documents” links. Written copies of these charters are available to any shareholder who submits a written request to our Secretary. The functions of the Executive Committee are established under our Bylaws and are described below.

Current committee membership and the number of 2019 committee meetings are set forth below.

	Audit	Executive	Management Development, Nominating and Governance	Risk Management	Securities Investment
Daniel A. Arrigoni	●			●
Cassandra C. Carr(1)			●	●
C. Edward Chaplin				●	●
Curt S. Culver		●
Jay C. Hartzell	●			●
Timothy A. Holt	●				C
Kenneth M. Jastrow, II		●	C
Jodeen A. Kozlak			●		●
Michael E. Lehman	C		●
Melissa B. Lora	●		●
Timothy J. Mattke		C
Gary A. Poliner	●			C	●
Sheryl L. Sculley	●				●
Mark M. Zandi				●
2019 Meetings	14	0	4	4	6
C = Chairman
(1) Ms. Carr is not standing for re-election at our 2020 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation’s financial statements; the effectiveness of its system of internal controls; the qualifications, independence and performance of its independent accountants; the performance of its internal audit function; and its compliance with legal, regulatory and non-financial GSE requirements. The Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

All members of the Audit Committee meet the heightened independence criteria that apply to Audit Committee members under SEC and NYSE rules. The Board has determined that Messrs. Hartzell, Holt and Lehman and Mses. Lora and Sculley are “audit committee financial experts” as defined in SEC rules.

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COMMITTEE MEMBERSHIP AND MEETINGS

Management Development, Nominating and Governance Committee

The Management Development, Nominating and Governance Committee is responsible for overseeing our executive compensation program, including approving corporate goals relating to compensation for our CEO, determining our CEO’s annual compensation and approving compensation for our other senior executives. The Committee also makes recommendations to the Board regarding the compensation of directors. The Committee may delegate its responsibilities to subcommittees of the Committee.

The Committee receives information that includes: detailed breakdowns of the compensation of the NEOs, the amount, if any, that our NEOs realized in at least the previous five years pursuant to sales of shares awarded under equity grants; the total amount of stock and RSUs held by each NEO (RSUs are sometimes referred to in this Proxy Statement as “restricted equity”); and the other compensation information disclosed in this Proxy Statement under the SEC’s rules. The Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

The Committee has retained Frederic W. Cook & Co. (the “Compensation Consultant”), a nationally recognized executive compensation consulting firm, to advise it. The Committee retains the Compensation Consultant to, among other things, help it evaluate and oversee our executive compensation program and review the compensation of our directors. The scope of the Compensation Consultant’s services during 2019 is described under “Role of the Compensation Consultant” in our Compensation Discussion and Analysis below. In providing its services to the Committee, the Compensation Consultant regularly interacts with our senior management. The Compensation Consultant does not provide any services to us, other than the consulting services noted above. The Committee has assessed the independence of the Compensation Consultant pursuant to SEC and NYSE rules and concluded that its work for the Committee does not raise any conflict of interest.

The Committee also evaluates the annual performance of the CEO, oversees the CEO succession planning process, and makes recommendations to the Board to fill open director and committee member positions. In addition, the Committee reviews our Corporate Governance Guidelines and oversees the Board’s self-evaluation process. Finally, the Committee identifies new director candidates through recommendations from Committee members, other Board members and our executive officers, and will consider candidates who are recommended by shareholders.

Shareholders may recommend a director candidate for consideration by the Committee by submitting background information about the candidate, a description of his or her qualifications and the candidate’s consent to being recommended as a candidate. If the candidate is to be considered for nomination at the next annual shareholders meeting, the submission must be received by our corporate Secretary in writing no later than November 20, 2020. Information on shareholder nominations is provided under “About the Meeting and Proxy Materials” in response to the question “What are the deadlines for submission of shareholder proposals for the next Annual Meeting?”

The Committee evaluates new director candidates under the criteria described under “Director Selection” as well as other factors the Committee deems relevant, through background reviews, input from other members of the Board and our executive officers, and personal interviews with the candidates attended by at least the Committee Chair. The Committee will evaluate any director candidates recommended by shareholders using the same process and criteria that apply to candidates from other sources.

All members of the Management Development, Nominating and Governance Committee meet the heightened independence criteria that apply to compensation committee members under SEC and NYSE rules.

Risk Management Committee

The Risk Management Committee assists the Board in overseeing the Company's enterprise risk management framework, including the Company's risk appetite on an enterprise-wide basis, and in overseeing certain key risks, including mortgage

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COMMITTEE MEMBERSHIP AND MEETINGS

credit risk. In connection with its oversight of mortgage credit risk, the Committee monitors the performance of the Company's insured books of business and the principal factors affecting their performance; it discusses the Company's products, including premium rates, returns, underwriting guidelines and quality controls, and external reinsurance programs; and it reviews the insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company, the Company’s relationships with residential mortgage lenders and mortgage investors, regulatory and GSE capital requirements, and lender, GSE and government programs. The Risk Management Committee supports the Board’s role in overseeing other risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

Securities Investment Committee

The Securities Investment Committee oversees management of our investment portfolio and the investment portfolios of the Company’s employee benefit plans by those persons (employees of the Company or external asset managers) who are managing such assets on a day-to-day basis. The Committee also makes recommendations to the Board with respect to our retirement benefit plans that are available to employees generally, capital management (other than external reinsurance), including repurchase of common stock and debt, and external funding. Finally, the Committee supports the Board’s role in overseeing the risks facing the Company, as described in more detail below under “Board Oversight of Risk.”

Executive Committee

The Executive Committee provides an alternative to convening a meeting of the entire Board should a matter arise between Board meetings that requires Board authorization. The Committee is established under our Bylaws and has all authority that the Board may exercise with the exception of certain matters that under the Wisconsin Business Corporation Law are reserved to the Board itself.

Board Oversight of Risk

Our senior management is charged with identifying and managing the risks facing our business and operations. The Board of Directors is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the full Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board periodically considers risk throughout the year and also with respect to specific proposed actions.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following four committees play significant roles in carrying out the risk oversight function.

•
The Management Development, Nominating and Governance Committee evaluates the incentives and risks associated with our compensation philosophy and programs, and oversees operational risks related to human resources.

•
The Risk Management Committee assists the Board in overseeing the Company's enterprise risk management framework, including the Company's risk appetite on an enterprise-wide basis, and in overseeing the following key Company risks: Mortgage Credit; Capital Risk related to the required amount of capital; non-investment portfolio counterparty risk; model risk; operational risk related to underwriting, servicing, claims, risk and sales; and macroeconomic business risk.

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COMMITTEE MEMBERSHIP AND MEETINGS

•
The Securities Investment Committee oversees risks related to our investment portfolio and capital management, which includes market risk; investment portfolio counterparty risk; capital risk related to our capital structure, access to capital and credit rating; and liquidity risk.

•
The Audit Committee oversees our processes for assessing risks (other than risks overseen by other committees) and the effectiveness of our system of internal controls. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management, the Internal Audit Director and the independent registered public accounting firm. The Audit Committee assists the Board in overseeing compliance risk; cybersecurity risk; and operational risk related to information systems, finance and legal matters. In addition, the Audit Committee meets with the Chief Risk Officer and the Chairman of the Risk Management Committee to discuss and review in a general manner the Risk Management Committee's oversight of the Company's enterprise risk management framework.

We believe that our leadership structure, discussed in “Board Leadership” above, supports the risk oversight function of the Board. Our former CEO serves as Chairman of the Board and has a wealth of experience with the risks of our Company and industry. Our current CEO is a director who keeps the Board informed about the risks we face. In addition, independent directors chair the various committees involved with risk oversight and there is open communication between senior management and directors.

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NOMINEES FOR DIRECTOR
For Term Ending at the Annual Meeting in 2021

Each nominee listed below is a director of the Company who, with the exception of Dr. Hartzell and Ms. Sculley, was previously elected by the shareholders. Dr. Hartzell and Ms. Sculley were introduced to the Board by an independent director, and were elected by the Board on October 23, 2019. In evaluating incumbent directors for renomination to the Board, the Management Development, Nominating and Governance Committee has considered a variety of factors. These include the Board membership criteria described under “Director Selection” above and past performance on the Board based on any feedback from other Board members.

Information about our directors, all of whom are standing for election, appears below. The biographical information is as of March 6, 2020, and for each director includes a discussion about the skills and qualifications that the Board views as supporting the director’s continued service on the Board.

DANIEL A. ARRIGONI Director Since: 2013 Age: 69	Committees: Audit Committee; Risk Management Committee

Daniel A. Arrigoni was President and Chief Executive Officer of U.S. Bank Home Mortgage Corp., one of the largest originators and servicers of home loans in the U.S., until his retirement in 2013. Prior to his retirement, Mr. Arrigoni also served as an Executive Vice President of U.S. Bank, N.A. Mr. Arrigoni led the mortgage company for U.S. Bank and its predecessor companies since 1996. Mr. Arrigoni has over 40 years of experience in the residential mortgage and banking industries.

Mr. Arrigoni brings to the Board a broad understanding of the mortgage business and its regulatory environment, skill in assessing and managing credit risk, and significant finance experience, each gained from his many years of executive management in the residential mortgage and banking industries.

C. EDWARD CHAPLIN Director Since: 2014 Age: 63	Committees: Risk Management Committee; Securities Investment Committee

C. Edward Chaplin was President and Chief Financial Officer at MBIA Inc., a provider of financial guarantee insurance and the largest municipal bond-only insurer, from 2008 until 2016, and remained with MBIA as Executive Vice President until his January 1, 2017 retirement. He joined MBIA in 2006 as its Chief Financial Officer, after having served as a member of its Board of Directors from 2003 until 2006. Prior to joining MBIA, Mr. Chaplin was Senior Vice President and Treasurer of Prudential Financial Inc., a firm he joined in 1983 and for which he held various senior management positions, including Regional Vice President of Prudential Mortgage Capital Company. Mr. Chaplin also serves on the Board of Brighthouse Financial, Inc., a provider of life insurance and annuity products in the U.S.

Mr. Chaplin brings to the Board a deep understanding of the insurance and real estate industries, management and leadership skills, and financial expertise.

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NOMINEES FOR DIRECTOR

CURT S. CULVER Chairman of the Board Director Since: 1999 Age: 67	Committees: Executive Committee

Curt S. Culver was our Chairman of the Board from 2005 until his retirement as our Chief Executive Officer in 2015. He has served as our non-executive Chairman of the Board since 2015. He was our Chief Executive Officer from 2000 and was the Chief Executive Officer of Mortgage Guaranty Insurance Corporation (“MGIC”) from 1999, in both cases until his retirement, and he held senior executive positions with us and MGIC for more than five years before he became Chief Executive Officer. He is also a director of Wisconsin Energy Corporation and its subsidiary Wisconsin Electric Power Company.

Mr. Culver brings to the Board extensive knowledge of our business and operations and a long-term perspective on our strategy.

JAY C. HARTZELL Director Since: 2019 Age: 50	Committees: Audit Committee; Risk Management Committee

Jay C. Hartzell is Dean of the McCombs School of Business at the University of Texas at Austin, a position he has held since 2016. He joined the University of Texas in 2001 and held several key administrative roles at the McCombs School before being named Dean, including Senior Associate Dean for Academic Affairs, Chair of the Finance Department, and Executive Director of the School’s Real Estate Finance and Investment Center. Prior to joining the University of Texas, Dr. Hartzell taught at the Stern School of Business at New York University.

As a senior university administrator and an experienced academic, Dr. Hartzell provides our Board with expertise on business organization, governance, real estate finance and corporate finance matters.

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TIMOTHY A. HOLT Director Since: 2012 Age: 66	Committees: Audit Committee; Securities Investment Committee (Chair)

Timothy A. Holt was an executive committee member and Senior Vice President and Chief Investment Officer of Aetna, Inc., a diversified health care benefits company, when he retired in 2008 after 30 years of service. From 2004 through 2007, he also served as Chief Enterprise Risk Officer of Aetna. Prior to being named Chief Investment Officer in 1997, Mr. Holt held various senior management positions with Aetna, including Chief Financial Officer of Aetna Retirement Services and Vice President, Finance and Treasurer of Aetna. Mr. Holt also serves as a director of Virtus Investment Partners, Inc. From January 2014 to February 2017, he served as a director of StanCorp Financial Group, Inc., which was a publicly-traded insurance products company until it was acquired in March 2016.

Mr. Holt brings to the Board investment expertise, skill in assessing and managing investment and credit risk, broad-based experience in a number of areas relevant to our business, including insurance, and senior executive experience gained at a major public insurance company.

KENNETH M. JASTROW, II Lead Director Director Since: 1994 Age: 72	Committees: Management Development, Nominating & Governance Committee (Chair); Executive Committee

Kenneth M. Jastrow, II has served as our Lead Director since October 2009. He is a corporate director and private investor. During 2007-2015, he served as a non-executive Chairman of the Board of Forestar Group Inc., which engaged in various real estate and natural resource businesses. During 2000-2007, Mr. Jastrow served as Chairman and Chief Executive Officer of Temple-Inland Inc., a paper and forest products company, which during Mr. Jastrow’s tenure also had interests in real estate and financial services. Mr. Jastrow is also a director of KB Home and Genesis Energy, LLC, the general partner of Genesis Energy, LP, a publicly-traded master limited partnership.

Mr. Jastrow brings to the Board senior executive and leadership experience gained through his service as chairman and chief executive officer at a public company with diversified business operations in sectors relevant to our operations; experience in the real estate, mortgage banking and financial services industries; and knowledge of corporate governance matters gained through his service as a non-executive chairman and on public company boards.

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NOMINEES FOR DIRECTOR

JODEEN A. KOZLAK Director Since: 2018 Age: 56	Committees: Management Development, Nominating & Governance Committee; Securities Investment Committee

Jodeen A. Kozlak is the founder of Kozlak Capital Partners, LLC, a private consulting firm, and has served as its CEO since 2017. Ms. Kozlak previously served as the Global Senior Vice President of Human Resources of Alibaba Group, a multinational conglomerate (2016-2017). Ms. Kozlak also previously served as the Executive Vice President and Chief Human Resources Officer of Target Corporation, one of the largest retailers in the U.S. (2007-2016), and held other senior leadership roles in her 15-year career there. Prior to joining Target, Ms. Kozlak was a partner in a private law practice. Ms. Kozlak also serves on the Board of Directors of C.H. Robinson Worldwide, Inc.

Ms. Kozlak brings to the Board significant executive management experience. Through her service as Executive Vice President and Chief Human Resources Officer at a Fortune 100 company, Ms. Kozlak has developed significant knowledge and expertise in the area of human capital development and a deep understanding of executive compensation within a public company.

MICHAEL E. LEHMAN Director Since: 2001 Age: 69	Committees: Audit Committee (Chair); Management, Development, Nominating and Governance Committee

Michael E. Lehman has served the University of Wisconsin in various capacities since March 2016, currently as Special Advisor to the Chancellor and Interim Chief Operating Officer of the Wisconsin School of Business, and previously as Interim Vice Provost for Information Technology, Chief Information Officer and Interim Vice Chancellor for Finance and Administration. He had previously been a consultant (2014-2016); Interim Chief Financial Officer at Ciber Inc., a global information technology company (2013-2014); Chief Financial Officer of Arista Networks, a cloud networking firm (2012-2013); and Chief Financial Officer of Palo Alto Networks, a network security firm (2010-2012). Earlier in his career, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services. During the past five years, Mr. Lehman also served as a director of Solera Holdings, Inc., until it was acquired by a private company.

Mr. Lehman brings to the Board financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company; skills in addressing the range of financial issues facing a large company with complex operations; senior executive and operational experience; as well as technology and cybersecurity experience.

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NOMINEES FOR DIRECTOR

MELISSA B. LORA Director Since: 2018 Age: 57	Committees: Audit Committee; Management Development, Nominating and Governance Committee

Melissa B. Lora was President of Taco Bell International, a segment of Taco Bell Corp., which is a subsidiary of Yum! Brands, Inc., one of the world’s largest restaurant companies, from 2013 until her retirement in 2018. Ms. Lora previously served in various roles at Taco Bell Corp., including Global Chief Financial and Development Officer (2012-2013), Chief Financial and Development Officer (2006-2012) and Chief Financial Officer (2001-2006). Ms. Lora also serves as Lead Independent Director for KB Home and as a director of ConAgra Brands, Inc.

Ms. Lora brings to the Board substantial executive management experience, including in financial and marketing matters, gained while serving in several executive roles for a Fortune 500 company.

TIMOTHY J. MATTKE Director Since: 2019 Age: 44	Committees: Executive Committee (Chair)

Timothy J. Mattke has been our Chief Executive Officer since 2019. He served as our Executive Vice President and Chief Financial Officer from 2014 to 2019, and our Controller from 2009 to 2014. Before then, he held other positions within the Accounting and Finance Departments. Before joining the Company in 2006, Mr. Mattke had been with PricewaterhouseCoopers LLP.

Mr. Mattke brings to the Board extensive knowledge of our industry, business and operations; financial acumen; a long-term perspective on our strategy; and the ability to lead our Company as the mortgage finance system and the mortgage insurance industry evolve.

GARY A. POLINER Director Since: 2013 Age: 66	Committees: Risk Management Committee (Chair); Audit Committee; Securities Investment Committee

Gary A. Poliner was President of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), the nation’s largest direct provider of individual life insurance, and a member of its Board of Trustees, until his retirement from that company in June 2013, after more than 35 years of service. He was named President of Northwestern Mutual in 2010. Mr. Poliner also held various other senior-level positions at Northwestern Mutual, including Chief Financial Officer (2001-2008) and Chief Risk Officer (2009-2012). During a portion of 2016, Mr. Poliner served as a consultant for the Janus Funds, and since June 2016 he has served as an Independent Trustee of the Janus Funds (60 funds).

Mr. Poliner brings to the Board a breadth of executive management experience in the insurance business, including risk management, and financial and insurance regulatory expertise.

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NOMINEES FOR DIRECTOR

SHERYL L. SCULLEY Director Since: 2019 Age: 67	Committees: Audit Committee; Securities Investment Committee

Sheryl L. Sculley is the former City Manager of the City of San Antonio Texas, the Chief Executive Officer of the municipal corporation, a position she held from 2005 until her retirement in April 2019. Prior to serving in that role, Ms. Sculley had been the Assistant City Manager (Chief Operating Officer) of Phoenix, Arizona from 1989 until 2005, the City Manager (Chief Executive Officer) of Kalamazoo, Michigan from 1984 until 1989 and in other city management roles before then.

Ms. Sculley’s experience as a Chief Executive Officer leading large municipalities provides our Board with expertise on management, investment, financial and human resources matters.

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NOMINEES FOR DIRECTOR

MARK M. ZANDI Director Since: 2010 Age: 60	Committees: Risk Management Committee

Mark M. Zandi, since 2007, has been Chief Economist of Moody’s Analytics, Inc., where he directs economic research. Moody’s Analytics is a leading provider of economic research, data and analytical tools. It is a subsidiary of Moody’s Corporation that is separately managed from Moody’s Investors Service, the rating agency subsidiary of Moody’s Corporation. Dr. Zandi is a trusted adviser to policymakers and an influential source of economic analysis for businesses, journalists and the public, and he frequently testifies before Congress on economic matters.

Dr. Zandi, with his economics and residential real estate industry expertise, brings to the Board a deep understanding of the economic factors that shape our industry. In addition, Dr. Zandi has expertise in the legislative and regulatory processes relevant to our business.

MGIC Investment Corporation – 2020 Proxy Statement │ 25

ITEM 1 – ELECTION OF DIRECTORS

Item 1 consists of the election of directors. The Board, upon the recommendation of the Management Development, Nominating and Governance Committee, has nominated Daniel A. Arrigoni, C. Edward Chaplin, Curt S. Culver, Jay C. Hartzell, Timothy A. Holt, Kenneth M. Jastrow, II, Jodeen A. Kozlak, Michael E. Lehman, Melissa B. Lora, Timothy J. Mattke, Gary A. Poliner, Sheryl L. Sculley and Mark M. Zandi for re-election to the Board to serve until our 2021 Annual Meeting of Shareholders. If any nominee is not available for election, proxies will be voted for another person nominated by the Board or the size of the Board will be reduced.

Shareholder Vote Required

Our Articles of Incorporation contain a majority vote standard for the election of directors in uncontested elections. Under this standard, each of the thirteen nominees must receive a “majority vote” at the meeting to be elected a director. A “majority vote” means that when there is a quorum present, more than 50% of the votes cast in the election of the director are cast “for” the director, with votes cast being equal to the total of the votes “for” the election of the director plus the votes “withheld” from the election of the director. Therefore, under our Articles of Incorporation, a “withheld” vote is effectively a vote “against” a nominee. Broker non-votes will be disregarded in the calculation of a “majority vote.” Any incumbent director who does not receive a majority vote (but whose term as a director nevertheless would continue under Wisconsin law until his successor is elected) is required to send our Board a resignation. The effectiveness of any such resignation is contingent upon Board acceptance. The Board will accept or reject a resignation in its discretion after receiving a recommendation made by our Management Development, Nominating and Governance Committee and will promptly publicly disclose its decision regarding the director’s resignation (including the reason(s) for rejecting the resignation, if applicable).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THIRTEEN NOMINEES. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

26 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION OF DIRECTORS

Non-Employee Director Compensation Program

Under our Corporate Governance Guidelines, compensation of non-employee directors is reviewed periodically by the Management Development, Nominating and Governance Committee. Mr. Mattke is our CEO and receives no additional compensation for service as a director, and he is not eligible to participate in any of the following programs or plans.

The following table describes the components of the non-employee director compensation program in effect during 2019.

Compensation Component	Compensation
Annual Retainer – Chairman of the Board	$250,000, which may be elected to be deferred and either converted into cash-settled share units or credited to a bookkeeping account to which interest is credited.
Annual Retainer – Non-Chairman Directors	$150,000, which may be elected to be deferred and either converted into cash-settled share units or credited to a bookkeeping account to which interest is credited.
Annual Retainer – Equity	$100,000 in cash-settled RSUs that vest immediately but are not settled for approximately one year. Such settlement may be deferred at the option of the director.
Annual Retainer – Lead Director	$25,000
Annual Retainer – Committee Chair	$25,000 for the Audit Committee $25,000 for the Management Development, Nominating and Governance Committee $15,000 for other committees(1)
Annual Retainer – Committee Member	$15,000 for Audit Committee $5,000 for other committees(1)
Meeting Fees (after 5th meeting)(2)	$5,000 for Board meetings $3,000 for Committee meetings
Stock Ownership Guidelines
Ownership of 25,000 shares of Common Stock, including deferred share units that have vested or are scheduled to vest within one year. Directors are expected to meet the guideline within five years of joining the Board.(3)

Expense Reimbursement
Subject to certain limits, we reimburse directors, and for meetings not held on our premises, their spouses, for travel, lodging and related expenses incurred in connection with attending Board and Committee meetings.

Directors & Officers Insurance	We pay premiums for D&O liability insurance under which the directors are insureds.

(1)	Excludes the Executive Committee. Other than the Executive Committee, directors who are members of management do not serve on any committees but may attend committee meetings.

(2)
After a non-management director attends five Board meetings in a given year, he or she is paid $5,000 for each subsequent Board meeting attended in that year. After a non-management director attends five meetings of a particular committee in a given year, he or she is paid $3,000 for each subsequent meeting of that committee attended in that year. However, directors are paid for attendance at only one committee meeting on any given day, regardless of the number of meetings attended on that day. Meetings of the Board of MGIC (or Committees of its Board) that are not held in conjunction with meetings of the Board of the Company (or Committees of its Board) are counted to determine meeting fees.

(3)	Each of our non-employee directors satisfies this guideline.

Deferred Compensation Plan and Annual Grant of Share Units. Under the Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”), our non-employee directors can elect to defer payment of all or part of their retainers and meeting fees until the director’s death, disability, termination of service as a director or to another date specified by the director. A director who elects to defer payments may have his or her deferred compensation bookkeeping account credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined

MGIC Investment Corporation – 2020 Proxy Statement │ 27

COMPENSATION OF DIRECTORS

at the closest preceding January 1 and July 1 of each year, or may elect to have the payments deferred during a quarter translated into share units. Each share unit is equal in value to one share of our Common Stock and is ultimately settled only in cash. Such payment will be based on the stock’s average closing price for the five consecutive trading days preceding the payment date(s). If a director defers payments into share units, dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock.

Under the Deferred Compensation Plan, we also provide to each director the annual equity retainer described above, which is a grant of cash-settled share units. In January 2019, each of our non-management directors was granted share units valued at $100,000, which vested immediately and were settled on February 14, 2020, unless the director elected a later settlement date. The directors could elect to receive payment for vested units in up to ten annual installments beginning shortly after departure from the Board, or on another date specified by the director that was after February 14, 2020. In all cases, the payment was or will be based on the stock’s average closing price for the five consecutive trading days preceding the payment date(s). Dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock.

2019 Director Compensation

The following table shows the compensation paid to each of our non-management directors in 2019. Mr. Mattke, our CEO, and Mr. Sinks, our former CEO, were also directors in 2019 but received no compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Total Stock Awards ($)(2)	Total ($)
Daniel A. Arrigoni	202,000	100,000	302,000
Cassandra C. Carr	165,000	100,000	265,000
C. Edward Chaplin	168,000	100,000	268,000
Curt S. Culver	255,000	100,000	355,000
Jay C. Hartzell	42,500	26,600	69,100
Timothy A. Holt	206,000	100,000	306,000
Kenneth M. Jastrow, II	205,000	100,000	305,000
Jodeen A. Kozlak	168,000	100,000	268,000
Michael E. Lehman	206,000	100,000	306,000
Melissa B. Lora	202,000	100,000	302,000
Gary A. Poliner	211,000	100,000	311,000
Sheryl L. Sculley	42,500	26,600	69,100
Mark M. Zandi	160,000	100,000	260,000

(1)
The following directors elected to defer certain fees shown in this column into share units as described under " — Non-Employee Director Compensation Program — Deferred Compensation Plan and Annual Grant of Share Units" above: Ms. Kozlak elected to defer $61,333 of the fees and received 4,591 share units; and Mr. Poliner elected to defer $26,000 of the fees and received 1,932 share units.

(2)
The amount shown in this column for each director represents the grant date fair value of the annual share unit granted to non-employee directors in 2019 under our Deferred Compensation Plan, computed in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718. The value of each share unit is equal to the value of our Common Stock on the grant date. See “— Non-Employee Director Compensation Program — Deferred Compensation Plan and Annual Grant of Share Units” above for more information about these grants.

Mr. Jastrow had 2,000 unvested stock awards outstanding as of December 31, 2019, which represents shares held under our 1993 Restricted Stock Plan for Non-Employee Directors
The aggregate number of vested and unvested stock awards outstanding as of March 6, 2020, for each director, is described under “Stock Ownership” above.

28 │ MGIC Investment Corporation – 2020 Proxy Statement

ITEM 2 – ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

At our 2017 Annual Meeting, we held a non-binding, advisory shareholder vote on the frequency of future advisory shareholder votes on the compensation of our NEOs. Our shareholders expressed a preference that advisory shareholder votes on the compensation of our NEOs be held on an annual basis and, as previously disclosed, the Company continued the policy to hold such votes annually. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed under the compensation disclosure rules of the SEC, including the CD&A, the compensation tables and any related material contained in this Proxy Statement.

We strongly believe you should approve our compensation in light of the factors discussed in the Executive Summary to the CD&A.

While this vote is advisory and is not binding, the Board and the Committee will review and consider the voting results when making future decisions regarding compensation of our NEOs. See “Investor Outreach and Consideration of Last Year’s ‘Say on Pay’ Vote” in the Executive Summary to our CD&A.

Shareholder Vote Required

Approval of the compensation of our NEOs requires the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPENSATION OF OUR NEOs. SIGNED
PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE
APPROVAL OF THE EXECUTIVE COMPENSATION UNLESS A SHAREHOLDER GIVES
OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

MGIC Investment Corporation – 2020 Proxy Statement │ 29

COMPENSATION DISCUSSION AND ANALYSIS

In this CD&A, we describe the objectives and components of our executive compensation program for our NEOs, and how we make compensation decisions. Please refer to our Glossary of Terms and Acronyms in Appendix A to this Proxy Statement for definitions of certain capitalized terms.

In July 2019, the Board of Directors elected Timothy J. Mattke as our Chief Executive Officer. Mr. Mattke has served the Company since 2006, most recently as Executive Vice President and Chief Financial Officer. Mr. Mattke succeeded Patrick Sinks, who had served the Company for 41 years, most recently as President and Chief Executive Officer. In July 2019, the Board also elected Salvatore A. Miosi as President and Chief Operating Officer, and Nathaniel H. Colson as Executive Vice President and Chief Financial Officer. Mr. Miosi has served the Company since 1988, most recently as MGIC's Executive Vice President – Business Strategies & Operations. Mr. Colson has served the Company since 2014, most recently as MGIC's Vice President – Finance.

In connection with the leadership transition, the Committee of the Board adjusted these three executives’ compensation as discussed below under "Leadership Transition." When discussing the compensation of our CEO in this CD&A, unless otherwise indicated, we are referring to the compensation of our current CEO.

Our 2019 NEOs are shown in the table below:

Name	Title (as of December 31, 2019)
Timothy J. Mattke	Chief Executive Officer
Salvatore A. Miosi	President and Chief Operating Officer
Nathaniel H. Colson	Executive Vice President and Chief Financial Officer
James J. Hughes	Executive Vice President – Sales and Business Development*
Paula C. Maggio	Executive Vice President, General Counsel and Secretary
Patrick Sinks	Vice Chairman (July 25, 2019 – January 31, 2020) and Former President and Chief Executive Officer (stepped down from position July 25, 2019)
Stephen C. Mackey	Former Executive Vice President and Chief Risk Officer (through May 6, 2019)
* Position is held with Mortgage Guaranty Insurance Corporation, a wholly owned subsidiary of the Company, and not with the Company.

30 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Executive Summary

EXECUTIVE SUMMARY

Key Takeaways

Our 2019 financial and business performance was outstanding

•
Adjusted net operating income per diluted share for 2019 was $1.84, up 3.3% from 2018 ($1.78), with adjusted net operating income of $669.7 million, up slightly from 2018 ($668.7 million).(1)  Adjusted net operating income was a component of ROE, one of the financial performance measures that determined payouts under our 2019 annual bonus program, as described below under "Components of our Executive Compensation Program – Annual Bonus."

•	ROE for 2019 continued to be strong at 18.1%.(1)
•
New insurance written was $63.4 billion in 2019, up more than 25% from 2018 ($50.5 billion), and was one of the financial metrics that determined payouts under our 2019 bonus program. Aided in part by our new insurance written, our book of direct primary insurance in force, an important driver of our future revenue, grew by more than 6% in 2019.

•
Our GAAP book value per share grew by more than 23% in 2019. Growth in adjusted book value per share is used to determine vesting of our long-term equity awards. For a reconciliation of GAAP book value per share to the adjusted book value per share used to determine vesting of our long-term equity awards, see Appendix B.

Adjusted Net Operating Income
per Diluted Share(1)

Return on Equity(1)

(1)    Adjusted net operating income and adjusted net operating income per diluted share are non-GAAP measures of performance. For a description of how we calculate these measures and for a reconciliation of these measures to their nearest comparable GAAP measures, see Appendix B. For purposes of our 2019 bonus program, ROE is calculated as adjusted net operating income, divided by beginning shareholders' equity, excluding accumulated other comprehensive income (loss).

MGIC Investment Corporation – 2020 Proxy Statement │ 31

Executive Summary — COMPENSATION DISCUSSION & ANALYSIS

New Insurance Written(1)

GAAP Book Value Per Share(2)

(1) Direct new insurance written (before the effects of reinsurance).
(2) For a reconciliation of the book value per share shown above to the book value per share used to determine vesting of our long-term equity awards, see Appendix B.

The 2019 performance-based compensation we awarded to our NEOs was aligned with shareholder interests

●	Annual Bonus. Our NEOs' 2019 bonuses depended on performance against five performance metrics; each of those metrics was tied to our business strategies and aligned with shareholder interests.
	○	The following two financial performance metrics had a total weight of 75% in determining the bonuses:
■ Return on Equity(1) had a weight of 45%. Full credit under the bonus calculation required a 21% ROE.
■ New Insurance Written had a weight of 30%. NIW received credit under the bonus calculation only if its expected risk-adjusted return on capital exceeded the Company's hurdle rate.
○
Three business performance objectives, discussed below under "Components of our Executive Compensation Program – Bonus," had a total weight of 25%. Each objective is directly related to our business strategies and strong performance is expected to lead to an increase in shareholder value over the long-term.

●	Long-Term Equity Awards. Our long-term equity awards:
	○	Promote a long-term focus because cliff vesting occurs only after three years for the CEO, President and all EVPs.
	○	Are aligned with shareholder interests because the ultimate value of any shares that vest will depend on our total shareholder return performance over the vesting period.
	○	Reward multi-year performance because those awarded in our standard granting cycle require the Company to achieve a 16.4% compound annual growth in adjusted book value per share for full vesting.(1)
●	Performance-Based Compensation. As discussed below under "Components of our Executive Compensation Program," performance-based compensation represents the majority of our NEOs' TDC.

(1)
For purposes of the bonus calculation, ROE is calculated as adjusted net operating income divided by beginning shareholders' equity, excluding accumulated other comprehensive income (loss). Adjusted net operating income and adjusted book value per share are non-GAAP financial measures. For a description of how we calculate these measures and for a reconciliation of these measures to their nearest comparable GAAP measures, see Appendix B to this Proxy Statement.

32 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Shareholder Outreach

Shareholder Outreach and Consideration of Last Year’s “Say on Pay” Vote

In each of the last two years, we have invited shareholders owning 70% of our stock to meet with us to discuss topics such as performance against our business strategies; environmental, social and governance ("ESG") matters; and our executive compensation program (and have met with shareholders owning 23% and 12% of our stock in 2019 and 2020, respectively). We value the views of our shareholders and intend to continue to engage with them and solicit their feedback. At the suggestion of our shareholders, we have made improvements to our executive compensation program over the past several years and have enhanced our environmental, social and governance ("ESG") reporting by publishing on our website our first ESG report.

At each of the 2017, 2018 and 2019 Annual Meetings, more than 95% of the Say on Pay votes cast were in support of the compensation of our NEOs. The Committee views these voting results as confirmation of shareholder support of our executive compensation program.

Compensation-Related Corporate Governance Policies and Best Practices

We have many compensation-related governance policies and best practices that we believe align our executive compensation with shareholder interests:

Stock Ownership Guidelines	è
Our stock ownership guidelines require our CEO to own Company stock equal in value to at least six times his base salary, and require our other NEOs to own Company stock equal in value to at least three times their base salaries. See "Other Aspects of our Executive Compensation Program" below for more information about the guidelines.

Post-Vesting Stock Holding Requirements	è
Our NEOs and other executive officers are required to hold, for one year after vesting, the lower of 25% of shares that vest under equity awards and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. Apart from what is required, we have had a culture of stock retention by senior executives. Excluding shares withheld from equity awards for income tax withholding, none of our current NEOs has sold our stock while an NEO. Upon Mr. Sinks stepping down from his role as our CEO, he sold a portion of his holdings in our stock; however, at year-end, his holdings still amounted to more than twelve times his base salary.

No Hedging, Pledging or 10b5-1 Plans	è
Our policies prohibit directors, NEOs, other officers and certain employees from entering into hedging transactions referencing the Company’s equity securities, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. They also prohibit the use by those individuals of plans created pursuant to Rule 10b5-1 of the Securities Exchange Act which may otherwise have allowed such persons to sell our stock while in possession of material non-public information about us. For more information, see "Other Aspects of our Executive Compensation Program – Hedging, Pledging and 10b5-1 Plan Prohibitions" below.

High Percentage of Performance-Based Compensation	è
86% of our former CEO's actual 2019 TDC and 62% of our current CEO's actual 2019 TDC was tied to achievement of pre‑set performance goals. Excluding the time-vested long-term equity awards granted to our current CEO upon his election to that position (discussed below under "Leadership Transition"), which are not part of our standard long-term equity program, 80% of our current CEO's actual 2019 TDC was tied to achievement of pre-set performance goals.

Limited Perquisites	è	Our perquisites are very modest, ranging between approximately $800 and $7,600 in 2019 for our current NEOs.

MGIC Investment Corporation – 2020 Proxy Statement │ 33

Governance Policies and Best Practices — COMPENSATION DISCUSSION & ANALYSIS

Effective Use of Equity Compensation with Low Burn Rate and Dilution	è
The total equity awards granted to all participants under our 2015 Omnibus Incentive Plan in each of 2019 and January 2020 represented between approximately 0.5% and 0.6% of our outstanding shares at the prior December 31. The Company's dilution from outstanding awards was in the 10th percentile among all companies in the Benchmarking Peer Group (calculated as outstanding equity awards on December 31, 2019, as a percentage of weighted average total shares outstanding). Based on a “burn rate” methodology that uses the average of the total awards granted (after applying a multiple of 2.5 for RSUs versus options) and the weighted average number of shares outstanding during each of the last three completed years, our three-year average annual “burn rate” for 2017-2019 was approximately 1.2%.

Limited Change in Control Benefits	è
“Double trigger” is generally required for any benefits to be paid.
Equity awards may vest upon a change in control only if the Committee determines that the awards will not be assumed or replaced.
Cash severance does not exceed 2 times base salary plus bonus plus retirement plan accrual.
There is no excise tax gross-up provision.

Employment Agreements	è	None; we only provide the limited provisions referred to above that are effective after a change in control.
“Clawback” Policy	è	Our “clawback” policy applies to cash incentive compensation as well as equity award compensation received by our NEOs and other executive officers.
Compensation Consultant	è
The Compensation Consultant is retained by the Committee and performs no services for the Company, other than the consulting services to the Committee regarding executive compensation and non-employee director compensation.

Compensation Risk Evaluation	è
Annually, the Committee reviews an executive compensation risk evaluation designed to ensure that our compensation programs do not motivate excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Omnibus Incentive Plan	è
Our 2015 Omnibus Incentive Plan, approved by shareholders, and our 2020 Omnibus Incentive Plan, proposed for approval by shareholders at the 2020 meeting of shareholders, contain the following provisions:
•    No granting of stock options with an exercise price less than the fair market value of the Company’s common stock on the date of grant;
•    No re-pricing (reduction in exercise price) of stock options and no exchange of underwater stock options for another award or for cash, without shareholder approval;
•    No inclusion of reload provisions in any stock option grant;
•    No payment of dividends on performance-vested RSUs before they are vested;
•    No payment of dividends on time-vested RSUs before they are vested (2020 Plan only);
•    No single trigger vesting of awards upon a change in control in which the awards are assumed or replaced;
•    No recycling of shares withheld for tax purposes upon vesting; and
•    No Committee discretion to accelerate vesting of awards, except under certain limited instances like death, disability and retirement.

34 │ MGIC Investment Corporation – 2020 Proxy Statement

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

In setting compensation, the Committee focuses on Total Direct Compensation (TDC), which consists of base salary, bonus (or non-equity incentive compensation) and equity awards (valued at their grant date value reported in the SCT).
The objectives of our executive compensation program are to:

•	Attract and retain high-quality executives. We want a competitive pay opportunity that provides for:

◦	base salaries that are near the median of our Benchmarking Peers, and

◦	bonus and long-term equity awards that, when performance is strong, move TDC above the median of our Benchmarking Peers to motivate and reward strong performance.

•	Align executive compensation with long-term shareholder interests. We align compensation and long-term shareholder interests by:

◦	linking executive compensation to Company and executive performance; and

◦	paying a substantial portion of TDC in:

▪
bonuses that are at-risk and are based on specific goals that align payouts with Company performance, with quantitative financial metrics accounting for 75% of the bonus calculation and qualitative business goals, directly related to our business strategies, accounting for 25% of the bonus calculation; and

▪
long-term equity awards, with vesting based on a three-year quantitative performance goal that aligns payouts with Company performance and whose value directly reflects our stock price. All of the long-term equity awards granted to our then-NEOs in our standard granting cycle in each of January 2018, 2019 and 2020, were 100% performance-vested and only vest after a three-year performance period. As described below under "Leadership Transition," in July 2019, certain NEOs received a one-time grant of RSUs that time-vest only after a three-year employment period.

HOW WE MAKE COMPENSATION DECISIONS

Role of the Management Development, Nominating and Governance Committee

The Committee, which consists solely of independent directors, is responsible for overseeing the development and administration of our executive compensation program. The Committee approves the compensation of our CEO and our other senior executives, and performs other tasks including:

•	Reviewing and approving bonus and equity compensation goals and objectives;

•	Evaluating performance in light of these goals and objectives; and

•	Evaluating the competitiveness of the CEO’s total compensation package.

The Committee also supports the Board’s role in overseeing the risks facing the Company, as described in more detail above under “Committee Membership and Meetings — Board Oversight of Risk.”

The Committee is supported in its work by our CEO, our Chief Human Resources Officer, our General Counsel and the Committee’s Compensation Consultant, as described below. Our Chairman of the Board, who retired as our CEO in 2015 but now is not a member of our management, regularly participates in meetings of the Committee.

MGIC Investment Corporation – 2020 Proxy Statement │ 35

How We Make Compensation Decisions — COMPENSATION DISCUSSION & ANALYSIS

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., a nationally recognized executive compensation consulting firm, to advise it. While our Chief Human Resources Officer coordinates its assignments, the Compensation Consultant reports directly to the Committee; the Committee retains authority to approve the compensation of the Compensation Consultant, determine the nature and scope of its services and evaluate its performance. The Compensation Consultant provides no services to the Company other than the consulting services to the Committee regarding executive compensation and non-executive director compensation. The Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested.

The Committee retains the Compensation Consultant to help it evaluate and oversee our executive compensation program and to periodically review the compensation of our directors. In connection with our executive compensation program, the Compensation Consultant provides various services to the Committee, including advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program, including its relationship to performance.

The Compensation Consultant's work for the Committee during 2019 and early 2020 included:

•	An evaluation of NEO compensation compared to Benchmarking Peers;

•	Advice related to compensation adjustments made in connection with our leadership transition;

•	Advice about the annual bonus plan, including the goals and target performance incorporated into the formula that is used to determine payouts;

•	Advice about the long-term equity incentive program, including the level of awards granted under the program and the vesting provisions;

•	Advice regarding “best practice” compensation practices;

•	Review and analysis of our peer group used to evaluate our executive compensation;

•	Simulations of quantitative pay-for-performance models and review of policy statements of a leading proxy governance firm;

•	An evaluation of the costs and provisions of change in control benefits for executives;

•	Review of drafts of the CD&A and related compensation tables for the Proxy Statement; and

•	An evaluation of compensation for the non-employee directors compared to our Benchmarking Peers.

The Committee has assessed the independence of the Compensation Consultant pursuant to SEC and NYSE rules and concluded that its work for the Committee does not raise any conflict of interest.

Role of Officers

While the Committee is ultimately responsible for making all compensation decisions affecting our NEOs, our CEO participates in the process because the Committee views his input as necessary given his close day-to-day association with the other NEOs and his knowledge of our operations. Among other things, our CEO makes recommendations on the components of compensation for the NEOs, other than himself. Our CEO does not participate in the portions of Committee meetings regarding the review of his own performance or the determination of the amounts of his compensation or when the Committee members meet among themselves.

Our Chief Human Resources Officer and our General Counsel also participate in the Committee’s compensation process. Our Chief Human Resources Officer is responsible for coordinating the work of the Compensation Consultant for the Committee and the annual preparation of an executive compensation risk evaluation. He maintains knowledge of executive

36 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — How We Make Compensation Decisions

compensation trends, practices, rules and regulations and works with our General Counsel on related legal and tax compliance matters as well as on other matters related to executive compensation. The Committee receives information from management that includes: detailed breakdowns of the compensation of the NEOs; the amount, if any, that our NEOs realized during the period they were NEOs from sales of stock received upon vesting of equity awards; the total amount of stock and RSUs held by each NEO; and the other compensation information disclosed in this Proxy Statement.

BENCHMARKING

To provide the Committee with a framework for evaluating compensation levels for our NEOs against market practices, the Compensation Consultant periodically prepares reports analyzing compensation data for our Benchmarking Peers. In addition, each year we provide the Committee with information regarding market trends and expected executive base salary changes for the coming year. The compensation surveys that we reviewed and, with the concurrence of the Compensation Consultant, summarized in the aggregate for the Committee in connection with establishing base salaries for 2019 were published by AON Hewitt, Mercer Consulting, Willis Towers Watson and World at Work.

Changes to our Peer Group

The U.S. mortgage insurance industry has only six public companies, including us. Therefore, the Committee has found it necessary to include companies from outside the mortgage insurance industry when constructing our group of Benchmarking Peers. Historically, surety and title insurers have been included in the group because, like mortgage insurers, they have significant exposure to the residential real estate market.

Two of our peers merged in 2018, decreasing the size of our peer group to thirteen companies. At the recommendation of the Compensation Consultant, the Committee chose to maintain our peer group for purposes of benchmarking 2019 and 2020 executive compensation.

MGIC Investment Corporation – 2020 Proxy Statement │ 37

Benchmarking — COMPENSATION DISCUSSION & ANALYSIS

Why the selected peers are appropriate for benchmarking purposes

Our Benchmarking Peer Group is shown below. We believe these companies are appropriate for benchmarking our executive compensation for the reasons shown in the table below.

MGIC Peer Group	Mortgage Insurer - Direct Competitor(1)	Direct Exposure to Residential Real Estate Market	Industry in which we Compete for Talent	Chose us as a Peer	Business
Ambac Financial Group, Inc.		X	X	X	Financial Guaranty Insurer
Arch Capital Group Ltd.	X	X	X		Includes Mortgage Insurer
Assured Guaranty Ltd.		X	X	X	Financial Guaranty Insurer
Essent Group Ltd.	X	X	X	X	Mortgage Insurer
Fidelity National Financial Inc.		X	X		Title Ins & Other R.E. Services
First American Fin'l Corp.		X	X		Title Ins & Other R.E. Services
Flagstar Bancorp Inc.		X	X		Mortgage Orig & Svg; Banking
Genworth Financial Inc.	X	X	X	X	Includes Mortgage Insurer
MBIA Inc.		X	X	X	Financial Guaranty Insurer
NMI Holdings Inc.	X	X	X	X	Mortgage Insurer
Ocwen Financial Corp.		X	X	X	Mortgage Svg & Lending
PennyMac Fin'l Services Inc.		X	X	X	Mortgage Svg & Lending
Radian Group Inc.	X	X	X	X	Mortgage Insurer

(1)	Parent companies of direct competitors whose overall results are principally or significantly impacted by these competitors.

As shown in the table below, we are reasonably comparable in terms of market capitalization, revenues and CEO TDC to the companies in our Benchmarking Peer Group.

MGIC Percentile Rank Versus Benchmarking Peer Group
12/31/19 Market Capitalization	64th
2019 Revenue	51st
Current CEO TDC(1)	19th
Former CEO TDC(1)	24th

(1)
Represents the annualized 2019 TDC for our current CEO for the period of time he was CEO; 2019 TDC for our former CEO; and 2018 TDC for our Benchmarking Peer Group because that was the latest TDC information available when this report was prepared.

Why we do not include property and casualty insurers in our Benchmarking Peer Group
A leading proxy advisory service compares our CEO's compensation to the compensation of CEOs in a peer group that it constructs for us. That peer group includes a number of property and casualty insurers. We do not include property and casualty insurers in our Benchmarking Peer Group because those companies: (1) are not subject to residential mortgage risk or the residential real estate market to the same extent as are we or our Benchmarking Peers, (2) are not the companies with which we compete for executive talent, and (3) do not select us as a benchmarking peer. In addition, we do not believe comparing us to that peer group is appropriate because we are generally larger in market capitalization and revenues: as of December 31, 2019, our market capitalization was in the 92nd percentile of the proxy advisory service-constructed peer group (2.2 times the median) and our revenues were in the 56th percentile of that group.

38 │ MGIC Investment Corporation – 2020 Proxy Statement

LEADERSHIP TRANSITION

As discussed in the introduction to this CD&A, in July 2019, the Board of Directors elected Timothy J. Mattke as our Chief Executive Officer, Salvatore A. Miosi as our President and Chief Operating Officer, and Nathaniel H. Colson as our Executive Vice President and Chief Financial Officer.

In determining the compensation adjustments to be made in connection with the leadership transition, the Committee consulted with the Compensation Consultant. Based on its prior work with the Committee regarding the Company’s compensation program and design, including benchmarking, and internal pay equity considerations, the Compensation Consultant recommended and the Committee approved the following compensation adjustments:

•
The Committee reaffirmed the Company's fundamental compensation program, consisting of a base salary administered within a base salary range with a midpoint near the median level of an executive's Benchmarking Peer Group counterparts, an annual incentive opportunity based on objective financial and operational performance criteria, and long-term equity awards consisting of performance-based RSUs.

•
Effective upon their promotions, the Committee adjusted base salaries and maximum potential annual bonuses for Messrs. Mattke, Miosi and Colson, to be more competitive with their new roles: Salaries and maximum bonuses were increased to $775,000 and 3x, $620,000 and 2.75x, and $275,000 and 1.8x for Messrs. Mattke, Miosi and Colson, respectively.

•
In connection with the leadership transition, the Committee also granted, to the following executives, a one-time award of RSUs that cliff vest in July 2022, which are designed for retention and to provide additional alignment with shareholders: Mr. Mattke – 75,000 RSUs; Mr. Miosi – 60,000 RSUs; Mr. Colson – 20,000 RSUs and Mr. Hughes – 37,500 RSUs.

•
As part of our succession plan, Mr. Sinks played a critical role by acting as Vice Chairman during his tenure in that position. This helped to ensure a smooth transition of his prior responsibilities as CEO to Mr. Mattke. For the five months that Mr. Sinks served as our Vice Chairman during 2019, he continued to participate in our executive compensation program at the same base salary and potential annual bonus levels.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Each of the components of our executive compensation is discussed below. To meet our objective of aligning compensation and shareholder interests, our executive compensation program includes an annual bonus program that is tied to performance against the Company's business strategies, and long-term equity awards with vesting tied to growth in the Company's adjusted book value per share and whose ultimate value reflects our stock price. As shown in the charts below, performance-based, at-risk compensation represented a large percentage of our CEO's 2019 total direct compensation (TDC): it represented 86.4% of our former CEO's actual 2019 TDC and 61.7% of our current CEO's actual 2019 TDC. Excluding the time-vested long-term equity awards granted to our current CEO at the time of his election to that position, which are not part of our standard long-term equity program, 80% of our current CEO's actual 2019 TDC was performance-based and at-risk.

MGIC Investment Corporation – 2020 Proxy Statement │ 39

Components — COMPENSATION DISCUSSION & ANALYSIS

Former CEO 2019 Pay Mix (% of TDC)
At-Risk Performance-Based Pay: 86.4%

Current CEO 2019 Pay Mix (% of TDC)
At-Risk Performance-Based Pay: 61.7%*
* Excluding the time-vested long-term equity awards granted to our current CEO upon his election to that position, which are not part of our standard long-term equity program, 80% of our current CEO’s actual 2019 TDC was performance-based and “at-risk.”

Base Salary

Our general philosophy is to target base salary range midpoints for our executive officers near the median levels of their Benchmarking Peer Group counterparts. In considering any change to our CEO’s compensation, including base salary, the Committee takes into account market competitiveness, tenure in position and its evaluation of his performance. Such evaluation is based in part on a CEO evaluation survey completed by each non-management director. Subjects covered by the evaluation include financial results, leadership, strategic planning, succession planning, community and industry involvement, and communications and relations with the Board. Base salary changes for our other NEOs are recommended to the Committee by the CEO based on his evaluation of each NEO’s performance and the base salary surveys referred to under “Benchmarking” above. The Committee approves changes in salaries for NEOs after taking into account the CEO’s recommendations and the Committee's independent judgment regarding the NEOs gained through the Committee’s general contact with them, including contact through Board meetings.

In early April 2019, each of our then-NEOs at that time received a merit salary increase of approximately 3%. In connection with the leadership transition in July 2019, Messrs. Mattke, Miosi, and Colson received promotional salary adjustments.

See "Leadership Transition" above for a discussion of salary adjustments made upon the promotion of Messrs. Mattke, Miosi and Colson to their current roles.

Annual Bonus

Our bonus program is designed to strongly align pay delivery with our performance, as defined by achievement of our annual financial goals and business objectives.

Maximum Bonus Opportunity. In determining TDC opportunity, the Committee has weighted bonus opportunities more heavily than base salaries because bonuses are more directly linked to Company performance. Bonus opportunity generally represents a multiple of the base salary amount approved by the Committee in January that becomes effective in March or April of the year for which the bonuses are awarded. Such base salary amounts will not be the same as the base salary amounts disclosed in the SCT due to the effects of the March or April pay increases and variability in the number of pay periods in each calendar year. Messrs. Mattke, Miosi and Colson were each promoted during 2019; their bonus multiples were prorated for the time they were in each of their positions during 2019.

40 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Annual Bonus

Maximum Bonus Opportunity (Multiple of Base Salary)
Executive	Before July 2019 Leadership Transition	After July 2019 Leadership Transition	Prorated
Timothy J. Mattke	2.25	3.00	2.56
Salvatore A. Miosi	2.25	2.75	2.46
Nathaniel H. Colson	0.60	1.80	1.10
James J. Hughes	2.25	2.25	2.25
Paula C. Maggio	1.80	1.80	1.80
Patrick Sinks	3.00	3.00	3.00

As shown in the table below, our CEO's maximum bonus opportunity is in line with our Benchmarking Peers' practices.

CEO Maximum Bonus Opportunity (Multiple of Base Salary)
	Benchmarking Peer Group (source: 2019 Proxy Statements)
MGIC	25th percentile	Median	75th percentile
3.00	2.63	3.00	3.64

Calculation of 2019 Bonus. As shown in the table below, the bonus formula for 2019 had two financial performance goals (with a total weight of 75%) and three business objectives (with a total weight of 25%). Each business objective is directly related to our business strategies and strong performance is expected to lead to an increase in shareholder value over the long-term. Threshold, target and maximum performance levels were established for each financial performance goal. Actual performance at such levels would result in 0%, 50% and 100% achievement, respectively, for that goal, with actual achievement between these levels calculated by interpolation. The percentages determined by the Company’s actual 2019 performance for each financial performance goal were multiplied by assigned weights to determine a weighted score for that goal. For the business objectives, the Committee reviewed management’s written report of the Company’s activities with respect to each objective and the related score, which was accepted by the Committee.

MGIC Investment Corporation – 2020 Proxy Statement │ 41

Components — Annual Bonus — COMPENSATION DISCUSSION & ANALYSIS

2019 Bonus Percentage
					Maximum Possible Score (Weight)		Weighted Score
	2019 Performance Levels			Actual 2019
	Threshold	Target	Maximum			Score
Financial Performance Goals:
Return on Equity	10.0%	13.5%	21.0%	18.1%	60	48.4
New Insurance Written (billions)	$42.0	$52.0	$55.0	$64.9	40	40.0
Total					100%	88.4
Times: Total Weight of Financial Performance Goals						X 75%	66.3%

Business Objectives:
Capital Position	For a discussion of performance against these business objectives, see "Performance Against Business Objectives"
Manage Role of MI in Housing Policy
Develop Co-Workers
Total					100%	80.0
Times: Total Weight of Business Objectives						X 25%	20.0%
2019 Bonus Percentage							86.3%

The aggregate weighted financial and business performance scores resulted in a preliminary bonus percentage of 86.3%. The Committee has discretion to adjust the preliminary bonus percentage up or down by as much as 10 percentage points, but did not do so. Each executive who was an NEO at year-end received 86.3% of his or her maximum bonus, as prorated based on the date of the leadership transition discussed above. The CEO recommends to the Committee a bonus for each of the other NEOs, which takes into account the bonus formula and the CEO’s evaluation of each NEO’s performance. The Committee, which has regular contact with the NEOs through their interaction with the Board, accepted the CEO’s recommendation and approved bonuses for the other NEOs.

Included in the payments to be made to Mr. Mackey, upon his separation of service from the Company, was an amount equal to the then-forecasted 2019 bonus percentage, pro-rated for his employment period in 2019. That amount is included in "All Other Compensation" in the Summary Compensation Table.

42 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Annual Bonus

Performance Against Business Objectives. As shown in the table below, in 2019, the Company achieved favorable results against the business objectives used to determine the 2019 bonuses of our NEOs.

Business Objective		Results
Capital Position - Manage and deploy capital to optimize creation of shareholder value.	»
Executed a $316 million insurance linked note transaction, our second such post-financial crisis transaction, which provides an alternative source of capital, and enables the Company to enhance its returns and better manage its risk profile.
Increased dividends from MGIC to our holding company from $220 million in 2018 to $280 million in 2019.
Re-started the payment of quarterly dividends by our holding company, after having suspended such payments during the financial crisis.
Repurchased 8.7 million shares of our common stock, returning $114 million to shareholders.
MGIC received an upgrade in its financial strength rating from Moody's Investors Service (from Baa2 to Baa1).

Developing Co-Workers - Develop and diversify the talents of co-workers.	»
Executed on the Company's succession plan for key roles in the organization, including Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Chief Risk Officer, promoting all such officers from within the organization.

Delivered training workshops designed to build strategic capabilities which enhance performance.

Continued to enhance career developments, talent analytics and financial health capabilities for employees.

Role in Housing Finance Industry - Preserve and expand the role of the Company and private mortgage insurance in housing finance policy.	»
Held leadership roles in key trade association working groups.
Continued to enhance the reputation of the Company and the industry relative to changing housing finance policy and a broader role for private mortgage insurance.

Setting Our Financial Performance Goals. The Committee chose return on equity and new insurance written as the financial performance goals used in the 2019 bonus plan to provide an incentive for bottom line and top line growth and for consistency with the 2018 bonus plan. In 2017 and 2019, our Investor Relations department engaged a consulting firm to conduct an investor perception study for us. In 2017 most investors (60-65%) responding to the survey indicated that they consider return on equity and book value growth rate to be the most appropriate measures of performance for the Company. In 2019, investors indicated they consider those metrics to be among the top three most important metrics, but also indicated that risk-adjusted return on capital (RAROC) over the estimated life of a book of insured business was an appropriate measure. These results confirmed to us the appropriateness of our use, for our bonus plan, of the return on equity metric and the RAROC hurdle rate associated with our NIW metric. It also confirmed the appropriateness of our use, for vesting of long-term equity awards, of a book value growth metric. Following is a description of how the performance levels for our bonus plan's financial goals were established.

Return on Equity ("ROE")
As noted above, two of the objectives of our executive compensation program are to link compensation to Company performance and to design incentives so that the TDC of our NEOs moves above the median of our Benchmarking Peers when performance is strong. When the Committee established the ROE performance levels for the 2019 bonus plan, it considered those objectives. The amount by which each of the Company's threshold, target and maximum ROE performance levels exceeded the average ROE earned by its Benchmarking Peers, as well as the Company's cost of capital, confirmed the Committee's January 2019 view that the ROE performance levels were appropriately rigorous.

MGIC Investment Corporation – 2020 Proxy Statement │ 43

Components — Annual Bonus — COMPENSATION DISCUSSION & ANALYSIS

ROE Performance Levels for Company's Bonus Plan Compared to Benchmarks
Company's Threshold ROE (for no bonus payout)(1)	10.0%
Company's Target ROE (for 50% bonus payout)(1)	13.5%
Company's Maximum ROE (for 100% bonus payout)(1)	21.0%
Average 2018 ROE of Company's Benchmarking Peers(2)	8.8%

(1)
For purposes of the bonus plan, we calculate ROE as adjusted net operating income, divided by beginning shareholders' equity, excluding accumulated other comprehensive income (loss). Adjusted net operating income is a non-GAAP measures of performance. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measures, see Appendix B.

(2)	Represents 2018 Net income available to common shareholders, adjusted (from Bloomberg), divided by beginning shareholders' equity, excluding accumulated other comprehensive income (loss).

The Company's 2019 target ROE of 13.5% (for 50% bonus payout) and maximum ROE of 21.0% (for 100% bonus payout) are reasonable compared to the Company's 2018 actual ROE, after adjusting to reflect the increase in beginning shareholders' equity before accumulated other comprehensive income (loss) ($3.7 billion in 2019 vs. $3.2 billion in 2018) and to reflect the 2018 favorable development experienced in our loss reserves associated with insured mortgages that became delinquent prior to January 1, 2018 (no amount of favorable loss reserve development was forecast to occur in 2019). For year-over-year comparison purposes, these adjustments reduce 2018 actual ROE from 20.9% to 14.5%.

In determining the bonus percentage, the Committee considers significant events that occurred during a performance period and may revise performance metrics if the Committee expects that such significant events will have a substantial effect on the performance metrics. The Company engaged in a stock repurchase program in 2019, however, that program did not have an effect on the Company's ROE metric because ROE is calculated as adjusted net operating income, divided by beginning shareholders' equity (which is not affected by share repurchases).

New Insurance Written ("NIW") (billions)

MGIC 2019 NIW Performance Levels (billions)
Threshold (for no bonus payout)	Target (for 50% bonus payout)	Maximum (for 100% bonus payout)
$42	$52	$55

Our 2019 NIW target performance level of $52 billion (for 50% bonus payout) was set slightly above our 2018 actual NIW of $50.5 billion, while the maximum performance level required an 8.9% increase over our 2018 actual NIW. In establishing this level of NIW, the Committee evaluated our prior year's results, including that our 2018 actual NIW was at the highest level since 2007 and increased by $1.4 billion over 2017 (a 2.9% increase). The increase in the target performance level, after such results in 2018, reflects the Committee's focus on ensuring that the goal are appropriately rigorous.

44 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Annual Bonus

CEO 2019 Bonus Alignment and Benchmarking Results. The following chart illustrates that our CEO's bonuses have been reasonable when viewed in relationship to the strong growth in the Company's adjusted net operating income and the five-year increase in our stock price. The high volatility of our stock price (its three year, monthly beta was in the top 35% of the Russell 3000 in December 2019 and our stock previously had the second highest beta in that index) makes it problematic to evaluate pay for performance alignment for us by measuring stock price performance over a single year.

Notes: (1) Adjusted net operating income (loss) is a non-GAAP financial measure. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.
(2) For comparability between periods, the bonuses of our former and current CEOs are provided.

The following chart demonstrates that the Company's ROE continued to exceed the average ROE of its Benchmarking Peers and the peer group constructed for the Company by a leading proxy advisory service. The Company's 2019 ROE was in the 57th percentile of its Benchmarking Peers and in the 69th percentile of the proxy advisory service-constructed peer group. The chart also demonstrates the reasonableness of our current CEO's compensation, in terms of dollars of pretax income earned by the Company per dollar of TDC earned by our current CEO, when compared to the average for those same peer groups. The Company's 2019 pretax income per dollar of our CEO's 2019 TDC was in the 89th percentile of the Benchmarking Peers and in the 95th percentile of the proxy advisory service-constructed peer group.

Note: Reflects 2019 ROE for all companies, as reported by Bloomberg, which differs from the calculation of ROE for bonus purposes. Pretax Income per dollar of TDC reflects 2019 pretax income for all companies, annualized 2019 TDC data for our current CEO for the time he was in that position, and 2018 TDC data for the peer groups because that was the latest TDC information available when this report was prepared.

MGIC Investment Corporation – 2020 Proxy Statement │ 45

Components — Long-Term Equity — COMPENSATION DISCUSSION & ANALYSIS

Long-Term Equity Awards

Background Considerations. Consistent with our belief that there should be a strong link between earned compensation and long-term performance, long-term equity awards provide one of our most significant TDC opportunities. We emphasize this component of our executive compensation program because it aligns executives’ interests with those of shareholders by linking compensation to both company performance and total shareholder return, while fostering a long-term planning horizon and supporting the retention of our leadership team. Performance-based long-term equity awards at their grant date value represented 51% of the 2019 TDC of our former CEO, 27% of the 2019 TDC of our current CEO, and averaged 37% of the 2019 TDC of our other current NEOs. Time-vested long-term equity awards at their grant date represented 23% of the 2019 TDC of our current CEO, and averaged 22% of the 2019 TDC of our other current NEOs who received them. Excluding the time-vested long-term equity awards granted in connection with our leadership transition discussed above, which are not part of our standard long-term equity program, 35% of the 2019 TDC of our current CEO and, on average, 45% of the 2019 TDC of our other current NEOs was in the form of performance-based long-term equity awards.

Our CEO's long-term equity awards have traditionally been in line with our Benchmarking Peers' practices. The following table shows how the Company's grant date value of long-term equity awards to our CEO compares to the awards to the CEOs of our Benchmarking Peer Group. As a result of our stock price volatility, the date on which equity awards are made significantly affects the calculation of total compensation in the SCT and, as a result, the analysis of pay for performance alignment. As noted above, our stock’s volatility is the top 35% of stocks in the Russell 3000, and has been the second highest in that index. For example, based on the high and low closing prices of our stock during 2019, the SCT value of our former CEO’s 2019 equity grant would have ranged between the 5th and 28th percentile of 2018 long-term incentive compensation among our Benchmarking Peer Group.

MGIC's CEO Long-Term Equity Awards - Percentile Rank Among our Benchmarking Peers
	Target # of RSUs Granted(1)	Grant Date Value	MGIC Grant Date Stock Price	MGIC Percentile Rank
2017 Long-Term Equity Awards	243,320	$2,532,961	$10.41	44th
2018 Long-Term Equity Awards	264,880	$4,187,753	$15.81	26th
2019 Long-Term Equity Awards - Former CEO	287,000	$3,375,120	$11.76	7th(2)
2019 Long-Term Equity Awards - Current CEO	173,400	$2,144,934	$12.37(3)	1st(2)

(1)	Represents a portion of the RSUs granted, calculated based on the probable outcome of the applicable performance conditions as of the grant date.

(2)	2018 awards as reported in 2019 proxy statements are used for Benchmarking Peers because that is the most recent information that is available.

(3)	Represents the weighted average stock price on the two dates on which awards were granted.

Below is a discussion of our 2019 long-term equity awards and a discussion of our 2018 and 2017 long-term equity awards, which is provided for comparison purposes and because a portion of the long-term equity awards granted in those years either vested based on 2019 performance or remain outstanding.

2019 Long-Term Equity Awards.

2019 Cliff BV Awards. To align our long-term equity awards with the interests of shareholders, 100% of the long-term equity awards granted in January 2019 to our then-NEOs and executive officers (Messrs. Mattke, Miosi, Hughes, Sinks and Mackey and Ms. Maggio) are performance-based and cliff vest after three years based on percentage achievement of a three-year cumulative adjusted book value ("ABV") per share growth goal. A 16.4% compound annual growth in ABV (or $6.02 per share growth) is required for 100% vesting. No growth in ABV would result in 0% vesting. The actual vesting percentage is determined by interpolation based on where the actual growth in ABV per share falls between $0.00 and $6.02.

46 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Long-Term Equity

Book value growth was chosen as the performance goal, in part because of its simplicity and relevance to management and investors. Book value growth measures cumulative build-up of equity in the Company; we believe its use as a metric aligns executive compensation with the financial strength of the Company. As noted above, most investors responding to an investor perception study performed for us indicated that they consider book value growth to be among the most appropriate measures of performance for the Company. These results confirmed to us the appropriateness of our use of a book value growth metric for vesting of long-term equity awards.

ABV per share is a non-GAAP financial measure. For a description of how we calculate this measure for each equity award and a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.

2019 Cliff Time-Vested Awards. In July 2019, we executed on our leadership transition and promoted internal candidates to the positions of CEO (Mr. Mattke); President and Chief Operating Officer (Mr.  Miosi); and Chief Financial Officer (Mr. Colson). In connection with the management realignment, the Committee, after consulting with our Compensation Consultant, made the one-time grant of cliff vested restricted stock units described above under "Leadership Transition." Those RSUs vest in July 2022, subject to continued employment with the Company, and are reflected in the 2019 Grants of Plan Based Awards Table.

2019 Other Awards. In January 2019, prior to his becoming an NEO, Mr. Colson was awarded a combination of BV Awards and Time Vested Awards, consistent with the grant-type mix and design terms for awards provided to participants at the Vice president level. Vesting of the BV Awards, which represent 60% of the long-term equity awards granted to Mr. Colson in January 2019, will occur over a three-year period, based on achievement of the same three-year cumulative ABV per share growth goal that was used for 2019 Cliff BV Awards to NEOs. However, partial vesting of the BV Awards to Mr. Colson may occur annually (up to a maximum of 1/3 for the first year and 2/3 for the first and second years combined) based on progress against the three-year cumulative goal. The actual vesting percentage is determined by interpolation based on where the actual growth in ABV per share falls between $0.00 and $6.02. The Time-Vested Awards, which represent 40% of the long-term equity awards granted to Mr. Colson in January 2019, will vest ratably in each of the three years after grant, subject to continued employment with the Company.

2018 and 2017 Long-Term Equity Awards.

2018 and 2017 Cliff BV Awards. These were awarded in January 2018 and January 2017 to then-NEOs and executive officers (Messrs. Mattke, Miosi, Hughes, Sinks and Mackey) and each cliff vest after three years based on achievement of a three-year cumulative ABV per share growth goal. A 16.4% and 13.5% compound annual growth in ABV is required for 100% vesting of the 2018 and 2017 long-term equity awards, respectively. No growth in ABV would result in 0% vesting. The actual vesting percentage is determined by interpolation based on where the actual growth in ABV per share falls between $0.00 and $4.98 for the 2018 awards, and between $0.00 and $3.56 for the 2017 awards.

2018 and 2017 Time Vested Awards. In July 2018, upon her joining the Company, Ms. Maggio was awarded a one-time long-term equity award of 20,000 RSUs, which will vest ratably in each of the three years after grant, subject to continued employment with the Company. In each of January 2017 and 2018, prior to his becoming an NEO, Mr. Colson was awarded a long-term equity award of 2,000 RSUs, which will vest ratably in each of the three years after grant, subject to continued employment with the Company.

MGIC Investment Corporation – 2020 Proxy Statement │ 47

Components — Long-Term Equity — COMPENSATION DISCUSSION & ANALYSIS

The table below shows:

•	the three-year cumulative goal for vesting of the 2019, 2018 and 2017 Cliff BV Awards, and

•	the growth in ABV per share as of the end of 2019, as calculated for the awards;

•	2020 vesting percentage for the 2017 awards; no 2018 or 2019 grants will vest until the end of their three-year performance period

Growth in Adjusted Book Value per Share for 2019, 2018 and 2017 Cliff BV Awards
	3-year Cumulative Goal	2017-2019 Actual Growth	2018-2019 Actual Growth	2019 Actual Growth	Vesting %
2019 Equity Awards	$6.02			$1.96
2018 Equity Awards	$4.98		$3.58
2017 Equity Awards	$3.56	$4.26			100%

With respect to all of the long-term equity awards, dividends are not paid currently, but when awards vest, a payment is made equal to the dividends that would have been paid during the performance period for those vested awards.

Pension Plan

Our executive compensation program includes a qualified pension plan and a supplemental executive retirement plan. We believe retirement plans are an important element of a competitive compensation program. These plans compute retirement benefits based only on current cash compensation (salary and annual bonus) and therefore do not include long-term incentives that can result in substantial increases in pension value. We also offer a broad-based 401(k) plan to which we make contributions in cash. A description of our pension plan can be found following the table titled “Pension Benefits at 2019 Fiscal Year-End” in “Compensation and Related Tables” below.

Perquisites

To avoid an entitlement mentality, the perquisites we provide are minimal, ranging from $800 to $7,600 in 2019 for our current NEOs. The 2019 perquisites included club dues and expenses, a parking space at our headquarters and spousal travel in connection with conferences and Board meetings.

OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM

No Employment Agreements

Our CEO and other NEOs do not have employment agreements other than those discussed below that become effective upon a change in control. The Company entered into a Separation Agreement with Mr. Mackey effective May 14, 2019 and described in our Current Report on Form 8-K filed with the SEC on May 17, 2019.

Stock Ownership by Named Executive Officers

Stock Ownership Guidelines. We have stock ownership guidelines for our executive officers to encourage them to maintain an ownership interest in the Company and to mitigate potential risks from incentive arrangements. Stock considered owned consists of shares owned outright by the executive (including shares in the executive's account in our 401(k) plan), and unvested RSUs projected to vest within one year.

48 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Other Aspects

The stock ownership guidelines require ownership of stock valued at six times base salary for our CEO and stock valued at three times base salary for the other NEOs. Until the guideline is met, an NEO must not dispose of the portion of shares received upon vesting of equity awards equal to the lower of 25% of the shares that vested and 50% of the shares that were received by the NEO after taking account of shares withheld to cover taxes.

The table below shows the guidelines, shares considered owned as of December 31, 2019 for purposes of the guidelines, and the multiple of base salary represented by that ownership for our current CEO and all other current NEOs.

	Guideline (value of shares)	Actual Ownership (value at 12/31/19)	Actual Ownership as a Multiple of Base Salary
CEO	$4,650,000	$5,353,738	6.9
Total Other Current NEOs	$5,197,200	$6,627,677	3.8

Equity Holding Post-Vesting Requirement. A portion of equity awards granted to our NEOs and other executive officers must not be sold for one year after vesting. The number of shares that must not be sold is the lower of 25% of the shares that vested and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. The holding period may end before one year if the officer is no longer required to report their equity transactions to the SEC. The holding period does not apply to involuntary transactions, such as would occur in a merger, and for certain other dispositions.

Excluding shares withheld from equity awards for income tax withholding, none of our current NEOs has sold our stock while an NEO. Upon Mr. Sinks stepping down from his role as our CEO, he sold a portion of his holdings in our stock; however, as of December 31, 2019, his holdings still amounted to more than twelve times his base salary.

Hedging, Pledging and 10b5-1 Plan Prohibitions

Our hedging policy applies to our directors, NEOs, all other officers and certain other employees (generally, those who have regular access to material nonpublic information about the Company that gets incorporated into the Company’s periodic releases and reports), as well as their family members and entities that they control or influence. Under our hedging policy, the covered individuals/entities may not enter into hedging transactions designed to hedge or offset a decrease in the value of "Company Securities" or of vested or unvested restricted stock units (whether cash- or stock-settled). The definition of "Company Securities" includes the Company's common stock, options to purchase common stock, units in the MGIC stock fund within the Company's Profit-Sharing and Savings Plan, and convertible debentures, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company's securities. The hedging policy includes the following non-exhaustive list of examples of prohibited hedging transactions: forward sale contracts, equity swaps and credit defaults swaps relating to Company Securities. Financial instruments that hedge general industry risk or whose underlying security is that of an unrelated company are specifically not prohibited.

Under our pledging policy, the same individuals/entities who are subject to our hedging policy may not hold Company Securities in a margin account or pledge Company Securities as collateral for a loan. Our insider trading policy prohibits the use by those individuals/entities of plans created pursuant to Rule 10b5-1 of the Securities Exchange Act which, for example, may otherwise have allowed such persons to sell our stock while in possession of material undisclosed information about us.

“Clawback” Policy

Under our “clawback” policy, the Company will seek to recover from any NEO or other executive officer, to the extent the Committee deems appropriate, amounts associated with cash incentive compensation that was earned and equity awards that vested based on achievement of a performance goal if a subsequent financial restatement shows that such compensation should not have been paid.

MGIC Investment Corporation – 2020 Proxy Statement │ 49

Other Aspects — COMPENSATION DISCUSSION & ANALYSIS

Change in Control Provisions

Each of our NEOs is a party to a Key Executive Employment and Severance Agreement with us (a “KEESA”), as described in the section titled “Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements” below. No executive officer has an employment or severance agreement, other than a KEESA. The period for which our KEESAs provide employment protection ends on the third anniversary of the date of a change in control. Our KEESAs provide for a cash payment in two lump sums (or one lump sum if neither the Company nor any affiliate’s stock is publicly traded) only after both a change in control and a specified employment termination (a “double trigger”). Our KEESAs also provide for "double trigger" vesting of equity awards: there must be a change in control and an employment termination.

The agreements for our outstanding equity awards provide that the equity will not vest upon a change in control if the Committee reasonably determines in good faith prior to the occurrence of the change in control that the awards will be assumed or replaced by the employee’s employer immediately following the change in control with an alternative award meeting specified requirements.

Our KEESAs do not contain a gross-up by the Company for any excise tax payments resulting from payments upon a change in control. For participants with KEESAs effective on or after October 23, 2014, and/or who have reached age 62, payments under the KEESAs, or under any other agreement with or plan of the Company, are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment. For participants with KEESAs effective before October 23, 2014, and who are younger than age 62, payments under the KEESAs, or under any other agreement with or plan of the Company, are similarly reduced only if the resulting after-tax value to the participant of the total payments upon a change in control is greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes.

For additional information about our KEESAs, see “Compensation and Related Tables – Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements” below.

Tax Deductibility Limit

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid during a year to certain "covered employees," generally including our NEOs. We expect the portion of 2019 compensation exceeding $1 million for income tax purposes that we provide to our "covered employees" will not be deductible. The Committee considered the impact of this Internal Revenue Code rule in developing, implementing and administering our compensation program for 2019.

Prior to the enactment of the Tax Act, Section 162(m) generally exempted qualifying performance-based compensation from the $1 million annual deduction. The Tax Act included "grandfather" rules that apply to certain written binding contracts in effect as of November 2, 2017. Although the rules allowing this exemption are complex, we believe that a portion of our equity awards granted in 2017 qualify as tax-deductible. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), there is no certainty that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will be deductible.

The Committee will continue to consider the deductibility of compensation in light of the revisions to Code Section 162(m) by the Tax Act; however, the primary goals of the executive compensation program are to attract and retain high-quality executives and to align compensation with long-term shareholder interests.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the change in control provisions of Section 280G of the Internal Revenue Code.

50 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Other Aspects

Process for Approving Compensation Components

The Committee's practice for many years has been to make equity awards and approve new salaries and bonuses at its meeting in late January, which normally follows our determination of earnings for the prior year. The Committee also may approve changes in compensation at other times throughout the year. In July 2019, the Committee approved compensation changes in connection with the management succession discussed in the introduction to this CD&A.

The Committee has not adjusted executive officers' future compensation based upon amounts realized or forfeited pursuant to previous equity awards.

COMPENSATION COMMITTEE REPORT

Among its other duties, the Committee assists the oversight by the Board of Directors of MGIC Investment Corporation’s executive compensation program, including approving corporate goals relating to compensation for the CEO and senior officers, evaluating the performance of the CEO and determining the CEO’s annual compensation and approving compensation for MGIC Investment Corporation’s other senior executives.

The Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in MGIC Investment Corporation’s Proxy Statement for its 2020 Annual Meeting of Shareholders.

Members of the Management Development, Nominating and Governance Committee:
Kenneth M. Jastrow, II, Chair
Cassandra C. Carr
Jodeen A. Kozlak
Michael E. Lehman
Melissa B. Lora

MGIC Investment Corporation – 2020 Proxy Statement │ 51

COMPENSATION AND RELATED TABLES

Summary Compensation Table

The following provides certain information about the compensation of our NEOs in 2017 through 2019. Other tables that follow provide more detail about the specific types of compensation.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Timothy Mattke(5)	2019	645,873	2,144,934	1,474,000	504,486	24,950	4,794,243
Chief Executive	2018	542,119	1,435,801	1,106,000	54,457	15,100	3,153,477
Officer	2017	526,327	868,444	966,800	396,358	14,850	2,772,779
Salvatore Miosi(5), (6)	2019	495,593	1,947,384	1,082,500	507,286	24,950	4,057,713
President and	2018	398,550	1,435,801	813,000	84,115	15,100	2,746,566
Chief Operating Officer
Nathaniel Colson(5), (6)	2019	206,180	374,593	223,100	14,822	8,808	827,503
Executive Vice
President and Chief
Financial Officer
James Hughes(7)	2019	421,500	1,651,059	825,200	558,689	24,950	3,481,398
Executive Vice	2018	408,769	1,435,801	834,000	126,953	15,100	2,820,623
President - Sales &	2017	365,081	868,444	729,000	469,507	14,850	2,446,882
Bus. Development
Paula Maggio(6)	2019	409,062	1,157,184	640,600	39,438	24,950	2,271,234
Executive Vice
President and
General Counsel
Patrick Sinks(5)	2019	895,304	3,375,120	2,336,800	909,738	24,950	7,541,912
Vice Chairman	2018	868,635	4,187,753	2,311,300	588,738	15,100	7,971,526
	2017	843,000	2,532,961	2,065,500	1,577,483	14,850	7,033,794
Stephen Mackey(8)	2019	204,151	1,157,184	—	61,492	483,294	1,906,121
Former Executive	2018	460,765	1,435,801	940,000	49,299	24,500	2,910,365
Vice President and	2017	447,373	868,444	801,500	52,884	24,050	2,194,251
Chief Risk Officer

(1)
Our equity awards are granted under programs described in "Components of our Executive Compensation Program — Long-Term Equity Awards” in our CD&A. The amounts shown in this column represent the grant date fair value of the restricted equity awards granted to NEOs in the years shown, computed in accordance with FASB ASC Topic 718. The fair value of restricted equity is based on the closing price of our Common Stock on the NYSE on the date of grant. In 2019, this was $12.37 (on a weighted average basis) for our CEO; and ranged from $11.76 to $13.99 (on a weighted average basis) for our other NEOs; in 2018, it was $15.81; and in 2017, it was $10.41. In accordance with the rules of the SEC, all of the figures in this column represent the value at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. If the full value of the applicable awards for 2019, 2018 and 2017 were shown, assuming the highest levels of the applicable performance conditions were achieved, rather than an amount based upon the probable outcome of the applicable performance conditions, then the amounts shown would have been:

52 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION AND RELATED TABLES — Summary Compensation Table

Name	2019	2018	2017
Timothy Mattke	$2,398,950	$1,669,536	$1,099,296
Salvatore Miosi	2,201,400	1,669,536	See Note (6)
Nathaniel Colson	388,056	See Note (6)	See Note (6)
James Hughes	1,905,075	1,669,536	1,099,296
Paula Maggio	1,411,200	See Note (6)	See Note (6)
Patrick Sinks(7)	4,116,000	4,869,480	3,206,280
Stephen Mackey(8)	1,411,200	1,669,536	1,099,296

Our standard terms for stock awards provide that separation from service with the Company results in forfeiture of the awards. In connection with Mr. Mackey's separation from service, the Company waived the forfeiture of Mr. Mackey's 2017 stock award; Mr. Mackey's 2018 and 2019 stock awards were forfeited. The value of Mr. Mackey's 2017 award when the forfeiture was waived, based on the probable outcome of the applicable performance conditions and the closing price of our Common Stock on the NYSE on that date, had increased from $868,444 to $1,156,257. The award remains subject to the performance condition described in "Components of our Executive Compensation Program - 2018 and 2017 Long-Term Equity Awards" in our CD&A.

(2)
Our 2019 bonus program is described in "Components of our Executive Compensation Program — Annual Bonus” in our CD&A. The percentage of the maximum bonuses paid was calculated based on a formula that compares actual performance to threshold, target and maximum performance achievement levels for two different financial performance goals (each with specific weights and in total weighted 75%) and a subjective assessment of performance against three different business objectives. Our 2018 and 2017 bonus programs were structurally similar to the 2019 bonus program; however the 2017 program considered a greater number of financial performance goals and business objectives. All goals for the 2017-2019 bonus programs were considered and approved by the Management Development, Nominating and Governance Committee.

(3)
The Company does not maintain a nonqualified deferred compensation plan for its employees. The amounts shown in this column reflect, if positive, the sum of (a) the aggregate change in present value of accumulated pension benefits during the year pursuant to our Pension Plan and our Supplemental Executive Retirement Plan (“SERP”) when retirement benefits are also provided under the SERP, and (b) distributions the named executive officer received from our Qualified Pension Plan or SERP during the year.

The aggregate change in present value of accumulated pension benefits represents:

(a)
For other than Mr. Colson, Ms. Maggio and Mr. Mackey, the difference between (a) the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62, or current age if older than 62, and continuing for his life expectancy determined at the end of the year shown and by assuming that the officer’s employment with us ended on the last day of the year shown, and (b) the same calculation done as if the officer’s employment had ended one year earlier.

(b)
For Mr. Colson and Ms. Maggio, the difference between (a) the present value as of December 31, 2019 of the accumulated benefit under the "Cash Component" (described following the table titled “Pension Benefits at 2019 Fiscal Year-End") of our Pension Plan, and (b) the same calculation as of the prior year-end.

(c)
For Mr. Mackey, the difference between (a) the sum of (I) the distribution Mr. Mackey is expected to receive from the Pension Plan on February 1, 2020, and (II) the distribution Mr. Mackey received from the SERP in 2019, and (b) the present value as of December 31, 2018 of the accumulated benefit under the "Cash Component."

(d)
For all years shown, the change in the present value of accumulated pension benefits between years represents the net result of (a) the officer being one year closer to the receipt of the pension payments, which generally means the present value is higher, and the annual pension payment (for Mr. Colson, Ms. Maggio and Mr. Mackey, their accumulated benefit) is higher due to the additional benefit earned because of one more year (in the case of Mr. Mackey, a partial year) of employment; (b) a change in actuarial assumptions used to calculate the benefit, primarily changes in the discount rate used to calculate the present value at the end of each of those years; (c) a decrease for the effect of distributions that the NEOs received from our Qualified Pension Plan or SERP; (d) an increase for (I) in the case of Mr. Sinks and Mr. Mattke, in-service distributions received from our SERP to pay their portion of social security taxes and related income tax from such distributions, and (II) in the case of Mr. Mackey, a lump-sum distribution from the SERP. For each NEO, the change for 2019, 2018 and 2017 consists of:

MGIC Investment Corporation – 2020 Proxy Statement │ 53

Summary Compensation Table — COMPENSATION AND RELATED TABLES

	2019		2018		2017
Name	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors
Timothy Mattke	$336,693	$167,793	$(219,652)	$274,109	$173,042	$223,316
Salvatore Miosi	297,162	210,124	(208,703)	292,818	See Note (6)	See Note (6)
Nathaniel Colson	6,503	8,319	See Note (6)	See Note (6)	See Note (6)	See Note (6)
James Hughes	318,594	240,095	(237,244)	364,197	222,500	247,007
Paula Maggio	4,607	34,831	See Note (6)	See Note (6)	See Note (6)	See Note (6)
Patrick Sinks	669,333	240,405	(522,207)	1,110,945	570,271	1,007,212
Stephen Mackey	5,960	55,532	(2,083)	51,382	6,401	46,483

See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2019 for additional information regarding the assumptions made in arriving at these amounts.

See information following the table titled “Pension Benefits at 2019 Fiscal Year-End” below for a summary of our Pension Plan and our SERP.

(4)
Amounts in this column for 2019, for other than Mr. Mackey, consist of matching 401(K) contributions and discretionary retirement plan contributions. For Mr. Mackey, the amount reflects $458,344 of severance paid in 2019 in connection with his separation from service with the Company, and a matching 401(k) contribution and discretionary retirement plan contribution of $24,950.

(5)	In July 2019, Mr. Sinks stepped down as our President and CEO, but agreed to remain with the Company until January 31, 2020 in the position of Vice Chairman.

In July 2019, Mr. Mattke, our former Executive Vice President and Chief Financial Officer, was promoted to Chief Executive Officer; Mr. Miosi, our former Executive Vice President–Business Strategies & Operations, was promoted to President and Chief Operating Officer; and Mr. Colson, our former Vice President–Finance, was promoted to Executive Vice President and Chief Financial Officer.

(6)	No compensation data is provided for the years prior to Mr. Miosi, Mr. Colson or Ms. Maggio becoming an NEO.

(7)	NEO holds this position with Mortgage Guaranty Insurance Corporation, a wholly owned subsidiary of the Company, and not with the Company.

(8) Mr. Mackey departed the Company in May 2019. His "salary" amount includes the payment of $23,920 he received for his accrued but unused vacation time.

54 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION AND RELATED TABLES — Grants of Plan-Based Awards

2019 Grants of Plan-Based Awards

The following table shows the grants of plan-based awards to our NEOs in 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Type of Award	Target ($)	Maximum ($)	Target (#)	Maximum (#)	(#)
Timothy Mattke	1/21/2019	Annual Bonus Incentive(1)	854,041	1,708,081
	1/21/2019	RSUs-Cliff Perf. Vest(4)			98,400	120,000		1,157,184
	7/25/2019	RSUs-Cliff Time Vest(5)					75,000	987,750
Salvatore Miosi	1/21/2019	Annual Bonus Incentive(1)	627,158	1,254,317
	1/21/2019	RSUs-Cliff Perf. Vest(4)			98,400	120,000		1,157,184
	7/25/2019	RSUs-Cliff Time Vest(5)					60,000	790,200
Nathaniel Colson	1/21/2019	Annual Bonus Incentive(1)	129,251	258,503
	1/21/2019	RSUs-Perf. Vest(6)			5,215	6,360		61,331
	1/21/2019	RSUs-Time Vest(7)					4,240	49,862
	7/25/2019	RSUs-Cliff Time Vest(5)					20,000	263,400
James Hughes	1/21/2019	Annual Bonus Incentive(1)	478,125	956,250
	1/21/2019	RSUs-Cliff Perf. Vest(4)			98,400	120,000		1,157,184
	7/25/2019	RSUs-Cliff Time Vest(5)					37,500	493,875
Paula Maggio	1/21/2019	Annual Bonus Incentive(1)	371,160	742,320
	1/21/2019	RSUs-Cliff Perf. Vest(4)			98,400	120,000		1,157,184
Patrick Sinks	1/21/2019	Annual Bonus Incentive(1)	1,353,900	2,707,800
	1/21/2019	RSUs-Cliff Perf. Vest(4)			287,000	350,000		3,375,120
Stephen Mackey(8)	1/21/2019	Annual Bonus Incentive(1)	538,200	1,076,400
	1/21/2019	RSUs-Cliff Perf. Vest(4)			98,400	120,000		1,157,184

(1)
Our Non-Equity Incentive Plan Awards are described in "Components of our Executive Compensation Program — Annual Bonus” in our CD&A. This table does not include a "threshold" column because under our 2019 Non-Equity Incentive Awards, a zero payout was possible if threshold performance targets were not achieved. Messrs. Mattke, Miosi and Colson were each promoted during 2019; the amounts shown in this column have been calculated based on their prorated salaries and bonus multiples for the time they were in each of their positions during 2019.

(2)
Our Equity Incentive Plan Awards are described in “Components of our Executive Compensation Program - 2019 Long-Term Equity Awards” in our CD&A. This table does not include a "threshold" column because under our 2019 Long-Term Equity Awards, a zero payout is possible for performance vested awards if no adjusted book value per share growth is achieved, and a zero payout is possible for time vested awards if the NEO departs before vesting.

(3)
All of the figures in this column represent the value of stock unit awards at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. The grant date fair value is based on the NYSE closing price on the day the award was granted or the prior day if the NYSE was closed on the day the award was granted.

(4)	These are the Cliff BV Awards described in “Components of our Executive Compensation Program - 2019 Long-Term Equity Awards” in our CD&A.

(5)
These are the one-time Cliff Time Vested Awards described in “Components of our Executive Compensation Program - 2019 Long-Term Equity Awards” in our CD&A that were awarded in connection with the execution of our leadership transition.

MGIC Investment Corporation – 2020 Proxy Statement │ 55

Grants of Plan-Based Awards — COMPENSATION AND RELATED TABLES

(6)	These are the BV Awards described in "Components of our Executive Compensation Program - 2019 Long-Term Equity Awards” in our CD&A.

(7)	These are the Time Vested Awards described in “Components of our Executive Compensation Program - 2019 Long-Term Equity Awards” in our CD&A.

(8)
Our standard terms for stock awards provide that separation from service with the Company results in forfeiture of the awards. In connection with Mr. Mackey’s separation from service, the Company waived the forfeiture of Mr. Mackey’s 2017 stock award; Mr. Mackey’s 2018 and 2019 stock awards were forfeited. The value of Mr. Mackey’s 2017 award when the forfeiture was waived, based upon the probable outcome of the applicable performance conditions and the closing price of our Common Stock on the NYSE on that date, had increased from $868,444 to $1,156,257.  The award remains subject to the performance condition described in “Components of our Executive Compensation Program - 2018 and 2017 Long-Term Equity Awards” in our CD&A.

56 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION AND RELATED TABLES — Outstanding Equity Awards

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table shows our NEOs’ equity awards outstanding on December 31, 2019.

			Equity Incentive Plan Awards
Name	Number of Shares or Units That Have Not Vested(1) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Timothy Mattke	75,000	1,062,750	328,440	4,653,995
Salvatore Miosi	60,000	850,200	328,440	4,653,995
Nathaniel Colson	26,242	371,849	6,214	88,052
James Hughes	37,500	531,375	328,440	4,653,995
Paula Maggio	13,334	188,943	117,240	1,661,291
Patrick Sinks	—	—	957,950	13,574,152
Stephen Mackey	—	—	105,600	1,496,352

(1)	Consists of:

(a)
Cliff Time Vested RSUs awarded in July 2019 to Messrs. Mattke (75,000), Miosi (60,000), Colson (20,000) and Hughes (37,500) in connection with our CEO succession and management realignment. Those RSUs vest in July 2022, subject to continued employment with the Company, and are not subject to performance targets.

(b)
Time Vested RSUs awarded in July 2018 to Ms. Maggio (13,334), upon her joining the Company and prior to her becoming an NEO. Those awards vest in July in each of the first three years following the year of grant subject to her continued employment with the Company and are not subject to performance targets.

(c)
Time Vested RSUs awarded to Mr. Colson in each of January 2017 (668) and January 2018 (1,334), prior to his becoming an NEO. Those awards vest in January in each of the first three years following the year of grant subject to his continued employment with the Company, and are not subject to performance targets.

(d)
Time Vested RSUs granted in January 2019 to Mr. Colson (4,240). Those awards vest in January in each of the first three years following the year of grant, are not subject to performance targets and are reflected in the 2019 Grants of Plan Based Awards Table.

(2)	Based on the closing price of the Common Stock on the NYSE at 2019 year-end, which was $14.17.

(3)	Consists of:

(a)
Cliff Performance Vested RSUs awarded January 21, 2019 to Messrs. Mattke (117,240), Miosi (117,240), Hughes (117,240) and Sinks (341,950) and Ms. Maggio (117,240) that will cliff vest in February 2022 based on achievement of a three-year cumulative goal for growth in adjusted book value per share and are reflected in the 2019 Grants of Plan Based Awards Table. For more information, see “Components of our Executive Compensation Program - 2019 Long Term Equity Awards” in our CD&A.

(b)
Cliff Performance Vested RSUs awarded January 22, 2018 to Messrs. Mattke (105,600), Miosi (105,600), Hughes (105,600), and Sinks (308,000) that will cliff vest in February 2021 based on achievement of a three-year cumulative goal for growth in adjusted book value per share. For more information, see "Components of our Executive Compensation Program - 2018 and 2017 Long Term Equity Awards" in our CD&A.

(c)
Cliff Performance Vested RSUs awarded January 23, 2017 to Messrs. Mattke (105,600), Miosi (105,600), Hughes (105,600), Sinks (308,000) and Mackey (105,600) that cliff vested in March 2020 based on achievement of a three-year cumulative goal for growth in adjusted book value per share. For more information, see "Components of our Executive Compensation Program - 2018 and 2017 Long Term Equity Awards" in our CD&A.

MGIC Investment Corporation – 2020 Proxy Statement │ 57

Outstanding Equity Awards — COMPENSATION AND RELATED TABLES

(d)
Performance Vested RSUs awarded on January 21, 2019 to Mr. Colson (6,214) that will vest over a three-year period, based on achievement of a three-year cumulative goal for growth in adjusted book value per share and are reflected in the 2019 Grants of Plan Based Awards Table. For more information, see “Components of our Executive Compensation Program - 2019 Long-Term Equity Awards” in our CD&A.

The number of units that are included in this column is a representative number of units that would vest based on performance for the last completed year (2019), or if the payout is based on performance to occur over more than one year, the last completed fiscal years over which performance is measured.

58 │ MGIC Investment Corporation – 2020 Proxy Statement

COMPENSATION AND RELATED TABLES — Stock Vested

2019 Stock Vested

The following table shows the vesting of grants of plan based stock awards to our NEOs in 2019. There were no options outstanding or exercised in 2019.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Timothy Mattke	39,968	523,095
Salvatore Miosi	14,660	189,198
Nathaniel Colson	2,000	24,720
James Hughes	14,660	189,198
Paula Maggio	6,666	89,991
Patrick Sinks	116,574	1,525,703
Stephen Mackey	39,968	523,095

(1)	Value realized is the market value at the close of business on the vesting date.

MGIC Investment Corporation – 2020 Proxy Statement │ 59

Pension Benefits — COMPENSATION AND RELATED TABLES

Pension Benefits at 2019 Fiscal Year-End

The following table shows the present value of accrued pension plan benefits for our NEOs as of December 31, 2019.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
Timothy Mattke	Qualified Pension Plan	13.6	1,351,975	—
	Supplemental Executive Retirement Plan	13.6	198,851	5,101
Salvatore Miosi	Qualified Pension Plan	31.7	1,891,813	—
	Supplemental Executive Retirement Plan	31.7	120,918	—
Nathaniel Colson	Qualified Pension Plan	5.4	34,692	—
	Supplemental Executive Retirement Plan	5.4	—	—
James Hughes	Qualified Pension Plan	32.3	2,623,389	—
	Supplemental Executive Retirement Plan	32.3	115,862	—
Paula Maggio	Qualified Pension Plan	1.5	21,917	—
	Supplemental Executive Retirement Plan	1.5	27,263	—
Patrick Sinks	Qualified Pension Plan	41.4	3,420,062	—
	Supplemental Executive Retirement Plan	41.4	4,587,179	16,514
Stephen Mackey	Qualified Pension Plan	3.9	165,541	—
	Supplemental Executive Retirement Plan	3.9	—	35,431

(1)	See below for a summary of these plans.

(2)
The amount shown in this column, for other than Mr. Colson, Ms. Maggio and Mr. Mackey, is the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 (which is the earliest age that unreduced benefits under the Qualified Pension Plan and SERP may be received), or current age if older than 62, and continuing for his or her life expectancy determined at the end of 2019, and by assuming that the officer’s employment with us ended on the last day of that year. See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2019 for the discount rate used to calculate the present value of benefits under these plans. The amount shown in this column for Mr. Colson and Ms. Maggio is the present value as of December 31, 2019 of the accumulated benefit under the "Cash Component" (described below) of our Pension Plan, assuming retirement at age 65 (the earliest age at which unreduced benefits may be received under the Cash Component of the Pension Plan). The amount shown in this column for Mr. Mackey is the accumulated benefit under the "Cash Component" (described below) of our Pension Plan (Mr. Mackey received a qualified lump sum payment on February 1, 2020).

(3)
For Mr. Sinks and Mr. Mattke, the amount shown in this column represents distribution amounts received from the SERP during the fiscal year ended December 31, 2019, to pay the employee portion of the Social Security tax attributable to benefits earned under the plan during fiscal year 2019, as well as amounts distributed to cover the income tax thereon. For Mr. Mackey, the amount reflects a 2019 lump sum payout from the SERP.

The Pension Plan has been redesigned, effective January 1, 2014. As described below, under the redesigned Pension Plan and SERP, employees hired after December 31, 2013 accrue retirement benefits under a cash balance formula (the “Cash Balance Component”). Employees hired prior to January 1, 2014 continued to accrue benefits under the legacy Pension Plan design through December 31, 2018 (the “Prior Plan Component”). Effective January 1, 2019, all participants accrued benefits under the Cash Balance Component.

Named Executive Officers Hired Prior to January 1, 2014

Through 2018, the NEOs (other than Ms. Maggio, who was hired in 2018, and Mr. Mackey, who was hired in 2015) accrued benefits under the Prior Plan Component. Under the Pension Plan and SERP taken together within the Prior Plan Component, those executive officers each earned an annual pension credit for each year of employment equal to 2% of the officer’s eligible compensation for that year. Eligible compensation is limited to salaries, wages, cash bonuses (which for this purpose also includes payments listed in the Non-Equity Incentive Compensation Plan column in the Summary Compensation Table), and the portion of cash bonuses deferred and converted to restricted equity bonuses

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COMPENSATION AND RELATED TABLES — Pension Benefits

(applicable for bonuses for 1999 through 2006 performance). At retirement, the annual pension credits are added together to determine the employee’s accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee’s average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated. Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable in monthly installments or a lump-sum upon retirement at or after age 65 with at least five years of service (age 62 if the employee has completed at least seven years of service). Any supplemental executive retirement benefits are payable in a lump sum six months after service with the company ends. In addition, reduced benefits are payable beginning at any age following termination. Mr. Sinks is eligible for his full retirement benefits.

If the employment of our active NEOs as of December 31, 2019 (other than Ms. Maggio) terminated effective December 31, 2019, the annual amounts payable to them at age 62 (or current age if older than 62) under the Pension Plan and the SERP would have been: Mr. Mattke – $159,363; Mr. Miosi – $161,563; Mr. Colson – $6,160; Mr. Hughes –$193,982; and Mr. Sinks – $225,000; and the lump-sum payment for supplemental executive retirement benefits would have been: Mr. Mattke – $366,234; Mr. Miosi – $161,325; Mr. Hughes – $133,828; and Mr. Sinks – $4,703,662. As of December 31, 2019, Mr. Sinks was eligible to receive this level of benefit because he was age 62 and had more than seven years' tenure. As of December 31, 2019, Messrs. Mattke, Miosi, Colson and Hughes were each eligible to receive reduced benefits under these plans upon termination of employment. If their employment had been terminated effective December 31, 2019, the annual amounts payable under these plans had each one elected to begin receiving annual payments immediately would have been: Mr. Mattke – $25,660; Mr. Miosi – $57,226; Mr. Colson – $1,613; and Mr. Hughes – $144,642; and the lump-sum payment for supplemental executive retirement benefits would have been: Mr. Mattke – $180,340; Mr. Miosi – $123,431; and Mr. Hughes – $117,060. The discount rate and post-retirement mortality assumptions used to calculate the lump-sum payments differ from the factors used in our financial statements.

Named Executive Officers Hired on or after January 2, 2014

For Mr. Colson, Ms. Maggio and Mr. Mackey, the accumulated benefit in the Cash Balance Component of the Pension Plan is based on an annual credit of 4% of his or her plan eligible compensation (described above) and an annual interest credit based on the yield of the 30-year Treasury securities. Similar to the Prior Plan Component of the Pension Plan, benefits in excess of the qualified plan are eligible for accrual in the SERP. Benefits in the Cash Balance Component fully vest upon the earlier of three years of service or attainment of normal retirement age, therefore, if the employment of Ms. Maggio terminated effective December 31, 2019, no benefit would be payable to her. Mr. Mackey received a reduced distribution of $35,431 from the SERP in 2019 and is expected to receive a reduced distribution of $165,541 from the Pension Plan on February 1, 2020. The discount rate and post-retirement mortality assumptions used to calculate the lump-sum payments differ from the factors used in our financial statements.

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Payments Upon Termination or Change in Control — COMPENSATION AND RELATED TABLES

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated value of payments to each of the NEOs assuming the triggering event or events indicated occurred on December 31, 2019.

Name	Termination Scenario	Total ($)	Cash Payment(1) ($)	Value of Restricted Equity and Stock Options that will Vest on an Accelerated Basis(2) ($)	Value of Restricted Equity and Stock Options Eligible for Continued Vesting(2) ($)	Value of Other Benefits(3) ($)
Timothy Mattke	Change in control with qualifying termination	11,059,678	5,128,557	5,755,854	—	175,267
	Change in control without qualifying termination	—	—	—	—	—
	Death	5,755,854	—	5,755,854	—	—
Salvatore Miosi	Change in control with qualifying termination	3,635,755	—	3,635,753	—	2
	Change in control without qualifying termination	—	—	—	—	—
	Death	5,543,304	—	5,543,304	—	—
Nathaniel Colson	Change in control with qualifying termination	642,099	75,675	461,970	—	104,454
	Change in control without qualifying termination	—	—	—	—	—
	Death	461,970	—	461,970	—	—
James Hughes	Change in control with qualifying termination	3,437,589	—	3,437,585	—	4
	Change in control without qualifying termination	—	—	—	—	—
	Death	5,224,479	—	5,224,479	—	—
Paula Maggio	Change in control with qualifying termination	2,000,477	—	1,889,343	—	111,134
	Change in control without qualifying termination	—	—	—	—	—
	Death	1,889,343	—	1,889,343	—	—
Patrick Sinks	Change in control with qualifying termination	14,612,891	762,276	13,688,220	—	162,395
	Change in control without qualifying termination	—	—	—	—	—
	Retirement	8,728,720	—	—	8,728,720	—
	Death	13,688,220	—	13,688,220	—	—
Stephen Mackey	Separation from service	1,782,817	286,465	—	1,496,352	—

(1)
As described further in “Change in Control Agreements and Severance Pay” below, each of our current NEOs is a party to a KEESA that may provide for payments after a change in control. A qualifying termination is a termination within three years after the change in control by the Company other than for cause, death or disability or by the executive for good reason. Amounts are payable in one or

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COMPENSATION AND RELATED TABLES — Payments Upon Termination or Change in Control

two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

For KEESA participants who have reached age 62 or whose KEESAs are dated after October 22, 2014, payments under the KEESAs were capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment (the "Cut-Back Provision"). For KEESA participants who are younger than age 62 and whose KEESAs are dated on or before October 22, 2014, payments under the KEESAs are similarly reduced only if the resulting after-tax value to the participant of the total payments upon a change in control was greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes. Cash payments were reduced under the Cut-Back Provision as follows: Mr. Miosi – $3,872,574; Mr. Colson – $1,249,304; Mr. Hughes – $2,594,211; Ms. Maggio – $1,967,117; and Mr. Sinks – $5,813,589.

(2)
For other than Mr. Mackey, the value attributed to restricted equity that accelerates or is eligible for continued vesting is calculated using the closing price on the NYSE on December 31, 2019 (which is a higher valuation than that specified by IRS regulations for tax purposes). The value of equity that would vest on an accelerated basis was reduced under the Cut-Back Provision as follows: Mr. Miosi – $1,907,551; and Mr. Hughes –$1,786,894.

Our standard terms for stock awards provide that separation from service with the Company results in forfeiture of the awards. In connection with Mr. Mackey's separation from service, the Company waived forfeiture of Mr. Mackey's 2017 stock award. The value of Mr. Mackey's 2017 award when the forfeiture was waived, based upon the probable outcome of the applicable performance conditions and the closing price of our Common Stock on the NYSE on that date, was $1,156,257. The amount shown in this column represents the value of awards at 2019 year-end. The award remains subject to the performance condition described in “Components of our Executive Compensation Program — 2018 and 2017 Long-Term Equity Awards” in our CD&A.

(3)
For other than Mr. Mackey, in connection with a change in control, other benefits include three years of health and welfare benefits, outplacement costs, and an allowance for tax, legal and accounting fees. Other benefits were reduced under the Cut-Back Provision as follows: Mr. Miosi – $159,765; Mr. Hughes –$140,263; and Ms. Maggio – $12,464.

For Mr. Mackey, the amount reflects severance payments expected to be paid in 2020, subject to compliance with non-solicitation and other conditions of his Separation Agreement. Mr. Mackey was paid $458,344 of severance payments in 2019.

For an estimate of the value of pension benefits for an NEO upon retirement, please see the Pension Benefits Table.

Change in Control Agreements and Severance Pay

Key Executive Employment and Severance Agreement: Each of our currently-serving NEOs is a party to a KEESA. If a change in control occurs and the executive’s employment is terminated within three years after the change in control (this period is referred to as the employment period), other than for cause, death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive a termination payment of twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions to our tax‑qualified defined contribution plan, subject to reduction as described below. This termination payment is payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced by an amount corresponding to the portion of the employment period that has elapsed since the date of the change in control. The KEESAs require that, for a period of twelve months after a termination for which a payment is required, the executive not compete with us unless approved in advance in writing by our Board of Directors. The KEESAs also impose confidentiality obligations on our executives.

Under the KEESAs, a change in control generally would occur upon the acquisition by certain unrelated persons of 50% or more of our Common Stock; an exogenous change in the majority of our Board of Directors; certain mergers, consolidations or share exchanges or related share issuances; or our sale or disposition of all or substantially all of our assets. We would have “cause” to terminate an executive under a KEESA if the executive were intentionally to engage in certain bad faith conduct causing demonstrable and serious financial injury to us; to be convicted of certain felonies;

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Payments Upon Termination or Change in Control — COMPENSATION AND RELATED TABLES

or to willfully, unreasonably and continuously refuse to perform his or her existing duties or responsibilities. An executive would have “good reason” under his or her KEESA if we were to breach the terms of the KEESA or make certain changes to the executive’s position or working conditions.

While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefit plans. Such benefits include life insurance benefits made available to salaried employees generally and other benefits provided to executives of comparable rank, including stock awards, supplemental retirement benefits and periodic physicals. The value of these benefits cannot be less than 75% of the value of comparable benefits prior to the change in control, except that if the new parent company does not provide stock‑based compensation to executives of its U.S. companies of comparable rank, this type of benefit need not be provided and the 75% minimum for other benefits is raised to 100%. If the executive experiences a qualified termination, he is entitled to continued life and health insurance for the remainder of the employment period or, if earlier, the time he obtains similar coverage from a new employer, outplacement services and up to a total of $10,000 to cover tax preparation, legal and accounting services relating to the KEESA termination payment.

Our KEESAs were modified in 2014 to remove the gross-up by the Company for excise tax payments resulting from payments upon a change in control. The form of KEESA is filed as an exhibit to our Form 10-K. The foregoing description is only a summary and is qualified by the actual terms of the KEESA.

Post-Termination Vesting of Certain Restricted Equity Awards: In general, our restricted equity awards outstanding as of December 31, 2019 are forfeited upon a termination of employment, other than as a result of the award recipient’s death (in which case the entire award vests) or disability (in which case the award continues to vest). In general, if employment termination occurs after age 62 for a recipient who has been employed by us for at least seven years, awards granted at least one year prior to the date of the employment termination will continue to vest if the recipient enters into a non-competition agreement with us. None of our current NEOs is 62 or older.

Our equity awards provide that the equity will not vest upon a change in control if the Committee reasonably determines in good faith prior to the occurrence of the change in control that the awards will be assumed or replaced by the employee’s employer immediately following the change in control with an alternative award meeting specified requirements. For purposes of the table above, we assume that the awards will be so assumed or replaced.

Severance Pay: Although we do not have a written severance policy for terminations of employment unrelated to a change in control, we have historically negotiated severance arrangements with officers whose employment we terminate without cause. The amount that we have paid has varied based upon the officer’s tenure and position.

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COMPENSATION AND RELATED TABLES — CEO Pay Ratio

2019 CEO Pay Ratio

The following table provides the ratio of the median of the annual total compensation of all of our employees, except the CEO, to the annual total compensation of the CEO.

Median of the 2019 Annual Total Compensation of all of our Employees, except the CEO	2019 Annual Total Compensation of the CEO	Ratio of the Median of the 2019 Annual Total Compensation of all of our Employees, except the CEO, to the Annual 2019 Total Compensation of the CEO
$ 149,146	$ 6,873,472	1:46

The 2019 Annual Total Compensation of the median employee, and the 2019 Annual Total Compensation of the CEO, were calculated in accordance with the rules applicable to the SCT, adjusted to include the value of tax-exempt, non-discriminatory health benefits provided by us.

Our median 2019 employee was determined by considering, for each employee employed by us and our consolidated subsidiaries as of December 31, 2019, the sum of “pension eligible compensation” and the "change in pension value" during 2019. “Pension eligible compensation” includes base wages, commission, overtime pay and bonuses paid in 2019. The "pension eligible compensation" is derived from our payroll records. The "change in pension value" is calculated in the same manner as it is for the SCT and is provided by our pension consultant.

Mr. Mattke has been our CEO since July 25, 2019; prior to that time, he had been our Executive Vice President and Chief Financial Officer. To calculate his compensation for purposes of the CEO Pay Ratio, we annualized the portion of his salary, stock awards, long-term incentive plan compensation, change in pension value and all other compensation reported in the 2019 Summary Compensation Table that was attributable to his time as our CEO. To that, we added the tax-exempt, non-discriminatory health benefits provided by us.

OTHER MATTERS

Related Person Transactions

Among other things, our Code of Business Conduct prohibits us from entering into transactions in which our “Senior Financial Officers,” executive officers, or their respective immediate family members have a material personal financial interest (either directly or through a company with which the officer has a relationship) unless all of the following conditions are satisfied:

•	the terms of the contract or transaction are fair and equitable, at arm’s length and are not detrimental to our interests;

•	the existence and nature of the interests of the officer are fully disclosed to and approved by the Audit Committee; and

•	the interested officer has not participated on our behalf in the consideration, negotiation or approval of the contract or transaction.

The Code defines a material interest as one in which our officer is a director or officer of the counterparty to the transaction, or our officer or a member of our officer’s immediate family has a financial interest in such counterparty that has a value of at least 10% of the value of such counterparty. Our Audit Committee does not consider payments and benefits arising in the ordinary course of employment with us, or through services as a director, to be “transactions” subject to its approval.

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OTHER MATTERS

In addition, the Code requires Audit Committee approval of all transactions with any director or a member of the director’s immediate family, other than transactions involving the provision of goods or services in the ordinary course of business of both parties. The Code contemplates that our non-management directors will disclose all transactions between us and parties related to the director, even if they are in the ordinary course of business.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of their beneficial ownership of our stock and changes in stock ownership with the SEC. Based in part on statements by the directors and executive officers, we believe that all Section 16(a) forms were timely filed by our directors and executive officers in 2019, except for the filing of the Form 4s required to be filed February 19, 2019 to report the cash settlement upon vesting of the 2018 grant of share units made to the following directors under our Deferred Compensation Plan for Non-Employee Directors: Messrs.  Arrigoni, Chaplin, Culver, Holt, Jastrow, and Lehman; Messes. Carr and Kozlak;  and Dr. Zandi. The forms were filed on March 5, 2019 due to an administrative error. We timely made 91 other Section 16(a) filings on behalf of our executive officers and directors in 2019.

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66 │ MGIC Investment Corporation – 2020 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation’s financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”), MGIC Investment Corporation’s independent registered public accounting firm, its audited financial statements for the year ended December 31, 2019. The Audit Committee discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding auditor-audit committee communications about independence and discussed with PwC their independence from MGIC Investment Corporation and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that MGIC Investment Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the SEC. These are the same financial statements that appear in MGIC Investment Corporation’s Annual Report to Shareholders.

Members of the Audit Committee:
Michael E. Lehman, Chair
Daniel A. Arrigoni
Jay C. Hartzell
Timothy A. Holt
Melissa B. Lora
Gary A. Poliner
Sheryl L. Sculley

MGIC Investment Corporation – 2020 Proxy Statement │ 67

ITEM 3 – APPROVAL OF THE MGIC INVESTMENT CORPORATION 2020 OMNIBUS INCENTIVE PLAN

The Board of Directors has approved and recommended for shareholder approval the MGIC Investment Corporation 2020 Omnibus Incentive Plan (the “Plan”). The material features of the Plan are summarized below. The summary does not change the actual terms of the Plan, which is included as Appendix C to this proxy statement.

The Board of Directors is recommending that shareholders approve the Plan because it views providing equity compensation opportunities to senior management and key employees to be one of the most significant means to align the interests of shareholders and management. See ‘‘Compensation Discussion and Analysis - Long-Term Equity Awards” in this proxy statement. The Plan also permits awards to be made to non-employee directors and sets forth the limits on the amount of equity compensation that may be awarded to such directors under this Plan and our Deferred Compensation Plan for Non-Employee Directors. The Corporate Governance Guidelines, adopted by the Board, provide that a meaningful portion of director compensation should consist of common equity or its equivalent (such as phantom stock). While we have not awarded common equity to non-employee directors for more than ten years (phantom stock has been awarded as discussed under “Compensation of Directors - Non-Management Director Compensation Program” in this proxy statement), the Plan will be available as another mechanism by which the interests of shareholders and directors can be aligned through equity ownership as contemplated by the Corporate Governance Guidelines.

Proposed Terms of the 2020 Omnibus Incentive Plan

The purpose of the Plan is to motivate and incent performance by, to obtain the services of, and/or to retain the services of, key employees and non-employee directors through receipt of equity-based and other incentive awards under the Plan. The persons who are eligible to receive awards under the Plan as described above are referred to as “eligible individuals” and the persons to whom awards are made under the Plan are referred to as “participants.” A “non-employee director” is a director of the Company who is not an employee of the Company or any affiliate and is not a representative of a particular holder of the Company’s securities.

The maximum number of shares of Common Stock that may be covered by awards under the Plan is 11,000,000 shares (the “Maximum Limit”). If shares covered by an award under the Plan are not delivered because the award is forfeited or canceled or expires, or if an award is settled in cash rather than in shares, then those shares will not count against the Maximum Limit. However, shares purchased by the Company using proceeds from option exercises, shares tendered or withheld in payment of the exercise of price of an option and shares tendered or withheld to satisfy tax withholding obligations will count against the Maximum Limit. Shares issued under the Plan will increase the number of outstanding shares and dilute the interest of existing shareholders. Awards under the Plan will also result in GAAP compensation expense to the Company.

The Company’s amended and restated articles of incorporation authorize the issuance of 1,000,000,000 shares of Common Stock. There were 340,860,286 outstanding shares of Common Stock as of March 6, 2020, with approximately 19,100,000 shares reserved for future issuance under convertible debt and approximately 4,200,000 shares reserved for issuance under outstanding awards under our existing 2015 Omnibus Incentive Plan (the “2015 Plan”); if the Plan is approved, the 2015 Plan will terminate such that no future awards will be made under the 2015 Plan. As of March 6, 2020, approximately 1,800,000 shares remained available for future awards under the 2015 Plan. Awards previously granted under the 2015 Plan and still outstanding will continue to be subject to the 2015 Plan. Thereafter, if any shares subject to such awards under the 2015 Plan would again become available for new grants under the terms of the 2015 Plan if the 2015 Plan were still in effect (taking into account the 2015 Plan’s provisions concerning termination or expiration, if any, and the Plan’s limits on share recycling described above), then those shares will be available for the purpose of granting awards under the Plan, thereby increasing the number of shares available for issuance under the Maximum Limit.

68 │ MGIC Investment Corporation – 2020 Proxy Statement

ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

We determined the maximum number of shares for which awards may be granted under the Plan by considering that the number of shares we granted as equity awards in 2020 plus additional shares to cover newly hired employees and future changes in equity awards may result in an annual run rate of approximately 1,750,000 shares, which is approximately 99% of the average of our equity awards granted during 2017-2019 and approximately 87% of the equity awards granted in 2019. Using 1,750,000 shares as an estimated ‘‘run rate” for future awards, resulted in an annual ‘‘burn rate” of approximately 0.5% (the quotient of dividing 1,750,000 by our outstanding shares at March 6, 2020), which we considered low and therefore acceptable.

Using 1,750,000 as an estimated ‘‘run rate” for future awards resulted in the Maximum Limit being sufficient to make awards for the next six years (the quotient of dividing the Maximum Limit by 1,750,000), which we considered adequate but not excessive. The Plan does not count awards that are forfeited against the Maximum Limit. During the last three calendar years the average number of shares forfeited has been approximately 148,000 per year, although a forecast of future forfeitures would be difficult to make. Subtracting the average number of forfeitures from the assumed annual "run rate" for future awards of 1,750,000 would also result in the Maximum Limit being sufficient to make awards for six years.

Using the methodology of a leading proxy advisory firm, our average “burn rate” over the last three years would be approximately 1.2%. In analyzing equity compensation plans, this firm develops a benchmark “burn rate” for each 4-digit GICS code (for these purposes, our Company is considered to be in the Insurance GICS code); and the particular benchmark depends on the stock index in which the issuer is included (which for us is the Russell 3000). We expect that under this firm’s equity plan scoring model, a “burn rate” at the 1.2% level, which is about one-fourth of the benchmark, would receive the maximum points for this element of the firm’s analysis, which requires a specified point total to obtain a favorable voting recommendation from this firm. As a result, we also consider our “burn rate” computed under this firm’s methodology to be low.

The Plan provides for the award of stock options (“options”), stock appreciation rights (“SARs”), restricted stock and restricted stock units, as well as cash incentive awards. Each type of award is described briefly below and they are referred to together as “awards.” No award may be granted after April 23, 2030.

On March 6, 2020, the last reported sale price of the Common Stock on the NYSE on that date was $12.42. There are currently approximately 168 eligible individuals, of whom 13 are non-employee directors.

Administration

The Plan is administered by a Committee of the Board. Unless otherwise provided by the Board, the Committee will be the Management Development, Nominating and Governance Committee. The Plan provides that the Committee will meet the non-employee director requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. At any time that awards intended to be performance-based for state tax law purposes, as discussed below under the caption “Certain Income Tax Consequences of Restricted Stock and Restricted Stock Units,” are outstanding or are to be granted, the Committee will also meet the outside director requirement of Section 162(m) of the Code, the regulations thereunder and state laws that incorporate, refer to or based on such provisions. Among other functions, the Committee has power (a) to select the participants from among the eligible individuals, (b) to determine the number of shares covered by awards, and (c) within the limits of the Plan, to set the terms of awards. The Plan authorizes the Committee to delegate its functions to any one or more of its members or to other persons.

Options and SARs

An option is the right to purchase a specified number of shares of Common Stock at a specified exercise price. An SAR is the right to receive, in cash or shares with equivalent value, the difference between the fair market value of a specified number of shares of Common Stock and a specified exercise price. The exercise price per share of Common Stock subject to an option or an SAR will be determined by the Committee. However, the exercise price per share may not be less than the fair market value ("Fair Market Value") of a share of Common Stock on the date the award is made and

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ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

the exercise price of an incentive stock option (“ISO”) granted to an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock then issued by the Company or a subsidiary (a “10% Shareholder”) must have an exercise price not less than 110% of the Fair Market Value of a share of stock on the date of grant. (Fair Market Value is defined in the Plan and if the Committee does not specify a different method, Fair Market Value as of a given date is the last reported sale price of the Common Stock on that date.) The exercise price of an option or SAR that has been granted may not be reduced nor may a new option or SAR be granted with an exercise price that is lower than an outstanding option or SAR for which such new option or SAR is exchanged without the approval of the Company’s shareholders. The Committee may not approve the grant of an option or an SAR with a grant date that is effective prior to the date the Committee takes action to approve such grant.

The term of an option or SAR will be determined by the Committee, but may not be more than ten years or, in the case of an ISO granted to a 10% Shareholder, five years. Subject to the minimum vesting period required by the Plan, options and SARs will vest on such conditions as are determined by the Committee. Conditions to vesting can include remaining as an employee or non-employee director for a specified period or the achievement of performance goals set by the Committee.

The method and form of payment of the exercise price for options will be determined by the Committee and may include cash, check, promissory note, surrender of previously owned shares, delivery of a properly executed form of attestation (as determined by the Committee) of ownership of shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares for which the option is exercised, a broker-assisted cashless exercise program approved by the Committee, other methods permitted by applicable law or a combination of any of such methods.

Options may be ISOs or options that are not ISOs.

Restricted Stock and Restricted Stock Units

Restricted stock is Common Stock that is not freely transferable by the participant until specified restrictions lapse or specified conditions are met. In this description, these restrictions and conditions are referred to together as restrictions. A restricted stock unit (“RSU”) is the right to receive stock in the future (or a cash payment based upon the fair market value of a share of stock), which right is subject to restrictions.

Restricted stock and RSUs will be subject to such restrictions as the Committee may impose.

Cash Incentive Awards

An “Incentive Award” is a grant of a right to receive a cash payment pursuant to a bonus plan, to the extent Performance Goals (as defined below) are achieved. Such a bonus plan may be intended to provide performance-based compensation under certain state tax laws, as discussed below under the caption “Section 162(m) of the Code." A bonus plan may provide for the grant of restricted stock or RSUs in conjunction with bonuses payable under such plan.

The Committee will determine the terms of Incentive Awards, including the Performance Goals that must be achieved, the performance period, the potential amount payable and the timing of payment.

The Committee may allow participants to elect to receive restricted stock or RSUs with a vesting period determined by the Committee for a portion of Incentive Awards (“Base Award”). If the Base Award is elected, the participant may also be awarded additional shares of restricted stock or RSUs with a vesting period determined by the Committee for each share associated with the Base Award (“Matching Award”).

Limits on Awards

The maximum number of shares that may be issued under options intended to be ISOs is the Maximum Limit.

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ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

The following limits shall apply to any Awards granted under the Plan that are intended to qualify as performance-based compensation under certain state tax laws, as discussed below under the caption "Section 162(m) of the Code":

•	The number of shares that may be covered by Awards granted to any one participant in any fiscal year (excluding any Matching Awards) will not exceed 1,000,000 shares.

•	The maximum amount paid to any participant in any fiscal year under all Incentive Awards (including any Matching Award) will not exceed $7,500,000.

For any fiscal year, and for any particular non-employee director, the Awards under this Plan plus the Annual Grants under, and defined in, our Deferred Compensation Plan for Non-Employee Directors (or any successor plan thereto), may not exceed an aggregate Fair Market Value on the date of grant greater than $600,000.

Performance Goals

The term “Performance Goal” means, with respect to any award that is or is not intended to constitute “performance based compensation” under certain state tax laws, as discussed below under the caption "Section 162(m) of the Code," any goal or performance measure the Committee establishes that relates to one or more of the following:

•	net income, pre-tax income or earnings before interest, taxes and depreciation and amortization,

•	earnings per share,

•	operating earnings, which is net income excluding realized gains and losses,

•	cash flow, including operating cash flow, which excludes the same items as are excluded in operating earnings,

•	return on assets, capital, investment, invested capital or equity;

•	total return to shareholders or another return measure in which the denominator is one objective financial metric derived from the Company’s financial statements and the denominator is another one,

•	expenses or a ratio related to expenses, such as the ratio of expenses from insurance operations to net premiums written or earned,

•	incurred or paid losses or ratios related to those losses, such as the ratio of incurred losses to net premiums written or earned,

•	market share,

•	book value,

•	book value per share growth,

•	common stock share price,

•	surplus,

•	statutory capital,

•	economic value added,

MGIC Investment Corporation – 2020 Proxy Statement │ 71

ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

•	gross or net revenues, and

•	new insurance written.

In addition, in the case of Awards that are not intended to constitute “performance-based compensation” under certain state tax laws, as discussed below under the caption "Section 162(m) of the Code," the Committee may establish other subjective or objective performance goals not listed above.

Each of the listed goals may be combined with other listed goals, and may be:

•
determined on a Company-wide basis or, where applicable, with respect to one or more subsidiaries, operating units, divisions, books of business, new insurance written, types of insurance that we write, acquired businesses, minority investments, partnerships or joint ventures,

•	determined on a relative or an absolute basis, or

•	determined on a per share (either basic or fully diluted) or an aggregate basis.

If during the course of a performance period there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance objectives during such period, the Committee may revise such performance objectives. Unless otherwise determined by the Committee, the measurement of the Performance Goal shall exclude, to the extent applicable under the particular Performance Goal, the effects of charges for reorganizations, restructurings, and discontinued operations; all items of gain, loss or expense determined to be unusual or non‑recurring in nature ; all items of gain, loss or expense or related to the acquisition or disposal of a business; all items of gain, loss or expense related to a change in accounting principle as well as the cumulative effect of accounting changes; the establishment or elimination of any valuation reserve; litigation judgments or settlements; the effect of changes in tax law or other laws or provisions affecting reported results; and any item that is included in a determination of other comprehensive income.

The Committee may, in its discretion, determine at any time to adjust the measurement of any Performance Goal, or exclude from the measurement of any Performance goal, any items it designates in its discretion; provided that, with respect to an award that is intended to constitute performance-based compensation under certain state tax laws as discussed below under the caption “Section 162(m) of the Code," any such adjustments or exclusions must be made or established as part of an objective formula or standard that precludes discretion in accordance with applicable state laws.

Adjustments

In the event of any corporate transaction involving the Company, including any stock dividend, stock split, extraordinary cash dividend, recapitalization or merger, the Committee will have the authority to adjust the number and type of shares that may be issued under the Plan, and under any awards that are outstanding.

Clawback

All Awards granted pursuant to the Plan to employees, and any stock issued or cash paid pursuant to an Award to an employee, shall be subject to any recoupment or clawback policy applicable to employees that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

72 │ MGIC Investment Corporation – 2020 Proxy Statement

ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

Change in Control

Under the Plan, awards will not automatically vest upon a Change in Control if the Committee reasonably determines in good faith prior to the occurrence of the Change in Control that the awards will be assumed or replaced with an Alternative Award immediately following the Change in Control. Such an Alternative Award must:

•	relate to a security that is, or will shortly become, traded on a recognized securities market,

•	provide rights and entitlements that are substantially equivalent to or better than the rights and entitlements under the existing award,

•	be of substantially equivalent economic value, and

•
provide that awards become fully vested and exercisable if the participant’s employment is terminated within three years following the Change in Control without Cause or by the participant for Good Reason. For this purpose, “Good Reason” and “Cause” are as defined in the Company’s KEESA (see “Compensation and Related Tables - Change in Control Agreements”).

In the event that awards will not be assumed or replaced with such Alternative Awards, then, upon the Change in Control, the following would occur:

•	Each option and SAR outstanding would generally immediately vest and become exercisable to the full extent of the original grant for the remainder of its term.

•
The Committee could, in its discretion, provide, either absolutely or subject to the election of the optionee, that each option and SAR be surrendered or exercised for cash equal to the excess of the Fair Market Value of the Common Stock at the time of exercise over the exercise price.

•	All outstanding restricted stock and RSUs that vest without reference to the extent to which one or more Performance Goals are attained shall become vested to the maximum extent provided in the award.

•
All outstanding restricted stock and RSUs that vest with reference to the extent to which one or more Performance Goals are attained shall become vested in an amount calculated by assuming that the Performance Goal(s) have been satisfied at the target level specified in the Participant’s award agreement or, if greater, as otherwise specified by the Committee at or after grant.

A Change in Control is defined in Section 10.1(d) of the Plan and the Annex to the Plan, both of which appear as Appendix C to this proxy statement.

Dividends

A Participant is not entitled to dividends or dividend equivalents with respect to an option or an SAR.

An RSU award or restricted stock award may provide that the participant is entitled to receive payment of the same amount that the participant would have received as cash dividends if, on each record date during the performance or vesting period relating to such award, the participant had been the holder of record of a number of shares of stock equal to the number of RSUs actually earned by the participant or in which the participant has become vested based upon, to the extent the award is subject to Performance Goals, the achievement of the Performance Goals or to the extent the award is subject to time-vesting, the completion of the applicable time period. Payment of any such dividend equivalent shall be deferred until the date that such number of shares is determined, earned and vested and shall only be paid to the extent that the stock underlying the award has been earned by the participant based upon achievement of the

MGIC Investment Corporation – 2020 Proxy Statement │ 73

ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

Performance Goals and/or the participant has become vested in the RSUs, and may be settled in cash or stock, as determined by the Committee.

Transferability

Options are not transferable except: (i) by will or by the laws of descent and distribution, or (ii) by gift, provided that all restrictions contained in this Plan continue to apply to such option as if such gift had not occurred and provided the Committee has approved such transfer by gift. Unless otherwise provided by the Committee, no other award may be transferred by any participant other than by will, or by the laws of descent and distribution.

Amendment and Suspension

The Board or the Committee may amend the Plan at any time. However, except as discussed under "Adjustments" above, the approval of the shareholders is required for amendments that increase the Maximum Limit; increase the maximum number of shares that may be issued under options intended to be ISOs; increase the limits onwards to any one participant; decrease the minimum option or SAR exercise price; increase the maximum term of an option or SAR to more than ten years; reprice options or SARs; cancel options or SARs in exchange for cash, other awards or options or SARs with an exercise price lower than the exercise price of the original options or SARs; or amend provisions concerning the payment of the exercise price of an option. The Board or the Committee may also suspend granting awards under the Plan at any time. No amendment of the Plan will adversely affect any award outstanding without the approval of the affected participant.

Withholding

Not later than the date on which an amount with respect to an award first becomes includable in the income of a participant who is an employee, the participant is required to pay to the Company or make arrangements satisfactory to the Company regarding the payment of any taxes required by law to be withheld with respect to such amount. The Committee may permit withholding obligations to be settled with shares of Common Stock, including shares of Common Stock that are part of an award that gives rise to the withholding requirement.

Certain Income Tax Consequences of Options and SARs

The grant of an option or SAR under the Plan will create no income tax consequences to the participant or the Company. A participant who is granted an option that is not an ISO will generally recognize ordinary income at the time of exercise in an amount by which the fair market value of the Common Stock at such time exceeds the exercise price. The value of the Common Stock or the amount of cash delivered on exercise of an SAR will also generally be ordinary income to the participant. Subject to any limitation on such deduction under Section 162(m) of the Code, including as discussed below, the Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent taxable disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the fair market value of the Common Stock on the date of exercise.

In general, if an ISO is awarded to an employee, the participant holds the shares of Common Stock acquired on the exercise of the ISO for at least two years from the date of grant and one year from the date of exercise, and the participant remained an employee until at least three months before exercise, the participant will recognize no income or gain as a result of the exercise, except that the alternative minimum tax may apply. Any gain or loss realized by the participant on the disposition of the Common Stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If the holding period requirements described above are not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as capital gain.

74 │ MGIC Investment Corporation – 2020 Proxy Statement

ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

Certain Income Tax Consequences of Restricted Stock and Restricted Stock Units

A participant will not recognize income upon the award of restricted stock that is subject to a substantial risk of forfeiture unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. Subject to any limitation on such deduction under Section 162(m) of the Code, including as discussed below, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. An otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss. Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within thirty days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award, determined without regard to any of the restrictions. Subject to any limitation on such deduction under Section 162(m) of the Code, including as discussed below, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. An otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss. If a participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

A participant will not recognize income upon the award of RSUs. A participant will recognize ordinary income upon settlement of RSUs, in an amount equal to the fair market value of the stock or other property received by the participant at such time. Similarly, a participant will not recognize income upon the credit of dividend equivalents with respect to RSUs, but will recognize ordinary income upon settlement of such dividend equivalents, in an amount equal to the fair market value of the stock or other property received by the participant at such time. Subject to any limitation on such deduction under Section 162(m) of the Code, including as discussed below, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Section 162(m) of the Code

Section 162(m) of the Code places a $1 million limit on the amount of federally tax-deductible compensation that a company can pay to certain employees, including the CEO, CFO, and other three most highly paid executives.  Prior to 2018, there was an exception to the deduction limit for performance-based compensation.  However, the Tax Cuts and Jobs Act of 2017 repealed this exception, except for certain "grandfathered" arrangements. Certain state tax laws continue to allow the deductibility of performance-based compensation as provided for in Code Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth certain information, as of December 31, 2019, about the number of securities remaining available for future issuance under our equity compensation plans. No options, warrants or rights were outstanding at that date under any compensation plan or individual compensation arrangement with us. We have no compensation plan under which our equity securities may be issued that has not been approved by shareholders. Share units or phantom shares issued to our non-employee directors, which have no voting power and can be settled only in cash, are not considered to be equity securities for this purpose.

MGIC Investment Corporation – 2020 Proxy Statement │ 75

ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

Equity Compensation Plan Information
	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	4,141,661(1)	—	3,439,836(2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,141,661(1)	—	3,439,836(2)

(1)
Includes 4,115,792 RSUs granted under our 2015 Omnibus Incentive Plan for which shares will be issued if certain criteria are met.  Of the RSUs granted under the 205 Plan, 3,143,457 RSUs are subject to performance conditions and the remaining RSUs are subject to service conditions. Also includes 25,869 vested RSUs granted under our 2002 Stock Incentive Plan for which shares will be issued in the future.

(2)	Reflects shares available for granting as of December 31, 2019; the number has been materially reduced by awards made in January 2020. All of these shares are available under our 2015 Plan.

New Plan Benefits

No awards have been made under the Plan, and the awards that may be made in the future are not currently determinable. The following table shows the awards made in 2019 under the 2015 Plan to the persons listed in the table. The table also shows the cash bonuses awarded to our Named Executive Officers for 2019 under our performance-based bonus plan.

Name	Dollar Value of Restricted Stock Units ($)(1)	Number of Restricted Stock Units	Cash Bonuses ($)
Timothy Mattke	2,144,934	173,400	1,474,000
Salvatore Miosi	1,947,384	158,400	1,082,500
Nathaniel Colson	374,593	29,455	223,100
James Hughes	1,651,059	135,900	825,200
Paula Maggio	1,157,184	98,400	640,600
Patrick Sinks	3,375,120	287,000	2,336,800
Stephen Mackey	1,157,184	98,400	—
All Executive Officers as of 3/6/20, including the NEOs	8,016,511	654,803	5,153,200
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group as of 3/6/20	8,400,083	714,293	—

(1)
The dollar value and number of RSUs shown are based upon the probable outcome of the applicable performance conditions as of the grant date. The RSUs are valued at the NYSE closing prices on the dates of the awards, or the previous day if the NYSE was not open for trading on the date of the award.

76 │ MGIC Investment Corporation – 2020 Proxy Statement

ITEM 3 — 2020 OMNIBUS INCENTIVE PLAN

Shareholder Vote Required

The Plan will be approved by the affirmative vote of a majority of the votes cast, with votes for, against or abstentions being considered as “votes cast.” Accordingly, abstentions will count as votes against with respect to the proposal. Broker non-votes will not be considered as “votes cast.”

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2020 OMNIBUS INCENTIVE PLAN. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL
BE VOTED FOR APPROVAL OF THE 2020 OMNIBUS INCENTIVE PLAN UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

MGIC Investment Corporation – 2020 Proxy Statement │ 77

ITEM 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed the accounting firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2020. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of PwC is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.

Audit and Other Fees

For the years ended December 31, 2019 and 2018, PwC's fees for services were as shown in the table below.

	2019	2018
Audit Fees	2,834,000	2,328,800
Audit-Related Fees	140,711	107,140
Tax Fees	35,552	35,778
All Other Fees	3,870	3,870
Total Fees	3,014,133	2,475,588

Audit Fees include PwC’s review of our quarterly financial statements, audit of our year-end financial statements and internal controls over financial reporting, and agreed upon procedures performed in connection with our excess of loss reinsurance transactions. Audit-Related Fees include the preparation of a SOC2 report (SOC is an abbreviation for Service Organization Controls). Tax Fees include a review of our tax returns. All Other Fees include subscription fees for an online library of financial reporting and assurance literature.

The rules of the SEC regarding auditor independence provide that independence may be impaired if the auditor performs services without the pre-approval of the Audit Committee. The Committee’s policy regarding pre-approval of audit and allowable non-audit services to be provided by the independent auditor includes a list of services that are pre-approved as they become necessary and the Committee’s approving of a schedule of other services expected to be performed during the ensuing year prior to the start of the annual audit engagement. If we desire the auditor to provide a service that is not in either category, the service may be presented for pre-approval by the Committee at its next meeting or may be pre-approved by the Chairperson (or another Committee member designated by the Committee). The Committee member approving the service will be given detail regarding the service equivalent to the detail that would be given to the Committee, and the Committee will be notified of the approved service at its next regularly scheduled meeting. We periodically provide the Committee with information about fees paid for services that have been approved and pre-approved. The Audit Committee pre-approved all of the services that PwC provided in 2019.

78 │ MGIC Investment Corporation – 2020 Proxy Statement

ITEM 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder Vote Required

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM. PROXY CARDS AND VOTING INSTRUCTION FORMS WILL
BE VOTED FOR RATIFICATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS
ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

HOUSEHOLDING

The broker, bank or other nominee for any shareholder who holds shares in “street name” and is not a shareholder of record may deliver only one copy of this Proxy Statement and the Annual Report to Shareholders to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report to Shareholders, now or in the future, should submit a request to MGIC by telephone at (414) 347-6480 or by submitting a written request to Investor Relations, MGIC Investment Corporation, P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report to Shareholders and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

MGIC Investment Corporation – 2020 Proxy Statement │ 79

GLOSSARY OF TERMS AND ACRONYMS

Term	Description
Benchmarking Peer Group / Benchmarking Peers	The peer group used by the Committee to benchmark 2018 executive compensation.
CD&A	Compensation Discussion & Analysis.
Committee	The Management Development, Nominating and Governance Committee of our Board.
Compensation Consultant	Frederic W. Cook & Co., the Committee’s independent compensation consultant.
EVP	Executive Vice President.
GAAP	Generally Accepted Accounting Principles in the United States.
MGIC	Our wholly-owned subsidiary, Mortgage Guaranty Insurance Corporation.
Named Executive Officers
Our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. The NEOs are the officers listed in the SCT. For 2018, the NEOs also included our former General Counsel.

NEOs	Named Executive Officers.
NIW	Direct new insurance written (before the effects of reinsurance).
NYSE	New York Stock Exchange.
ROE
Return on Equity. Unless otherwise indicated, ROE is calculated as Adjusted Net Operating Income divided by beginning of the year shareholders' equity, excluding accumulated other comprehensive income (loss).

RSUs	Restricted Stock Units.
SCT	Summary Compensation Table that appears on page 52.
Tax Act	The U.S. tax reform enacted on December 22, 2017 and commonly referred to as the "Tax Cuts and Jobs Act."
TDC	Total direct compensation, which consists of base salary, bonus (or non-equity incentive compensation) and equity awards (valued at their grant date value reported in the SCT).

Appendix A - 1 │ MGIC Investment Corporation – 2020 Proxy Statement

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

EXPLANATION AND RECONCILIATION OF OUR USE OF NON-GAAP FINANCIAL MEASURES

NON-GAAP FINANCIAL MEASURES
We believe that use of the Non-GAAP measures of adjusted pre-tax operating income (loss), adjusted net operating income (loss) and adjusted net operating income (loss) per diluted share facilitate the evaluation of the company's core financial performance thereby providing relevant information to investors. These measures are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance.

Adjusted pre-tax operating income (loss) is defined as GAAP income (loss) before tax, excluding the effects of net realized investment gains (losses), gain (loss) on debt extinguishment, net impairment losses recognized in income (loss) and infrequent or unusual non-operating items, where applicable.

Adjusted net operating income (loss) is defined as GAAP net income (loss) excluding the after-tax effects of net realized investment gains (losses), gain (loss) on debt extinguishment, net impairment losses recognized in income (loss), and infrequent or unusual non-operating items, where applicable, which include the effects of changes in our deferred tax valuation allowance. The amounts of adjustments to components of pre-tax operating income (loss) are tax effected using a federal statutory income tax rate of 21% for 2019 and 2018 and 35% for 2017.

Adjusted net operating income (loss) per diluted share is calculated in a manner consistent with the accounting standard regarding earnings per share, by dividing (i) adjusted net operating income (loss) after making adjustments for interest expense on convertible debt, whenever the impact is dilutive, by (ii) diluted weighted average common shares outstanding, which reflects share dilution from unvested restricted stock units and from convertible debt when dilutive under the "if-converted" method.

Although adjusted pre-tax operating income (loss) and adjusted net operating income (loss) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items represent items that are: (1) not viewed as part of the operating performance of our primary activities; or (2) impacted by both discretionary and other economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, along with the reasons for their treatment, are described below. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these excluded items. Other companies may calculate these measures differently. Therefore, their measures may not be comparable to those used by us.

(1)
Net realized investment gains (losses). The recognition of net realized investment gains or losses can vary significantly across periods as the timing of individual securities sales is highly discretionary and is influenced by such factors as market opportunities, our tax and capital profile, and overall market cycles.

(2)
Gains and losses on debt extinguishment. Gains and losses on debt extinguishment result from discretionary activities that are undertaken to enhance our capital position, improve our debt profile, and/or reduce potential dilution from our outstanding convertible debt.

(3)
Net impairment losses recognized in earnings. The recognition of net impairment losses on investments can vary significantly in both size and timing, depending on market credit cycles, individual issuer performance, and general economic conditions.

(4)
Infrequent or unusual non-operating items. Our income tax expense for 2017 reflects the remeasurement of our net deferred tax assets to reflect the lower corporate income tax rate under the Tax Act. Our 2018 and 2017 income tax expense also includes amounts related to our IRS dispute and is related to past transactions which are non-recurring in nature and are not part of our primary operating activities.

MGIC Investment Corporation – 2020 Proxy Statement │ Appendix B - 1

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

Non-GAAP reconciliations

Reconciliation of Income before tax / Net income to Adjusted pre-tax operating income / Adjusted net operating income:

	Years Ended December 31,
	2019			2018			2017
(in thousands)	Pre-tax	Tax Effect	Net (after-tax)	Pre-tax	Tax Effect	Net (after-tax)	Pre-tax	Tax Effect	Net (after-tax)
Income before tax / Net income	$847,977	$174,214	$673,763	844,150	174,053	670,097	784,496	428,735	355,761
Adjustments:
Additional income tax provision related to the rate decrease included in the Tax Act	—	—	—	—	—	—	—	(132,999)	132,999
Additional income tax benefit (provision) related to IRS litigation	—	—	—	—	2,462	(2,462)	—	(29,039)	29,039
Net realized investment (gains) losses	(5,108)	(1,073)	(4,035)	1,353	284	1,069	(231)	(81)	(150)
Loss on debt extinguishment	—	—	—	—	—	—	65	23	42
Adjusted pre-tax operating income / Adjusted net operating income	$842,869	$173,141	$669,728	$845,503	$176,799	$668,704	$784,330	$266,639	$517,691

Reconciliation of Net income per diluted share to Adjusted net operating income per diluted share:

Weighted average diluted shares outstanding			373,924			386,078			394,766
Net income per diluted share			$1.85			$1.78			$0.95
Additional income tax provision related to the rate decrease included in the Tax Act			—			—			0.34
Additional income tax benefit (provision) related to IRS litigation			—			(0.01)			0.07
Net realized investment (gains) losses			(0.01)			—			—
Loss on debt extinguishment			—			—			—
Adjusted net operating income per diluted share (1)			$1.84			$1.78			$1.36

(1)	For the Year Ended December 31, 2018, the Reconciliation of Net income per diluted share to Adjusted net operating income per diluted share does not foot due to rounding of the adjustments.

Appendix B - 2 │ MGIC Investment Corporation – 2020 Proxy Statement

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Book Value per Share to Adjusted Book Value ("ABV") per Share

Following is the reconciliation of book value per share to ABV per share used in determining vesting of each of the 2019, 2018 and 2017 equity awards.

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2019 Equity Awards

(In thousands, except per share amounts)	2019	2018
Shareholders' Equity (Book Value)	$4,309,234	$3,581,891
Divided by Shares Outstanding	347,308	355,371
Book Value per Share	$12.41	$10.08

Adjusted Book Value for 2019 Equity Awards (from below)	$4,411,605	$3,706,105
Divided by Shares Outstanding (from below)	355,992	355,371
Adjusted Book Value per Share for 2019 Equity Awards	$12.39	$10.43

Shareholders' Equity (Book Value)	$4,309,234	$3,581,891
Litigation Accruals	18,565	—
Common Stock Repurchases	114,126	—
Accumulated Other Comprehensive (Income) Loss	(72,707)	124,214
Initiation of Dividends	42,387	—
Adjusted Book Value for 2019 Equity Awards	$4,411,605	$3,706,105

Shares Outstanding	347,308	355,371
Common Stock Repurchases	8,684	—
Adjusted Shares Outstanding	355,992	355,371

The grant documents and the Omnibus Incentive Plan for the 2019 equity awards provide for certain specific eliminations in arriving at adjusted book value per share, as follows:

•	Accumulated Other Comprehensive Income (Loss)

•	Certain Litigation Settlements / Judgments

•	Repurchases of Common Stock

•	Repurchases of Convertible Debt

•	Adjustments for Changes in Tax Laws

•	Adjustments for Changes in Accounting Principle

In addition, the Omnibus Incentive Plan allows the Committee to revise the performance metrics if significant events occur during a performance period that the Committee expects will have a substantial effect on the performance metrics.

In the second half of 2019, the Company began to pay quarterly dividends to shareholders, after ceasing such dividends for more than ten years. When the 2019 Cliff BV Awards were approved in January 2019, neither the Company’s forecast nor the adjusted book value per share growth metric assumed any dividends would be paid to shareholders. The Committee determined that resumption of dividends to shareholders would have substantial effect on the performance metric for the 2019 Cliff BV Awards and that they should be eliminated in arriving at adjusted book value per share for purposes of determining the vesting percentage.

MGIC Investment Corporation – 2020 Proxy Statement │ Appendix B - 3

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2018 Equity Awards

(In thousands, except per share amounts)	2019	2018	2017
Shareholders' Equity (Book Value)	$4,309,234	$3,581,891	$3,154,526
Divided by Shares Outstanding	347,308	355,371	370,567
Book Value per Share	$12.41	$10.08	$8.51

Adjusted Book Value for 2018 Equity Awards (from below)	$4,541,797	$3,878,684	$3,198,309
Divided by Shares Outstanding (from below)	371,973	371,353	370,567
Adjusted Book Value per Share for 2018 Equity Awards	$12.21	$10.44	$8.63

Shareholders' Equity (Book Value)	$4,309,234	$3,581,891	$3,154,526
Common Stock Repurchases	289,185	175,059	—
Litigation Accruals	16,103	(2,462)	—
Accumulated Other Comprehensive (Income) Loss	(72,707)	124,214	43,783
Tax Law and Change in Accounting Principle	(18)	(18)	—
Adjusted Book Value for 2018 Equity Awards	$4,541,797	$3,878,684	$3,198,309

Shares Outstanding	347,308	355,371	370,567
Common Stock Repurchases	24,665	15,982	—
Adjusted Shares Outstanding	371,973	371,353	370,567

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2017 Equity Awards

(In thousands, except per share amounts)	2019	2018	2017	2016
Shareholders' Equity (Book Value)	$4,309,234	$3,581,891	$3,154,526	$2,548,842
Divided by Shares Outstanding	347,308	355,371	370,567	340,663
Book Value per Share	$12.41	$10.08	$8.51	$7.48

Adjusted Book Value for 2017 Equity Awards (from below)	$4,449,276	$3,908,741	$3,349,765	$2,623,942
Divided by Adjusted Shares Outstanding (from below)	371,973	371,353	370,567	340,663
Adjusted Book Value per Share for 2017 Equity Awards	$11.96	$10.53	$9.04	$7.70

Shareholders' Equity (Book Value)	$4,309,234	$3,581,891	$3,154,526	$2,548,842
Change in Tax Rate	(243,977)	(121,399)	—	—
Litigation Accruals	45,142	26,577	29,039	—
Convertible Debt and Stock Repurchases	289,227	175,101	42	—
Accumulated Other Comprehensive (Income) Loss	(83,129)	113,792	33,361	75,100
Tax Law and Change in Accounting Principle	132,779	132,779	132,797	—
Adjusted Book Value for 2017 Equity Awards	$4,449,276	$3,908,741	$3,349,765	$2,623,942

Shares Outstanding	347,308	355,371	370,567	340,663
Conversion of Convertible Debt	24,665	15,982	—	—
Adjusted Shares Outstanding	371,973	371,353	370,567	340,663

Appendix B - 4 │ MGIC Investment Corporation – 2020 Proxy Statement

APPENDIX C — 2020 OMNIBUS INCENTIVE PLAN

MGIC INVESTMENT CORPORATION
2020 OMNIBUS INCENTIVE PLAN

SECTION 1. GENERAL

1.1    Purpose.  The MGIC Investment Corporation 2020 Omnibus Incentive Plan (the “Plan”) has been established by MGIC Investment Corporation (the “Company”) to motivate and incent performance by, to obtain the services of, and/or to retain the services of, key employees of the Company and its Subsidiaries and Non-Employee Directors of the Company through the receipt of Awards under the Plan.

1.2    Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3    Effective Date; Effect on Prior Plan. Subject to the approval of the shareholders of the Company at the Company’s 2020 annual meeting of shareholders, the Plan shall be effective as of the date of such meeting (the “Effective Date”). Prior to the Effective Date, the Company had in effect the MGIC Investment Corporation 2015 Omnibus Incentive Plan (the “Prior Plan”). On and after the Effective Date, the Prior Plan shall terminate such that no new awards may be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding shall continue to be subject to all terms and conditions of the Prior Plan.

1.4    Definitions.  Capitalized terms in the Plan are defined as set forth in the Plan (including the definition provisions of subsection 10.1 of the Plan).

SECTION 2. OPTIONS AND SARS

2.1    Definitions.

(a)    The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee.  Any Option granted under the Plan may be either (i) an incentive stock option that is granted not later than April 23, 2030 and that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code (an “ISO”); or (ii) an Option that is not intended to be an ISO (a non-qualified option, or “NQO”). If an Option that is intended to be an ISO fails to meet the requirements thereof, the Option shall automatically be treated as an NSO to the extent of such failure.

(b)    A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 5.7), value equal to (or otherwise based on) the excess of:  (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

(c)    The Committee may not approve the grant of an Option or an SAR with a grant date that is effective prior to the date the Committee takes action to approve such grant.

2.2    Exercise Price.  The “Exercise Price” of each Option and SAR granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant, and the Exercise Price of an ISO granted to an employee Participant who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary (a “10% Shareholder”) must have an exercise price not less than 110% of the Fair Market Value of a share of Stock on the date of grant.

2.3    Exercise.  An Option and an SAR shall be exercisable in accordance with such terms, conditions, restrictions

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APPENDIX C — 2020 OMNIBUS INCENTIVE PLAN

and contingencies, including those governing the period(s) during which such Awards may be exercised, as the Committee shall determine, except that the term of an Option and an SAR may not exceed ten years or, in the case of an ISO granted to a 10% Shareholder, five years.

2.4    Payment of Exercise Price.  Except as otherwise determined by the Committee, the entire Exercise Price for shares of Stock being purchased under an Option shall be paid at the time of exercise of such Option. The method and form of payment of the Exercise Price shall be determined by the Committee (and, in the case of an ISO and to the extent required by applicable law, shall be determined at the time of grant) and may include (a) cash; (b) check; (c) to the extent permitted under applicable law, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Committee determines to be appropriate; (d) surrender of previously owned shares of Stock, or delivery of a properly executed form of attestation (as determined by the Committee) of ownership of shares of Stock, that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Stock to which the Option is exercised; (e) a program approved by the Committee in which payment of the Exercise Price may be satisfied, in whole or in part, with shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price; (f) such other consideration and method of payment permitted under applicable laws; or (g) any combination of the foregoing methods of payment. In making its determination as to the type of method and form of payment to accept, the Committee may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

2.5    Repricing Prohibited Without Shareholder Approval. Without the approval of the Company’s shareholders, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), (a) the terms of outstanding Options or SARs may not be amended to reduce the exercise price of outstanding Options or SARs; (b) outstanding Options or SARs may not be canceled in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; and (c) outstanding Options or SARs with an Exercise Price above the then-current Fair Market Value of a share of Stock may not be canceled in exchange for cash or other securities.

SECTION 3. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

3.1    Definitions.  A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock (or a cash payment based upon the Fair Market Value of a share of Stock) in the future.

3.2    Restrictions on Awards.  Except as otherwise provided by the Committee in the Award Agreement, each Restricted Stock Award and Restricted Stock Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine, including but not limited to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of Performance Goals or other objectives, or the satisfaction of conditions that must be satisfied prior to the grant of the Award, including but not limited to a condition that an Incentive Award must have become payable and the Participant must have previously elected to receive a portion of such Award in the form of a Restricted Stock Award or a Restricted Stock Unit Award (such Award referred to as a “Base Award”).

SECTION 4. CASH INCENTIVE AWARDS

4.1    Incentive Award.  An “Incentive Award” is a grant of a right to receive a cash payment, pursuant to one or more underlying bonus plans, to the extent Performance Goals are achieved, all as established by the Committee, except that such a bonus plan may provide for the grant of Restricted Stock or Restricted Stock Units in conjunction with bonuses payable under such plan.  Such a bonus plan may be intended to provide performance-based compensation under

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APPENDIX C — 2020 OMNIBUS INCENTIVE PLAN

Section 162(m) of the Code as in effect prior to the enactment of the Tax Cuts and Jobs Act for purposes of any state laws that incorporate, refer to or are based on such provisions (together, “Code Section 162(m)”) and may cover one or more key employees who are not “covered employees” under Code Section 162(m).

4.2    Terms and Conditions of Incentive Awards.  Subject to the terms of the Plan, the Committee will determine all terms and conditions of Incentive Awards, including but not limited to the Performance Goals that must be achieved or partially achieved, the performance period, the potential amount payable and the timing of payment.

SECTION 5. OPERATION AND ADMINISTRATION

5.1    Duration.   The Plan shall remain in effect as long as any Awards are outstanding.  Except for Awards granted pursuant to commitments entered into prior to the ten-year anniversary of the Effective Date, no Awards may be granted after such ten-year anniversary.

5.2    Shares Subject to Plan; Award Limitations; Adjustments.   Awards granted under the Plan shall be subject to the following:

(a)    The shares of Stock may be authorized but unissued shares or treasury shares.  As used herein, the term “issued” and similar terms include treasury shares delivered under an Award.   Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be covered by Awards to Participants and their beneficiaries under the Plan, and the number of shares of Stock reserved under the Plan, shall be 11,000,000 (such number, as it may be adjusted as provided herein, is the "Maximum Limit"). An Award shall be considered to cover, and shall deplete the shares reserved under the Plan by, the maximum number of shares of Stock, if any, with respect to which such Award is granted, determined on the date of grant. The maximum number of shares that may be covered by Awards under Options intended to be ISOs shall be the Maximum Limit.

(b)    The maximum number of shares of Stock subject to (i) Awards under this Plan, and (ii) Annual Grants under, and as defined in, the Company’s Deferred Compensation Plan for Non-Employee Directors (or any successor plan thereto), granted during a single fiscal year to any Non-Employee Director, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). For the avoidance of doubt, such limit shall not apply to share units credited to an account for a Non-Employee Director upon the election by such director to defer cash compensation and to have such cash compensation converted into share units.

(c)    Subject to subsection 5.2(f), the following additional limits shall apply to any Awards granted under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m).

(i)    The maximum number of shares that may be covered by Awards granted to any one Participant in any fiscal year (excluding any additional Restricted Stock Award or Restricted Stock Unit Award granted in connection with a Base Award (collectively, a “Matching Award”) that is intended to constitute performance-based compensation for purposes of Code Section 162(m)) shall be 1,000,000 shares.

(ii)    In no event, may the amounts paid with respect to any fiscal year of the Company under all Incentive Awards to any one Participant that are intended to constitute performance-based compensation for purposes of Code Section 162(m), including any additional Matching Award, exceed $7,500,000.

(iii)    In all cases, determinations under this subsection 5.2(c) will be made, in the case of an Award that is intended to constitute performance-based compensation under Code Section 162(m), in a manner that is consistent with the exemption for performance-based compensation provided by Code Section 162(m).

(d)    To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary

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APPENDIX C — 2020 OMNIBUS INCENTIVE PLAN

because the Award is forfeited, canceled, or expires, or if the shares are delivered but subsequently forfeited, or if an Award is settled in cash rather than in shares of Stock, such shares shall not be deemed to have been covered by an Award for purposes of determining the maximum number of shares of Stock available or the ISO limit under subsection 5.2(a), but shall, to the extent the Award was intended to qualify as performance-based compensation under Code Section 162(m), be counted for purposes of applying the limit of subsection 5.2(c)(i).  For the avoidance of doubt, in no event shall the following shares of Stock be recredited to the Plan’s reserve under this Section 5.2(d): (i) shares purchased by the Company using proceeds from Option exercises; (ii) shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding SAR; or (iii) shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

(e)    After the Effective Date, if any shares of Stock subject to awards granted under the Prior Plan would again become available for new grants under the terms of the Prior Plan if the Prior Plan were still in effect (taking into account the Prior Plan’s provisions concerning termination or expiration, if any), then those shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares available for issuance under the Maximum Limit; provided that no shares subject to awards granted under the Prior Plan shall be available for purposes of granting Awards under this Plan to the extent they are (i) shares purchased by the Company using proceeds from Option exercises, (ii) shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding SAR, or (iii) shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

(f)    The following adjustments shall or may be made under the Plan:

(i)    If (A) the Company shall at any time be involved in a merger or other transaction in which the Stock is changed or exchanged; (B) the Company shall subdivide or combine the Stock or the Company shall declare a dividend payable in shares of Stock, other securities or other property; (C) the Company shall effect a cash dividend the amount of which, on a per share basis, exceeds 10% of the trading price of the Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Stock in the form of cash, or a repurchase of Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Stock; or (D) any other event shall occur which, in the case of this clause (D), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number of shares and type of Stock subject to the Plan and which may after the event be made the subject of Awards under the Plan and any limitation on the number of shares so available for Awards under the Plan or for a particular type of Award under the Plan, including ISOs, (2) the number of shares and type of Stock subject to outstanding Awards, (3) the grant, purchase, or exercise price with respect to any Award, and (4) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award.  In the case of clause (D), the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective).  However, in each case, with respect to Awards of ISOs, no such adjustment may be authorized to the extent that such authority would cause the Plan to violate Code Section 422(b).  Further, the number of shares of Stock subject to any Award payable or denominated in shares of Stock must always be a whole number.  In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without increasing, the value of such Options or SARs.  Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each share of Stock then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each share of Stock pursuant to the transaction.  Notwithstanding the foregoing, if the Company shall subdivide the Stock or the Company shall declare a dividend payable in shares of

Appendix C - 4 │ MGIC Investment Corporation – 2020 Proxy Statement

APPENDIX C — 2020 OMNIBUS INCENTIVE PLAN

Stock, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this subsection 5.2(f) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Stock or dividend in shares of Stock.

(ii)    Notwithstanding any other provision of the Plan, and without affecting the number of shares of Stock otherwise reserved or available under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance of awards under the Plan, or the assumption under the Plan of awards of another person, in each case, upon such terms and conditions as it may deem appropriate.

5.3    General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or make any other distribution of benefits unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of the Applicable Exchange.

(b)    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable requirements of the Applicable Exchange.

(c)    All Awards granted pursuant to the Plan to employees, and any Stock issued or cash paid pursuant to an Award to an employee, shall be subject to any recoupment or clawback policy applicable to employees that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

5.4    Tax Withholding; No Guarantee of Tax Treatment.  Delivery of shares of Stock or other amounts under the Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other amounts under the Plan on satisfaction of the applicable withholding obligations by the Participant in a manner satisfactory to the Committee (which may include, without limitation, such rules and requirements as the Committee may determine to be necessary or appropriate to avoid adverse accounting treatment with respect to any Award) and, if such obligations are not satisfied in such manner, the Committee may cancel the Award to which the withholding obligations relate.  The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may satisfy such withholding obligations by deducting cash from any payments of any kind otherwise due to the Participant, including under the Award, or may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided that, in the event the obligations are satisfied by the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, the amount so withheld may not exceed the total maximum statutory tax withholding obligations to the extent such a limitation is needed for the Company to avoid an accounting charge.  Notwithstanding any provision of the Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any other person be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

5.5    Grant and Use of Awards.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant; provided that no ISO nor any Incentive Award may be granted to any person who at the time of the grant is not an employee of the Company or a Subsidiary.  Subject to the limits of Section 2.5, Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary

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APPENDIX C — 2020 OMNIBUS INCENTIVE PLAN

(including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).  Subject to the overall limitation on the number of shares of Stock that may be covered by Awards under the Plan, and subject to the limitations of Section 8.3, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

5.6    Dividends and Dividend Equivalents.  The following rules shall apply with respect to dividends or dividend equivalents on outstanding Awards:

(a)    A Participant shall not be entitled to dividends or dividend equivalents with respect to an Option or an SAR.

(b)    A Restricted Stock Unit Award or a Restricted Stock Award may provide that the Participant is entitled to receive payment of the same amount that the Participant would have received as cash dividends if, on each record date during the performance or vesting period relating to such Award, the Participant had been the holder of record of a number of shares of Stock equal to the number of Restricted Stock Units or shares of Restricted Stock actually earned by the Participant or in which the Participant has become vested based upon, to the extent the Award is subject to Performance Goals, the achievement of such Performance Goals or, to the extent the Award is subject to time-vesting, the completion of the applicable vesting period; provided that payment of any such dividend equivalent shall be deferred until the date that the final award is determined, earned and vested, and shall only be paid to the extent that (i) the Restricted Stock Units or shares of Restricted Stock, as applicable, underlying the final award have been earned by the Participant based upon achievement of the Performance Goals, or (ii) the Participant has become vested in the Restricted Stock Units or Restricted Stock, as applicable. Such dividend equivalents may be settled in cash or Stock, as determined by the Committee.  Any such settlements, and any such crediting of dividends or dividend equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish at the time of grant, including the reinvestment of such credited amounts in Stock equivalents or additional shares of Stock.

5.7    Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or combination thereof as the Committee shall determine.  Satisfaction of any such obligations under an Award, which is sometimes referred to as “Settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.  The Committee may permit or require the deferral of any Award Settlement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents.  Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant.  Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

5.8    Transferability.  Options are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution, or (ii) by gift, provided that all restrictions contained in this Plan continue to apply to such Option as if such gift had not occurred and provided the Committee has approved such transfer by gift. Except as otherwise provided by the Committee, other Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

5.9    Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Committee or its delegate at such times, in such form (which may include a requirement of a written election or a requirement to use an electronic or on-line system), and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10    Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe.  The terms and conditions of any

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APPENDIX C — 2020 OMNIBUS INCENTIVE PLAN

Award to any Participant shall be reflected in such form of document as is determined by the Committee (and which may be written or otherwise be set forth or delivered electronically).  A copy of such document shall be provided, or otherwise made available, to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document or otherwise acknowledge receipt and acceptance in the manner acceptable to the Committee.  Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature (or acknowledgement or acceptance) is required.

5.11    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12    Gender and Number.  Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13    Limitation of Implied Rights.

(a)    No employee or other person shall have any claim or right to be granted an Award under the Plan.  Having received an Award under the Plan shall not give a Participant or any other person any right to receive any other Award under the Plan.  A Participant shall have no rights in any Award, except as set forth herein and in the applicable Award Agreement.

(b)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(c)    The Plan does not constitute a contract of employment, in the case of a Participant who is an employee, or an agreement to renominate a director as a director, in the case of a Participant who is a Non-Employee Director, and selection as a Participant will not give any participating employee or Non-Employee Director the right to be retained in the employ, or remain a director, of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the Participant fulfills all conditions for Settlement of such rights.

5.14    Evidence and Manner of Action.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties. Board and Committee actions and authorizations with respect to the Plan and Awards granted thereunder are not required to take any specific form. For example, and without limiting the generality of the foregoing, any action or authorization by the Board or the Committee that is not described as an amendment, but that would be inconsistent with the Plan or an Award agreement as then in effect, shall be given the same effect as a formal amendment thereto (provided that such amendment is otherwise permitted by the Plan).

SECTION 6. CHANGE IN CONTROL

6.1    Subject to Section 6.4, upon the occurrence of a Change in Control:

(a)    All outstanding Options (regardless of whether in tandem with SARs) shall become fully vested and

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APPENDIX C — 2020 OMNIBUS INCENTIVE PLAN

exercisable.

(b)    All outstanding SARs (regardless of whether in tandem with Options) shall become fully vested and exercisable.

(c)    All outstanding Awards of Restricted Stock and Restricted Stock Units:

(i)    that vest without reference to the extent to which one or more Performance Goals are attained shall become fully vested (for the avoidance of doubt, if an Award provides that a Performance Goal must be attained for Stock to vest, and if the Goal is attained, the number of shares of Stock that vest does not depend on the extent to which the Goal was attained, such Award is an Award that vests without reference to the extent to which the Goal was attained);

(ii)    that vest with reference to the extent to which one or more Performance Goals are attained shall become vested in an amount calculated by assuming that the Performance Goal(s) have been satisfied at the target level specified in the Participant’s Award Agreement or, if greater, otherwise specified by the Committee at or after grant.

(d)    All Incentive Awards shall be treated as determined by the Committee.

6.2    Without limiting the foregoing provisions of Section 6.1, but subject to the provisions of Section 6.4, in the event of a Change in Control the Committee may, in its discretion, provide any of the following either absolutely or subject to the election of such Participants:

(a)    Each Option and SAR shall be surrendered, canceled or exercised for an immediate lump sum cash amount, subject to withholding, equal to the excess of the aggregate Fair Market Value of the shares of Stock subject to such Option or SAR determined as of the date prior to the Change in Control over the aggregate Exercise Price of such shares; provided that, to the extent such Fair Market Value does not exceed such Exercise Price, the Option or SAR may be canceled for no consideration upon the Change in Control;

(b)     Each Restricted Stock Award or Restricted Stock Unit shall be exchanged for an immediate lump sum cash amount, subject to withholding, equal to the number of shares of Stock subject to such Restricted Stock Award or Restricted Stock Unit multiplied by the Fair Market Value of a share of Stock on the date prior to the Change in Control, or if greater, the value of a share of Stock as indicated by the transaction underlying the Change in Control.

6.3    The provisions of Section 6.1 and Section 6.2 notwithstanding, no distribution or payment shall be made upon or in connection with the occurrence of a Change in Control with respect to any Award that the Committee shall determine does not qualify for any applicable exemption from the application of Section 409A of the Code (such as by reason of being a stock right or qualifying as a short-term deferral), unless the Change in Control qualifies as a permissible distribution event under Section 409A of the Code with respect to such Award and the Award provides for such distribution. To the extent that, pursuant to the immediately preceding sentence, an Award is not distributable or payable upon the occurrence of a Change in Control, distribution or payment of such Award shall be made at the time otherwise specified under the Plan or the Award Documents without regard to the occurrence of a Change in Control (including any six month delay in payment applicable to a “specified employee,” as determined in accordance with Section 409A of the Code). Without limiting the generality of the foregoing, nothing in this Section 6.3 shall be construed to prevent any Participant’s rights in respect of any Award from becoming non-forfeitable upon the occurrence of a Change in Control.

6.4    The provisions of Section 6.1 notwithstanding, no acceleration of exercisability, vesting, issuance of shares, cash Settlement or other payment shall occur under Section 6.1 with respect to any Equity Award granted to a Participant if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Equity Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by the Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

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(a)     relate to a class of equity that is (or will be within 5 business days following the Change in Control) listed to trade on a recognized securities market;

(b)     provide the Participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Equity Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment, including all provisions applicable in respect of such Equity Award that provide for accelerated vesting (with respect to Equity Awards that vest upon the attainment of one or more Performance Goals, if the Change in Control occurs during the course of a performance period applicable to the Equity Award, then (A) the Performance Goals shall be deemed to have been satisfied at the target level specified in the Participant’s Award agreement or, if greater, otherwise specified by the Committee at or after grant, and (B) any Alternative Award shall not include a performance objective, unless otherwise determined by the Committee);

(c)     have substantially equivalent economic value to the Equity Award (as determined by the Committee as constituted immediately prior to the Change in Control); and

(d)     have terms and conditions which provide that if the Participant’s employment is terminated upon or within three years following such Change in Control by the Participant’s employer other than for Cause or by the Participant for Good Reason, a Participant’s rights under each such Alternative Award shall become fully vested and exercisable (for purposes of this clause (d), Good Reason and Cause shall be as defined in the Company’s Key Executive Employment and Severance Agreement (“KEESA”) applicable to the Participant prior to the occurrence of the Change in Control and if no KEESA is applicable to the Participant, then as such terms are defined in the form of KEESA most recently filed with the Securities and Exchange Commission; provided, however, that with respect to any Equity Award that does not qualify for any applicable exemption from the application of Section 409A of the Code, the payment or distribution of the Alternative Award shall only be made at the time otherwise specified under the Plan or the Award Agreement without regard to the occurrence of the Change in Control (including any six month delay in payment applicable to a “specified employee,” as determined in accordance with Section 409A of the Code).

6.5    Anything in this Plan to the contrary notwithstanding, if a Change in Control occurs and if the Participant’s employment is terminated (other than a termination due to the Participant’s death or as a result of the Participant’s disability) during the period of 90 days prior to the date on which the Change in Control of the Company occurs, and if it is reasonably demonstrated by the Participant that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control of the Company or (ii) was by the Participant for Good Reason or was by the employer for other than Cause and otherwise arose in connection with or in anticipation of a Change in Control of the Company, then the date of termination of such Participant’s employment or service shall be deemed for purposes of the Plan to be the day following the date of the Change in Control.

SECTION 7. COMMITTEE

7.1    Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7.  The Committee shall be selected by the Board, and shall consist of at least two members and shall be appointed from among the members of the Board.  Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board.  Additionally, the Committee shall be constituted so as to satisfy at all times the non-employee director requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, at any time during which Awards that are intended to constitute performance-based compensation for purposes of Code Section 162(m) are outstanding or to be granted, the outside director requirement of Code Section 162(m) and the regulations thereunder.  Unless otherwise determined by the Board, the Committee shall be the Management Development, Nominating and Governance Committee.  If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

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(a)    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.

(b)    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan, including an adjustment under subsection 5.2(f), is final and binding on all persons.  Except to the extent precluded by applicable law, decisions made by the Committee under the Plan need not be uniform with respect to Participants notwithstanding that Participants are similarly situated.

(e)    No member of the Board or the Committee, and no member of a sub-committee or other person to whom a delegation under Section 7.3 has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to this Plan or any Award. The Company will indemnify and hold harmless each member of the Board and the Committee, and each member of a sub-committee or other person to whom a delegation under Section 7.3 has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law, the Company’s by-laws, articles of incorporation and any indemnification agreement between such member and the Company or an affiliate permit.

7.3    Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any sub-committee or person or persons selected by it.  If the Committee has made a permitted allocation or delegation, then all references to the Committee in the Plan include such sub-committee or person or persons with respect to whom the allocation or delegation is made to the extent of such allocation or delegation.  Any such allocation or delegation may be revoked by the Committee at any time.

7.4    Information to be Furnished to Committee.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8. AMENDMENT AND SUSPENSION OF GRANTING AWARDS

8.1    Amendment of Plan and Suspension of Granting Awards.  The Board or the Committee may, at any time, amend the Plan, except that the Board may amend the Plan to prohibit or restrict the Committee’s power to amend the Plan after the time at which such amendment is adopted by the Board, and any such amendment by the Board shall not be subject to change by the Committee.  Notwithstanding the foregoing sentence, (i) subject to subsection 8.2, no

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amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary of the former Participant), adversely affect the rights of any Participant or beneficiary under any Award made prior to the date such amendment is adopted; (ii) no amendment may increase the limitations set forth in subsections 5.2(a), 5.2(b) and 5.2(c), decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2, increase the maximum term of an Option or SAR from the maximum term set forth in subsection 2.3 or amend subsections 2.4 or 2.5 unless any such amendment is approved by the Company’s shareholders; and (iii) shareholders must approve any amendment of the Plan to the extent the Company determines such approval is required by:  (A) Section 16 of the Exchange Act, (B) the Code, or (C) the listing requirements of the Applicable Exchange.  Adjustments pursuant to subsection 5.2(f) shall not be subject to the foregoing limitations of this Section 8.  The Committee or the Board may at any time suspend, temporarily or permanently, granting Awards under the Plan.

8.2    Amendment, Modification or Cancellation of Awards.  Except as provided in subsection 2.5 and subject to the requirements of the Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of shares of Stock issuable under the Plan (except as permitted by subsection 5.2(f)), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of subsection 5.2(f) or for any such action:  (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of the Applicable Exchange; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. The foregoing notwithstanding, the Committee may not waive or accelerate the vesting period of any Equity Award except in the case of death, disability, retirement, or, subject to Section 6, a Change in Control.

SECTION 9. INTERNAL REVENUE CODE SECTION 409A

Unless determined otherwise by the Committee, the Plan shall be administered in a manner that will enable an Award that is intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award that is intended to comply with Code Section 409A to continue to so comply.  For purposes of any Award that is subject to Code Section 409A and with respect to which the terms and conditions of the Award Agreement, as determined by the Committee (or if applicable, elected by the Participant) at the time of grant provide for distribution or Settlement of the Award upon the Participant’s termination of employment, the Participant will be deemed to have terminated employment on the date on which the Participant incurs a “separation from service”, within the meaning of Code Section 409A, and to the extent required in order to comply with Code Section 409A, no distribution or Settlement of the Award shall be made until the date that is six months and one day following the date of the Participant’s “separation from service”.  A Participant’s “separation from service” shall occur when the Company reasonably anticipates that no further services will be performed by the Participant for the Company after a certain date or that the level of bona fide services the Participant will perform after such date will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed by the Participant (whether as an employee or independent contractor) for the Company over the immediately preceding thirty-six (36) month period (or such lesser period of actual service).  For purposes of this definition, the term “Company” includes each other corporation, trade or business that, with MGIC Investment Corporation, constitutes a controlled group of corporations or group of trades or businesses under common control within the meaning of Code Sections 414(b) or (c).  For this purpose, Code Sections 414(b) and (c) shall be applied by substituting “at least 50 percent” for “at least 80 percent” each place it appears therein or in the regulations promulgated thereunder.  A Participant is not considered to have incurred a “separation from service” if the Participant is absent from active employment due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed the greater of (i) six (6) months, or (ii) the period during which the Participant’s right to reemployment by the Company or controlled group member is provided either by statute or by contract; provided that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not

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less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, the leave may be extended for up to twenty-nine (29) months without causing a “separation from service”.

SECTION 10. DEFINED TERMS AND GOVERNING LAW

10.1    Defined Terms.  In addition to the other definitions contained herein, the following definitions shall apply:

(a)    “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards and Incentive Awards.

(b)    “Board” means the Board of Directors of the Company.

(c)    “CEO” means the Chief Executive Officer of the Company.

(d)    “Change in Control” means a change in control of the Company, as defined in the Annex hereto, provided that with respect to an Award that is subject to Code Section 409A, such change in control is also a change in ownership or effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation pursuant to Treasury Regulations section 1.409A-3(i)(5).

(e)    “Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code and the regulations promulgated under such provision.

(f)    “Covered Employee” means any employee of the Company or any Subsidiary who is not the CEO.

(g)    “Eligible Individual” means any executive officer or other key employee of the Company or a Subsidiary and any Non-Employee Director.   An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or a Subsidiary, provided that such Award shall not become vested prior to the date the employee first performs such services.

(h)    “Equity Award” means an Award of Options, SARs, Restricted Stock, Restricted Stock Units or other stock-based Award.

(i)    “Fair Market Value” means, per share of Stock on a particular date, a price that is based on (i) the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a share of Stock on the New York Stock Exchange or such other exchange or automated trading system on which the Stock is then principally traded (the “Applicable Exchange”) on the applicable date, the preceding trading day or the next succeeding trading day, or (ii) the arithmetic mean of selling prices on all trading days over a specified averaging period that is within 30 days before or 30 days after the applicable date, or such arithmetic mean weighted by volume of trading on each trading day in the period, in each case as determined by the Committee in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or SAR that is intended to be exempt from Code Section 409A, then the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with United States Treasury Regulations section 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Committee and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, Settlement, or payout of an Award; provided that, if the Committee does not specify a different method, the Fair Market Value of a share of Stock as of a given date shall be the last reported per share sale price of the Stock on the day as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Committee shall determine in good faith the Fair Market Value of a share of Stock. Notwithstanding the foregoing, in the case of a sale of shares of Stock on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such shares. The Committee also

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shall establish the Fair Market Value of any other property.

(j)    “Non-Employee Director” means a member of the Board who is not an employee of the Company, any Subsidiary or of any person, directly or indirectly, controlling, controlled by or under common control with the Company and is not a member of the Board representing a particular holder of any class of securities of the Company.

(k)    “Performance Goal” means, with respect to any Award that is or is not intended to constitute “performance based compensation” under Code Section 162(m), any goal or performance measure the Committee establishes that relates to one or more of the following:

•	net income, pre-tax income or earnings before interest, taxes and depreciation and amortization,

•	earnings per share,

•	operating earnings, which is net income excluding realized gains and losses,

•	cash flow, including operating cash flow, which excludes the same items as are excluded in operating earnings,

•	return on assets, capital, investment, invested capital or equity,

•	total return to shareholders or another return measure in which the denominator is one objective financial metric derived from the Company's financial statements and the denominator is another one,

•	expenses or a ratio related to expenses, such as the ratio of expenses from insurance operations to net premiums written or earned,

•	incurred or paid losses or ratios related to those losses, such as the ratio of incurred losses to the net premiums written or earned,

•	market share,

•	book value,

•	book value per share,

•	common stock share price,

•	increase in surplus,

•	statutory capital,

•	economic value added,

•	gross or net revenues, and

•	new insurance written.

In addition, in the case of Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m), the Committee may establish other subjective or objective performance goals not listed above, but which shall be deemed Performance Goals for purposes of this Plan.

Each of the Performance Goals may be combined with other Performance Goals, and may be (i) determined on a Company-wide basis or, where applicable, with respect to one or more Subsidiaries, operating units, divisions, books of business, new insurance written, types of insurance written by the Company, acquired businesses, minority investments, partnerships or joint ventures; (ii) determined on a relative or an absolute basis, or (iii) determined on a per share (either basic or fully diluted) or an aggregate basis. If during the course of a performance period there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance objectives during such period, the Committee may revise such performance objectives.

Unless otherwise determined by the Committee, the measurement of the Performance Goal shall exclude, to the extent applicable under the particular Performance Goal, the effects of (i) charges for reorganizations and restructurings and discontinued operations; (ii) all items of gain, loss or expense determined to be unusual or non-recurring in nature; (iii) all items of gain, loss or expense related to the acquisition or disposal of a business; (iv) all items of gain, loss or expense related to a change in accounting principle as well as the cumulative effect of accounting changes; (v) the establishment or elimination of any valuation reserve; (vi) litigation judgments or settlements, (vii) the effect of changes in tax law or other laws or provisions affecting reported results; and (viii) any item that is included in a determination of other comprehensive income.

The Committee may, in its discretion, determine at any time to adjust the measurement of any Performance Goal, or

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exclude from the measurement of any Performance Goal any items it designates in its discretion; provided that, with respect to Awards that are intended to constitute performance-based compensation for purposes of Code Section 162(m), such adjustments or exclusions must be made or established as part of an objective formula or standard that precludes discretion in accordance with Code Section 162(m).

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index.  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(l)    “Stock” means the common stock, $1.00 par value, of the Company.

(m)    “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

The following terms are defined where indicated below:

10% Shareholder	-- Subsection 2.2
Alternative Award	-- Subsection 6.4
Applicable Exchange	-- Subsection 10.1(i)
Award Agreement	-- Subsection 5.10
Base Award	-- Subsection 3.2
Cause	-- Subsection 6.4(d)
Code Section 162(m)	-- Subsection 4.1
Committee	-- Subsection 7.1
Company	-- Subsection 1.1
Effective Date	-- Subsection 1.3
Exchange Act	-- Subsection 7.1
Exercise Price	-- Subsection 2.2
Good Reason	-- Subsection 6.4(d)
Incentive Award	-- Subsection 4.1
ISO	-- Subsection 2.1(a)
KEESA	-- Subsection 6.4(d)
Matching Award	-- Subsection 5.2(c)(i)
Maximum Limit	-- Subsection 5.2(a)
NQO	-- Subsection 2.1(a)
Option	-- Subsection 2.1(a)
Participant	-- Subsection 1.2
Plan	-- Subsection 1.1
Prior Plan	-- Subsection 1.3
Restricted Stock	-- Subsection 3.1
Restricted Stock Unit	-- Subsection 3.1
SAR	-- Subsection 2.1(b)
Settlement	-- Subsection 5.7

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10.2    Governing Law.  The Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.  As a condition of receiving any Award, a Participant agrees, on behalf of the Participant and all persons or entities that may claim through the Participant, that except to the extent otherwise determined by the Company in writing in the case of one or more Participants and communicated to an affected Participant in the same manner by which notices may be given under the Participant’s Award Agreement (a) any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of the Plan, any Award or any Award Agreement, may be brought and determined only in a state court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin, and (b) any right to a jury trial is waived.  No legal action or other proceeding may be brought by or on behalf of a Participant (or any beneficiary of the Participant) with respect to the Plan or any Plan Award more than one (1) year after the later of (i) the last date on which the act or omission giving rise to the legal action or proceeding occurred, or (ii) the date on which the individual or entity bringing the legal action or proceeding had knowledge (or reasonably should have had knowledge) of the act or omission.

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ANNEX

Definition of “Change in Control” and Related Terms

1.     Change in Control of the Company. A “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i)     any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2020, pursuant to express authorization by the Board of Directors of the Company (the “Board”) that refers to this exception) representing more than 25% of the total fair market value of the stock of the Company or representing more than 25% of the total voting power of the stock of the Company; or

(ii)     during any 12 consecutive month period, the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on January 1, 2020, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on January 1, 2020, or whose initial appointment, election or nomination for election as a director which occurred after January 1, 2020 was approved by such vote of the directors then still in office at the time of such initial appointment, election or nomination who were themselves either directors on January 1, 2020 or initially appointed, elected or nominated by such majority vote as described above ad infinitum (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least a majority of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(iii)     a merger, consolidation or share exchange of the Company with any other entity is consummated or voting securities of the Company are issued in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof entitled to vote generally in the election of directors of such entity or parent outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2020, pursuant to express authorization by the Board that refers to this exception) representing at least 25% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

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(iv)     the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets to a Person (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an Excluded Person or to an entity at least 75% of the total value or voting power of which is owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. It is understood that in no event shall a sale or disposition of assets be considered to be a sale of substantially all of the assets unless the assets sold or disposed of have a total gross fair market value of at least 40% of the total gross fair market value of all of the Company’s assets immediately prior to such sale or disposition.

2.    Related Definitions. For purposes of this Annex, the following terms, when capitalized, shall have the following meanings:

(i)    Act. The term “Act” means the Securities Exchange Act of 1934, as amended.

(ii)    Affiliate and Associate. The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Act.

(iii)    Beneficial Owner. A Person shall be deemed to be the “Beneficial Owner” of any securities:

(a)     which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, or securities issuable upon exercise of rights issued pursuant to the terms of a shareholder rights agreement that may be entered into by the Company from time to time, at any time before the issuance of such securities;

(b)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subsection 2(iii)(b) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report); or

(c)    which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subsection 2(iii)(b) above) or disposing of any voting securities of the Company.

(iv)    Person. The term “Person” shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

(v)    Stock. The term “stock” shall have the meaning contemplated by Treasury Regulation 1.409A-1 et seq.

MGIC Investment Corporation – 2020 Proxy Statement │ Appendix C - 17

ANNUAL MEETING OF SHAREHOLDERS OF

MGIC INVESTMENT CORPORATION

April 23, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and 2019 annual report are available at https://materials.proxyvote.com/552848

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21333300000000001000 7 042320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ (1) Daniel A. Arrigoni
- ○ (2) C. Edward Chaplin
- ○ (3) Curt S. Culver
- ○ (4) Jay C. Hartzell
- ○ (5) Timothy A. Holt
- ○ (6) Kenneth M. Jastrow, II
- ○ (7) Jodeen A. Kozlak
- ○ (8) Michael E. Lehman
- ○ (9) Melissa B. Lora
- ○ (10) Timothy J. Mattke
- ○ (11) Gary A. Poliner
- ○ (12) Sheryl L. Sculley
- ○ (13) Mark M. Zandi

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MGIC INVESTMENT CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

April 23, 2020
9:00 a.m. Central Time

MGIC Investment Corporation
270 East Kilbourn Avenue
Milwaukee, WI 53202

1

MGIC

MGIC INVESTMENT CORPORATION
P.O. BOX 488
MILWAUKEE, WI 53201
Proxy for Annual Meeting of Shareholders
April 23, 2020

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 23, 2020.

By signing on the reverse side, I hereby appoint TIMOTHY J. MATTKE AND NATHAN H. COLSON, and either one of them, as my proxy and attorney-in-fact, with full power of substitution by the Board of Directors of MGIC Investment Corporation (MGIC), to represent and vote, according to my choices on this proxy card, all shares of Common Stock of MGIC which I am entitled to vote at the Annual Meeting of Shareholders to be held at MGIC Investment Corporation, 270 East Kilbourn Avenue, Milwaukee, Wisconsin, on Thursday, April 23, 2020, at 9:00 a.m. Central Time, and at any adjournment, and in the discretion of the proxies on any other business properly brought before the meeting.

I acknowledge that I have received MGIC's Notice of Annual Meeting, Proxy Statement and 2019 Annual Report.

Notice to Participants in MGIC's Profit Sharing and Savings Plan: As a participant in the MGIC Profit Sharing and Savings Plan (Plan), you have the right to instruct the Plan Trustee how to vote the shares of MGIC Common Stock allocated to your account. If your voting instructions are received by the Plan Trustee at least three business days before the Annual Meeting, shares held in your account will be voted by the Plan Trustee in accordance with your voting choices. The Plan Trustee will not vote the shares for you if your instructions are not received at least three business days before the Annual Meeting date.

(Continued and to be SIGNED on the other side)

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